As filed with the U.S. Securities and Exchange Commission on March 1, 2023.

Registration No. 333-269758

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Starbox Group Holdings Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	7310	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VO2-03-07, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100

Kuala Lumpur, Malaysia

+603 2781 9066

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 1, 2023

Starbox Group Holdings Ltd.

Up to 5,050,505 Ordinary Shares

Up to 5,050,505 Pre-Funded Warrants

Up to 5,050,505 Ordinary Shares underlying Pre-Funded Warrants

5,050,505 Common Warrants

Up to 5,050,505 Ordinary Shares underlying Common Warrants

We are offering (i) up to 5,050,505 ordinary shares, par value $0.001125 per share (“Ordinary Shares”) and (ii) common warrants to purchase 5,050,505 Ordinary Shares (“Common Warrants”), at an exercise price of $2.97 per share (representing 100% of the assumed public offering price per Ordinary Share to be sold in this offering), on a best-efforts basis. The Common Warrants will expire on the fifth anniversary of the initial exercise date. We are offering the Ordinary Shares and Common Warrants at an assumed purchase price of $2.97 per share.

The actual public offering price will be determined between us, A.G.P./Alliance Global Partners (whom we refer to herein as “Placement Agent”), and the investors in the offering and may be at a discount to the current market price of our Ordinary Shares. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are also offering 5,050,505 pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 5,050,505 Ordinary Shares. We are offering to certain purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if any purchaser so chooses, Pre-Funded Warrants, in lieu of Ordinary Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares. The purchase price of each Pre-Funded Warrant is $2.9699 (which is equal to the assumed public offering price per Ordinary Share to be sold in this offering minus $0.0001, representing the exercise price per Ordinary Share of each Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable in cash and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis. Because we will issue a Common Warrant for each Ordinary Share and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of Ordinary Shares and Pre-Funded Warrants sold.

Our Ordinary Shares, Pre-Funded Warrants, and Common Warrants can only be purchased together in this offering but will be issued separately. Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants are also being offered by this prospectus. These securities are being sold in this offering to certain purchasers under a securities purchase agreement, dated [  ], 2023, between the purchasers and us.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “STBX.” On February 28, 2023, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $3.03 per share.

As stated above, the public offering price for our securities in this offering will be determined at the time of pricing and may be at a discount to the then-current market price. The assumed public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between investors and us based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers, and the general condition of the securities markets at the time of this offering. There is no established public trading market for the Common Warrants, and we do not expect markets to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market, any other national securities exchange, or any other trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of information that should be considered in connection with an investment in our securities.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 6 of this prospectus for more information.

We have retained the Placement Agent to act as our sole placement agent in connection with the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of these securities, nor is it required to sell any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to sell the securities offered by this prospectus. We may not sell all of the securities in this offering. We have agreed to pay the Placement Agent the fees set forth in the table below.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price(1)	$	$	$
Placement agent fees(2)	$	$	$
Proceeds to our company before expenses(3)	$	$	$

(1)	The public offering price is $[ ] per Ordinary Share and $[ ] per Pre-Funded Warrant.

(2)	Represents a cash fee equal to 6% of the aggregate purchase price paid by investors in this offering. Notwithstanding the foregoing, we and the Placement Agent, at our discretion, may agree to a Placement Agent fee of less than 6% for any individual investor. We have also agreed to reimburse the Placement Agent for its accountable offering-related legal expenses in an amount up to $100,000 and pay the Placement Agent a non-accountable expense allowance of $25,000. See “Plan of Distribution” beginning on page 132 of this prospectus for a description of the compensation to be received by the Placement Agent.

(3)	Does not include proceeds from the exercise of the warrants in cash, if any.

There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”) receipt versus payment (“RVP”) upon receipt of investor funds received by the Company. Accordingly, neither we nor the Placement Agent has made any arrangements to place investor funds in an escrow account or trust account, since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

Prospectus dated            , 2023

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About this Prospectus

We and the Placement Agent have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell the Ordinary Shares, Common Warrants, and Pre-Funded Warrants offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for the Ordinary Shares, Common Warrants, and Pre-Funded Warrants is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the Placement Agent have taken any action to permit this offering of the Ordinary Shares, Common Warrants, and Pre-Funded Warrants outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares, Common Warrants, and Pre-Funded Warrants and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“GETBATS website and mobile app” are to the GETBATS cash rebate website (www.getbats.com) and the GETBATS app operated by StarboxGB (defined below);

●	“Members” are to retail shoppers that have registered as a member on the GETBATS website and mobile app;

●	“Merchants” are to retail merchants (both online and offline) that have registered as a merchant on the GETBATS website and mobile app;

●	“MYR” are to the Malaysian ringgit, the legal currency of Malaysia;

●	“Nasdaq” are to the Nasdaq Stock Market LLC;

●	“Ordinary Shares” are to ordinary shares of Starbox Group (defined below), par value $0.001125 per share;

●	“Preferred Shares” are to preferred shares of Starbox Group, par value $0.001125 per share;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“SEEBATS website and mobile app” are to the SEEBATS video streaming website (www.seebats.com) and the SEEBATS app operated by StarboxSB (defined below);

●	“Starbox Berhad” are to Starbox Holdings Berhad, a company limited by shares incorporated under the laws of Malaysia and a wholly owned subsidiary of Starbox Group;

●	“StarboxGB” are to Starbox Rebates Sdn. Bhd., a company limited by shares incorporated under the laws of Malaysia, which is a wholly owned subsidiary of Starbox Berhad;

●	“Starbox Group” are to Starbox Group Holdings Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

●	“StarboxPB” are to Paybats Sdn. Bhd., a company limited by shares incorporated under the laws of Malaysia, which is a wholly owned subsidiary of Starbox Berhad;

●	“StarboxSB” are to StarboxTV Sdn. Bhd., a company limited by shares incorporated under the laws of Malaysia, which is a wholly owned subsidiary of Starbox Berhad;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“VE Services” are to VE Services Sdn Bhd, a Malaysian Internet payment gateway company and a related-party entity controlled by one of our beneficial shareholders; and

●	“we,” “us,” “our,” “our Company,” or the “Company” are to one or more of Starbox Group and its subsidiaries, as the case may be.

Starbox Berhad is a Malaysian holding company. Our business is conducted by our subsidiaries, StarboxPB, StarboxGB, and StarboxSB in Malaysia using MYR. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of MYR to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a reverse split of our Ordinary Shares and Preferred Shares at a ratio of 1-for-11.25 shares approved by our shareholders on June 8, 2022.

Overview

We are building a cash rebate, digital advertising, and payment solution business ecosystem targeting micro, small, and medium enterprises that lack the bandwidth to develop an in-house data management system for effective marketing. Through our subsidiaries in Malaysia, we connect retail merchants with retail shoppers to facilitate transactions through cash rebates offered by retail merchants, provide digital advertising services to advertisers, and provide payment solution services to merchants. Substantially all of our current operations are located in Malaysia.

Our cash rebate business is the foundation of the business ecosystem we are building. We have cooperated with retail merchants, which have registered on the GETBATS website and mobile app as Merchants, to offer cash rebates on their products or services, which have attracted retail shoppers to register on the GETBATS website and mobile app as Members in order to earn cash rebates for shopping online and offline. As the number of Members grows and sales of the existing Merchants increase, more retail merchants are willing to cooperate with us. As of September 30, 2022, 2021, and 2020, the GETBATS website and mobile app had 2,513,658, 514,167, and 66,580 Members, respectively, and 820, 723, and 478 Merchants, respectively. During the fiscal years ended September 30, 2022, 2021, and 2020, we facilitated 338,940, 295,393, and 1,759 transactions through the GETBATS website and mobile app, respectively. We generate revenue by keeping an agreed-upon portion of the cash rebates offered by Merchants on the GETBATS website and mobile app.

Making use of the vast Member and Merchant data we have collected from the GETBATS website and mobile app, we help advertisers design, optimize, and distribute advertisements through online and digital channels. We primarily distribute advertisements through (i) our SEEBATS website and mobile app, on which viewers can watch movies and television series for free through over-the-top (“OTT”) streaming, which is a means of providing television and film content over the Internet at the request and to suit the requirements of the individual consumer, (ii) our GETBATS website and mobile app to its Members, and (iii) social media, mainly consisting of accounts of influencers and bloggers. During the fiscal years ended September 30, 2022, 2021, and 2020, we served 63, 25, and two advertisers, respectively. We generate revenue through service fees charged to the advertisers.

To diversify our revenue sources and supplement our cash rebate and digital advertising service businesses, we started to provide payment solution services to merchants in May 2021 by referring them to VE Services. Pursuant to an appointment letter dated October 1, 2020 with VE Services (the “Appointment Letter”), we serve as its independent merchant recruitment and onboarding agent and refer merchants to VE Services for payment processing. We referred 19 and 11 merchants to VE Services during the fiscal years ended September 30, 2022 and 2021, respectively. We generate insignificant revenue through commissions from VE Services for our referrals and such revenue has been reported as revenue from a related party in our consolidated financial statements.

For the fiscal year ended September 30, 2022, we had total revenue of $7,194,187 and net income of $3,602,365. Revenue derived from digital advertising services, cash rebate services, and payment solution services accounted for approximately 99.72%, 0.15%, and 0.13% of our total revenue for the period, respectively.

For the fiscal years ended September 30, 2021 and 2020, we had total revenue of $3,166,228 and $153,863, respectively, and net income of $1,447,650 and a net loss of $205,154, respectively. Revenue derived from digital advertising services accounted for approximately 99.75% and 99.53% of our total revenue for those fiscal years, respectively. Revenue derived from cash rebate services accounted for approximately 0.20% and 0.47% of our total revenue for those fiscal years, respectively. Revenue derived from payment solution services accounted for approximately 0.05% and 0.00% of our total revenue for those fiscal years, respectively.

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Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

●	business ecosystem comprising cash rebate, digital advertising, and payment solution services;

●	capability of providing targeted digital advertising services by leveraging our business data analysis technology;

●	solid advertiser base spanning a wide range of industries; and

●	visionary and experienced management team with strong technical and operational expertise.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

●	further expand our business scale and secure new advertisers;

●	further grow our Merchant and Member bases on the GETBATS website and mobile app;

●	continue to invest in and develop technologies relating to data analysis; and

●	expand our cash rebate and digital advertising services internationally.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

●	if advertisers stop purchasing digital advertising services from us or decrease the amount they are willing to spend on marketing campaigns and promotional activities, or if we are unable to establish and maintain new relationships with advertisers, our business, financial condition, and results of operations could be materially adversely affected (see page 9 of this prospectus);

●	if we fail to retain and expand our Merchant and Member bases, our revenue and business will be harmed (see page 9 of this prospectus);

●	our limited operating history in rapidly evolving industries makes it difficult to accurately forecast our future operating results and evaluate our business prospects (see page 10 of this prospectus);

●	we have significantly unstable operating revenue, anticipate increases in our operating expenses in the future, and may not achieve or sustain profitability on a consistent basis. If we cannot achieve and sustain profitability, our business, financial condition, and operating results may be adversely affected (see page 11 of this prospectus);

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●	the markets in which we operate are highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance (see page 11 of this prospectus);

●	our major clients generate a significant portion of our revenue. Any interruption in operations in such major clients may have an adverse effect on our business, financial condition, and results of operations (see page 12 of this prospectus);

●	we have licensed all of the movies and television series on our SEEBATS website and mobile app from a third-party content provider. Any interruption in the operations of the content provider or our licensing partnership may have an adverse effect on our business, financial condition, and results of operations (see page 12 of this prospectus);

●	our payment solution service business relies on our cooperation with VE Services. Any interruption in the operations of VE Services or its cooperation with us may have an adverse effect on our business, financial condition, and results of operations (see page 13 of this prospectus);

●	if we fail to improve our services to keep up with the rapidly changing demands, preferences, advertising trends, or technologies in the digital advertising industry, our revenue and growth could be adversely affected (see page 14 of this prospectus);

●	our failure to anticipate or successfully implement new technologies could render our technologies or advertising services unattractive or obsolete and reduce our revenue and market share (see page 14 of this prospectus);

●	if we fail to retain and expand the user base for our payment solution service business or if our partner fails to implement and maintain a reliable and convenient payment solution system, our payment solution service business may not be successful, and our business, financial condition, and results of operations may be adversely affected (see page 14 of this prospectus);

●	if we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our advertisers (see page 15 of this prospectus);

●	the ongoing effects of the COVID-19 pandemic in Malaysia may have a material adverse effect on our business (see page 16 of this prospectus);

●	our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions (see page 17 of this prospectus);

●	we may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations (see page 17 of this prospectus);

●	any negative publicity about us, our services, and our management may materially and adversely affect our reputation and business (see page 18 of this prospectus); and

●	if we sustain cyber-attacks or other privacy or data security incidents that result in security breaches, we could be subject to increased costs, liabilities, reputational harm, or other negative consequences (see page 18 of this prospectus).

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Risks Relating to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●	this is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans (see page 22 of this prospectus);

●	you will experience immediate and substantial dilution in the net tangible book value per Ordinary Share you purchase (see page 23 of this prospectus);

●	we do not intend to pay dividends for the foreseeable future (see page 24 of this prospectus);

●	because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer (see page 26 of this prospectus); and

●	we are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies (see page 28 of this prospectus).

Our Securities

On June 8, 2022, our shareholders approved (i) a reverse split of our outstanding Ordinary Shares at a ratio of 1-for-11.25 shares, (ii) a reverse split of our authorized and unissued Preferred Shares at a ratio of 1-for-11.25 shares, (iii) an increase in our authorized share capital from $50,000 to $999,000, and (iv) an amendment and restatement of our memorandum and articles of association, in order to reflect the foregoing alterations to our share capital. The net effect of these corporate actions is that, with effect on and from June 8, 2022, our authorized share capital was changed to $999,000, divided into 883,000,000 Ordinary Shares of par value $0.001125 each and 5,000,000 Preferred Shares of par value $0.001125 each.

Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the reverse split as if it had occurred at the beginning of the earlier period presented.

Corporate Information

Our principal executive offices are located at VO2-03-07, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia, and our phone number is +603 2781 9066. Our registered office in the Cayman Islands is located at the offices of Gold-In (Cayman) Co., Ltd., whose physical address is Suite 102, Cannon Place, North Sound Rd., George Town, Grand Cayman, Cayman Islands with postal address P.O. Box 712, Grand Cayman, KY1-9006, Cayman Islands, and the phone number of our registered office is +886-2-55820008. We maintain a corporate website at https://www.starboxholdings.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

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Our Corporate Structure

We are a Cayman Islands exempted company limited by shares incorporated on September 13, 2021. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (as amended) of the Cayman Islands (the “Cayman Companies Act”).

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of this offering, assuming the sales of all of the Ordinary Shares we are offering at an assumed public offering price of $2.97 per share, no exercise of the Common Warrants, and no exercise of the Pre-Funded Warrants. For more details on our corporate history, please refer to “Corporate History and Structure.”

(1)	Represents 9,400,000 Ordinary Shares indirectly held by Choo Teck Hong, the 100% beneficial owner of ZYZ Group Holdings Limited, as of the date of this prospectus.

(2)	Represents 3,600,000 Ordinary Shares indirectly held by Zhang Yong, the 100% beneficial owner of ZY Sales & Distribution Sdn. Bhd., as of the date of this prospectus.

(3)	Represents 3,600,000 Ordinary Shares indirectly held by Liu Jun, the 100% beneficial owner of Liu Marketing (M) Sdn. Bhd., as of the date of this prospectus.

(4)	Represents 3,600,000 Ordinary Shares indirectly held by Chen Han-Chen, the 100% beneficial owner of EVL Corporation Limited, as of the date of this prospectus.

(5)	Represents 3,600,000 Ordinary Shares indirectly held by Chen Xiaoping, the 100% beneficial owner of Nevis International B & T Sdn Bhd., as of the date of this prospectus.

(6)	Represents an aggregate of 18,800,000 Ordinary Shares held by 14 shareholders, each one of which holds less than 5% of our Ordinary Shares, as of the date of this prospectus.

Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

The COVID-19 pandemic has adversely affected our business operations. Specifically, prior to April 1, 2022, significant governmental measures implemented by the Malaysian government, including various stages of lockdowns, closures, quarantines, and travel bans, led to the store closure of some of our offline merchants. As a result, although business in Malaysia had gradually resumed since April 1, 2022, our cash rebate service business was negatively affected to a certain extent, because the number of offline sales transactions between retail shoppers and retail merchants facilitated by us did not grow as much as we expected, leading to a lower amount of cash rebate service revenue than we expected during the fiscal years ended September 30, 2022, 2021, and 2020. However, our digital advertising service revenue was not significantly affected by the COVID-19 pandemic, because more people have opted to use various online services since the beginning of the COVID-19 pandemic. As more advertisers used our digital advertising services through our websites and mobile apps and third-party social media channels to target their audiences, our revenue from digital advertising services increased significantly from fiscal year 2021 to fiscal year 2022. However, any resurgence of the COVID-19 pandemic could negatively affect the execution of customer contracts and the collection of customer payments. The extent of any future impact of the COVID-19 pandemic on our business is still highly uncertain and cannot be predicted as of the date of this prospectus. Any potential impact to our operating results will depend, to a large extent, on future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities to contain the spread of the COVID-19 pandemic, almost all of which are beyond our control.

See “Risk Factors—Risks Related to Our Business and Industry—The ongoing effects of the COVID-19 pandemic in Malaysia may have a material adverse effect on our business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19 Pandemic Affecting Our Results of Operations.”

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Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering (“IPO”).

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.”

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THE OFFERING

Ordinary Shares outstanding prior to this offering	54,375,000 Ordinary Shares

Securities offered by us	Up to 10,101,010 Ordinary Shares in the aggregate represented by (i) up to 5,050,505 Ordinary Shares or Pre-Funded Warrants to purchase up to 5,050,505 Ordinary Shares (sales of Pre-Funded Warrants, if sold, would reduce the number of Ordinary Shares that we are offering on a one-for-one basis), and (ii) Common Warrants to purchase 5,050,505 Ordinary Shares. Each Ordinary Share and/or Pre-funded Warrant will be sold together with one Common Warrant.

Pre-Funded Warrants offered by us	We are offering to certain purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Ordinary Shares immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants, in lieu of Ordinary Shares that would otherwise result in any such purchaser’s beneficial ownership, together with its affiliates and certain related parties, exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the purchase price of the Ordinary Shares in this offering minus $0.0001, the exercise price of each Pre-Funded Warrant. Each Pre-Funded Warrant is immediately exercisable and may be exercised at any time until it has been exercised in full. For each Pre-Funded Warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis. This offering also relates to the Ordinary Shares issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Ordinary Shares to be outstanding immediately after this offering	59,425,505 Ordinary Shares, assuming no sales of Pre-Funded Warrants, which, if sold, would reduce the number of Ordinary Shares that we are offering on a one-for-one basis.

Common Warrants	Each Ordinary Share will be sold together with one Common Warrant. Each Common Warrant has an exercise price per share equal to 100% of the public offering price of shares in this offering; the Common Warrant expires on the fifth anniversary of the initial exercise date. Because we will issue a Common Warrant for each Ordinary Share and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of Ordinary Shares and Pre-Funded Warrants sold. This offering also relates to the Common Warrants sold in this offering, and the Ordinary Shares issuable upon exercise of any Common Warrants sold in this offering.

Reasonable Best Efforts	We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 132 of this prospectus.

Use of proceeds	We intend to use the proceeds from this offering to expand our business into other countries in Southeast Asia, upgrade our software and system, and promote our brands in Malaysia. See “Use of Proceeds” on page 32 of this prospectus.

Transfer Agent and Registrar	Transhare Corporation

Risk Factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 9 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “STBX.” We do not intend to apply for a listing of the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other nationally recognized trading system.

The number of our Ordinary Shares to be outstanding after this offering is based on 54,375,000 Ordinary Shares outstanding as of the date of this prospectus, and excludes:

●	350,000 Ordinary Shares issuable upon full exercise of outstanding warrants as of the date of this prospectus; and

●	any Ordinary Shares underlying either the Pre-Funded Warrants or Common Warrants.

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

If advertisers stop purchasing digital advertising services from us or decrease the amount they are willing to spend on marketing campaigns and promotional activities, or if we are unable to establish and maintain new relationships with advertisers, our business, financial condition, and results of operations could be materially adversely affected.

A substantial majority of our revenue is derived from providing digital advertising services to retail merchant advertisers. Our digital advertising services are designed to help advertisers drive consumer demand, increase sales, and achieve operating efficiencies. Thus, our relationships with advertisers primarily depend on our ability to deliver quality advertising services at attractive volumes and prices. If advertisers are dissatisfied with the effectiveness of the advertising campaigns run through us, they may stop purchasing our digital advertising services or decrease the amount they are willing to spend on marketing campaigns and promotional activities. Our agreements with advertisers are largely short-term agreements, and advertisers may cease purchasing our digital advertising services at any time with no prior notice.

In addition to the quality of our digital advertising services, the willingness of retail merchant advertisers to spend their digital advertising budget through us, which is critical to our business and our ability to generate our revenue, can be influenced by a variety of factors, including:

●	macro-economic and social factors: domestic, regional, and global social, economic, and political conditions; economic and geopolitical challenges; and economic, monetary, and fiscal policies (such as concerns over a severe or prolonged slowdown in Malaysia’s economy and threats of political unrest);
●	industry-related factors: the trends, preferences, and habits of audiences towards digital advertising and the development of varying forms of digital advertising and content; and
●	advertiser-specific factors: an advertiser’s specific development strategies, business performance, financial condition, and sales and marketing plans.

In view of the above, we cannot assure you that our advertisers will continue to purchase our services or that we will be able to replace, in a timely and effective manner, departing advertisers with potential new and quality advertisers. Neither can we guarantee the amount of digital advertising services our advertisers will purchase from us, or that we will be able to attract new advertisers or increase the amount of revenue we earn from advertisers over time. If we are unable to maintain existing relationships with our advertisers or continue to expand our advertiser base, the demand for our advertising services will not grow and may even decrease, which could materially and adversely affect our revenue and profitability.

If we fail to retain and expand our Merchant and Member bases, our revenue and business will be harmed.

Our revenue is derived largely from the digital advertising services we provided primarily on our websites and mobile apps. The effectiveness of our digital advertising services, in turn, depends on (i) a large repository of Merchant and Member data we have been collecting from the GETBATS website and mobile app, which enables targeted marketing by leveraging our business data analysis technology; and (ii) the Internet traffic on our GETBATS website and mobile app and SEEBATS website and mobile app, where we place our advertisements, which largely decides the number of audiences who may view our advertisements. As such, maintaining and timely updating our composite database of Merchants and Members, and maintaining sufficiently high website traffic on the GETBATS website and mobile app and the SEEBATS website and mobile app are both vital to our business operations.

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We must continue to retain and acquire Members on the GETBATS website and mobile app that purchase products or services through cash rebates offered by our Merchants, in order to maintain both the Internet traffic on the website and mobile app and our composite database for direct marketing. If our Members do not perceive the cash rebates offered through the GETBATS website and mobile app to be attractive or if we fail to introduce new and more relevant deals, we may not be able to retain or acquire Members at levels necessary to grow our business, which may not only affect the quality of our digital advertising services, but also comprise the number of audiences who may view our advertisements. This, in turn, may adversely affect the effectiveness of our digital advertising services, reduce our revenue from sales of digital advertising services, and thereby result in a material adverse impact on our financial performance and business prospects.

Moreover, we depend on our ability to attract and retain Merchants that are prepared to offer products or services with compelling cash rebates through our website and mobile app and provide our Members with a great experience. Our GETBATS website and mobile app currently feature cash rebates from retail merchants (both online and offline) in over 20 industries, such as automotive, beauty and health, books and media, electronics, fashion, food and beverages, groceries and pets, home and living, and sports and entertainment. After a merchant fills out an application form and agrees with our Merchant terms and conditions and the rate of blanket cash rebates, it becomes an authorized GETBATS Merchant and remains one indefinitely, unless the status is terminated by us or the Merchant by notice in writing. During the fiscal years ended September 30, 2022, 2021, and 2020, the GETBATS website and mobile app had 820, 723, and 478 Merchants, respectively, and had total transaction amount of $3,568,166, $2,501,913, and $74,867, respectively. For more details, see “Business—Cash Rebates—The Merchants.” If we are unsuccessful in our efforts to introduce services to Merchants as part of our cash rebates operating system, we will not experience a corresponding growth in our Merchant pool that is sufficient to offset the cost of these initiatives. We must continue to attract and retain Merchants to maintain our business ecosystem, where we leverage business data analysis technology to provide targeted advertisements based on our composite database of Merchants and Members on our website and mobile app. If new merchants do not find our marketing and promotional services effective, or if existing Merchants do not believe that utilizing our services provides them with a long-term increase in customers, revenue, or profits, they may stop making offers through our website and mobile app. In addition, we may experience attrition in our Merchants in the ordinary course of business, resulting from several factors, including losses to competitors and Merchant closures or bankruptcies. If we are unable to attract new merchants or if too many Merchants are unwilling to offer products or services with compelling cash rebates through our website and mobile app, we may not be able to retain or acquire Merchants in sufficient numbers to maintain our business ecosystem that relies both on our composite database of consumer spending behaviors and our website traffic. As a result, our business, financial condition, and results of operations may be adversely affected.

Our limited operating history in rapidly evolving industries makes it difficult to accurately forecast our future operating results and evaluate our business prospects.

As we launched our cash rebates and digital advertising services business in 2019, we only have a limited operating history. Members of our management team have been working together only for a short period of time and are still in the running-in period. They may still be in the process of exploring approaches to running our Company and reaching consensus among themselves, which may affect the efficiency and results of our operation. Due to our limited operating history, our historical growth rate may not be indicative of our future performance. Our future performance may be more susceptible to certain risks than a company with a longer operating history in a different industry. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

●	our ability to maintain, expand, and further develop our relationships with advertisers to meet their increasing demand;
●	our ability to introduce and manage the development of new digital advertising services;
●	the continued growth and development of the cash rebates industry and the digital advertising industry;
●	our ability to keep up with the technological developments or new business models of the rapidly evolving cash rebates industry and digital advertising industry;
●	our ability to attract and retain qualified and skilled employees;
●	our ability to effectively manage our growth; and
●	our ability to compete effectively with our competitors in the cash rebates industry and the digital advertising industry.

We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect our business, results of operations, financial condition, and future prospects.

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We have significantly unstable operating revenue, anticipate increases in our operating expenses in the future, and may not achieve or sustain profitability on a consistent basis. If we cannot achieve and sustain profitability, our business, financial condition, and operating results may be adversely affected.

We have had significantly unstable and volatile operating revenue since our inception—specifically, our total revenue increased significantly by $4,027,959, or approximately 127.22%, to $7,194,187 for the fiscal year ended September 30, 2022 from $3,166,228 for the fiscal year ended September 30, 2021, primarily due to increased revenue from providing digital advertising services and cash rebate services to customers. As a result, we reported net income of $3,602,365 for the fiscal year ended September 30, 2022, representing a significant increase of $2,154,715 from a net income of $1,447,650 for the fiscal year ended September 30, 2021. Our total revenue increased significantly by $3,012,365, or approximately 1,957.82%, to $3,166,228 for the fiscal year ended September 30, 2021 from $153,863 for the fiscal year ended September 30, 2020, primarily due to increased revenue from providing digital advertising services and cash rebate services to customers. As a result, we reported net income of $1,447,650 for the fiscal year ended September 30, 2021, representing a significant increase of $1,652,804 from a net loss of $205,154 for the fiscal year ended September 30, 2020. However, we cannot assure you that we will achieve or maintain profitability on a consistent basis. Our revenue growth may slow or our revenue may decline for a number of reasons, including reduced demand for our digital marketing services, increased competition, or our failure to capitalize on growth opportunities. Meanwhile, we expect our overall selling, general, and administrative expenses, including marketing expenses, salaries, and professional and business consulting expenses, to continue to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. In addition, we also expect to incur significant additional legal, accounting, and other expenses as a newly public company. These efforts and additional expenses may be more costly than we currently expect, and there is no assurance that we will be able to maintain sufficient operating revenue to offset our operating expenses. Any failure to increase revenue or to manage our costs as we continue to grow and invest in our business would prevent us from achieving or maintaining profitability or maintaining positive operating cash flow at all, or on a consistent basis, which would cause our business, financial condition, and results of operations to suffer.

The markets in which we operate are highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.

The cash rebates industry and the digital advertising industry in Malaysia are highly-competitive and rapidly evolving, with many new companies joining the competition in recent years and few leading companies. We compete directly with other cash rebate platforms for members and merchants and other providers of digital advertising services for advertisers and advertising revenue. Competition can be increasingly intensive and is expected to increase significantly in the future. Increased competition may result in price reductions for cash rebate offers and advertising services and thus reduced margins and loss of our market share. We compete for members, merchants, and advertisers on the following bases:

●	quality of services;
●	effectiveness of sales and marketing efforts;
●	creativity in design and contents of advertisements;
●	pricing and discount policies; and
●	hiring and retention of talented staff.

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Our competitors may operate with different business models, have different cost structures, and may ultimately prove to be more successful or more adaptable to new regulatory, technological, and other developments. They may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that provide significant performance, price, creative optimization, or other advantages over those offered by us, our business, results of operations, and financial condition would be negatively affected. Our existing and potential competitors may enjoy competitive advantages over us, such as longer operating history, greater brand recognition, larger advertiser base, and significantly greater financial, technical, and marketing resources. In addition, our clients often have a vast array of advertising choices—for example, we compete with traditional forms of media, such as newspapers, magazines, and radio and television broadcast, for advertisers and advertising revenue. If we are unable to sustain sufficient interest in our digital advertising services in comparison to other advertising forms, including new forms of marketing campaigns and promotional activities that may emerge in the future, our business model may no longer be viable.

If we fail to compete successfully, we could lose out in acquiring Members and Merchants or procuring advertisers, which could result in an adverse impact on our financial performance and business prospects. We cannot assure you that our strategies will remain competitive or that they will continue to be successful in the future. Increasing competition may result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

Our major clients generate a significant portion of our revenue. Any interruption in operations in such major clients may have an adverse effect on our business, financial condition, and results of operations.

Although for the fiscal year ended September 30, 2022, no single customer accounted for more than 10% of our total revenue, and no single customer accounted for more than 10% of our outstanding accounts receivable as of September 30, 2022, during the fiscal years ended September 30, 2021 and 2020, we derived most of our revenue from a few clients. For the fiscal year ended September 30, 2021, three clients accounted for approximately 21.7%, 10.8%, and 10.8% of our total revenue, respectively. As of September 30, 2021, two clients accounted for approximately 52.6% and 26.3% of our total accounts receivable, respectively. For the fiscal year ended September 30, 2020, one client accounted for approximately 91.6% of our total revenue and approximately 85.4% of our total accounts receivable. All of these significant customers were advertisers who used our digital advertising services during the fiscal years ended September 30, 2021 and 2020. These clients are generally able to reduce or cancel spending on our services on short notice for any reason. There are a number of factors, including our performance, that could cause the loss of, or decrease in the volume of business from, a client. Even though we have a strong record of performance, we cannot assure you that we will continue to maintain the business cooperation with these clients at the same level, or at all. The loss of business from one or more of these significant clients could materially and adversely affect our revenue and profitability. Furthermore, if any significant advertiser terminates its relationship with us, we cannot assure you that we will be able to secure an alternative arrangement with comparable advertiser in a timely manner, or at all.

We have licensed all of the movies and television series on our SEEBATS website and mobile app from a third-party content provider. Any interruption in the operations of the content provider or our licensing partnership may have an adverse effect on our business, financial condition, and results of operations.

Our success will depend, in large part, on the website traffic on our SEEBATS website and mobile app, which in turn depends on our ability to continually provide attractive and entertaining movies and television series across various genres to meet the evolving needs of viewers. Currently, we have licensed all of the movies and television series on our SEEBATS website and mobile app from Shenzhen Yunshidian Information Technology Ltd., a third-party content provider (“Shenzhen Yunshidian”), pursuant to a Service and Licensing Agreement dated November 1, 2021. However, as the license will expire on October 31, 2023, and although we currently expect to renew the license when it expires, we cannot assure you that we will be able to maintain such license partnership at the same level, or at all. Such third-party content provider is subject to its own unique operational and financial risks, which are beyond our control. If the content provider breaches, terminates, or decides to not renew its licensing contract with us or experiences significant disruption to its operations, we will be required to find a substitute content provider for sufficient entertainment offerings in order to continually attract and retain viewers on our SEEBATS website and mobile app. If we are unable to do so in a timely or cost-effective manner, our SEEBATS website and mobile app could lose their appeal to our advertisers as a marketing platform due to the decreased website traffic. As a result, our business, financial condition, and results of operations may be adversely affected.

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If the relevant Malaysian regulatory agency were to determine that a Film Distribution License was required for the operations of our SEEBATS website and mobile app prior to April 11, 2022, our business, financial condition, and results of operations could be adversely affected.

Pursuant to Section 22(1) of the Perbadanan Kemajuan Filem Nasional Malaysia Act 1981 (Unofficial Translation: the National Film Development Corporation Malaysia Act 1981) (the “FINAS Act”), “no person shall engage in any of the activities of production, distribution, or exhibition of films or any combination of those activities as specified in subsection 21(1) unless there is in force a license authorizing him to do the same.” Section 2 of the FINAS Act defines film distribution as “including the renting, hiring, and loaning of films for profit or otherwise, the importation and distribution of films produced abroad, and the distribution of films produced locally.” One of our subsidiaries, StarboxSB, operates our SEEBATS website and mobile app, on which viewers may watch movies and television series through OTT streaming, and StarboxSB obtained the Film Distribution License from the National Film Development Corporation Malaysia (the “FINAS”) on April 11, 2022. However, since we conducted our business operations through our SEEBATS website and mobile app without holding the Film Distribution License prior to April 11, 2022, we may be subject to penalty if the FINAS were to determine that a Film Distribution License was required. As of the date of this prospectus, we have not received any penalty notice from the relevant Malaysian regulatory agency.

Our Malaysia legal counsel, GLT Law, has advised us that, based on their understanding of the FINAS Act and their discussion with the Director of Licensing and Enforcement of the FINAS, StarboxSB is not required to obtain a Film Distribution License for “film distribution” for the following reasons: (i) as our SEEBATS website and mobile app allow viewers to access movies and television series through the Internet, this online streaming mode does not, at its strict interpretation, fall within the scope of “renting, hiring, and loaning of films” under the FINAS Act, and (ii) no enforcement actions are currently being taken towards online streaming service providers who do not have the Film Distribution License.

There remains uncertainty, however, inherent in relying on an opinion of counsel or the opinion of an officer at the relevant department in connection with whether we would be required to obtain a license under the FINAS Act for the business of StarboxSB. The issue of whether the Film Distribution License is required for the operations of our SEEBATS website and mobile app will be subject to future revisions of the FINAS Act and different interpretations by higher-level officers within FINAS. If FINAS were to determine that a Film Distribution License was required prior to April 11, 2022, FINAS may take enforcement action to collect from us the penalty and late fee charges in respect of unlicensed activities of StarboxSB prior to such date, which could adversely affect our business, financial condition, and results of operations. For details about the penalty for failure to comply with the FINAS Act, see “Regulations—Regulations Relating to Film Distribution.”

Our payment solution service business relies on our cooperation with VE Services. Any interruption in the operations of VE Services or its cooperation with us may have an adverse effect on our business, financial condition, and results of operations.

We provide payment solution services to merchants by referring them to VE Services for payment processing. As we merely act as a recruitment and onboarding agent during this type of transaction, our payment solution service business is highly dependent on the quality of the services provided by VE Services, and its ability to comply with the relevant laws and regulations. Since we do not have control over the operations of VE Services, if VE Services breaches the terms of its contracts with the relevant merchants, or the relevant laws and regulations, our payment solution services and our reputation may be severely impacted. In addition, if VE Services breaches or terminates the Appointment Letter with us or experiences significant disruption to its operations, we may lose our current payment solution service customers in the event that the customers discontinue the services provided by us, and we will be unable to continue providing payment solution services unless we find substitute payment solution service providers. As a result, our business, financial condition, and results of operations may be adversely affected.

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If we fail to improve our services to keep up with the rapidly changing demands, preferences, advertising trends, or technologies in the digital advertising industry, our revenue and growth could be adversely affected.

We consider the digital advertising industry to be dynamic, as we face (i) constant changes in audiences’ interests, preferences, and receptiveness over different advertisement formats, (ii) evolution of the needs of advertisers in response to shifts in their business needs and marketing strategies, and (iii) innovations in the means on digital advertising. As a result, our success depends not only on our ability to offer proper choices of media, deliver effective optimization services, and provide creative advertising ideas, but also on our ability to adapt to rapidly changing online trends and technologies to enhance the quality of existing services and to develop and introduce new services to address advertisers’ changing demands.

We may experience difficulties that could delay or prevent the successful development, introduction, or marketing of our new services. Any new service or enhancement will need to meet the requirements of our existing and potential advertisers and may not achieve significant market acceptance. If we fail to keep pace with changing trends and technologies, continue to offer effective optimization services and creative advertising ideas to the satisfaction of our advertisers, or introduce successful and well-accepted services for our existing and potential advertisers, we may lose our advertisers and our revenue and growth could be adversely affected.

Our failure to anticipate or successfully implement new technologies could render our technologies or advertising services unattractive or obsolete and reduce our revenue and market share.

The majority of our revenue is derived from our digital advertising services, which in turn depend on our advanced business data analysis technology for advertisements. We have built a large repository of data regarding Merchants and Members through the GETBATS website and mobile app, where we facilitate transactions between Merchants and Members, in which Merchants offer certain cash rebates to incentivize or attract Members to shop online or offline. With the data collected through our cash rebate website and mobile app, we have utilized our business data analysis capabilities to better understand and anticipate consumer spending behaviors, which enables targeted advertisement delivery by Merchants.

With our digital advertising services primarily driven by a composite database of consumer spending behaviors, we operate in businesses that require sophisticated data collection, processing, and software for analysis and insights. Some of the digital advertising strategy technologies, which support the industry we serve, are changing rapidly. We will be required to continue to adapt to changing technologies, either by developing new services or by enhancing our existing services, to meet client demand. We need to invest significant resources, including financial resources, in research and development to keep pace with technological advances in order to make our digital advertising services competitive in the market. Our continued success will depend on our ability to anticipate and adapt to changing technologies, manage and process increasing amounts of data and information, and improve the performance, features, and reliability of our existing services in response to changing client and industry demand.

However, development activities are inherently uncertain, and our investment in research and development may not generate corresponding benefits. Given the fast pace with which the online marketing strategy technology has been and will continue to be developed, we may not be able to timely upgrade our business data analysis technology, or the algorithm or engines required thereby, in an efficient and cost-effective manner, or at all. New technologies in programming or operations could render our technologies or products or services that we are developing or expect to develop in the future obsolete or unattractive, thereby limiting our ability to recover the costs relating to the design, development, testing, or marketing of our digital advertising services, and resulting in a decline in our revenue and market share.

If we fail to retain and expand the user base for our payment solution service business or if our partner fails to implement and maintain a reliable and convenient payment solution system, our payment solution service business may not be successful, and our business, financial condition, and results of operations may be adversely affected.

We started to provide payment solution services to merchants in May 2021 by referring them to VE Services for payment processing. Since we have relatively limited operating history and experience regarding our payment solution service business, we may encounter difficulties as we advance our business operations, such as in marketing, selling, and deploying our payment services.

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The payments industry is highly competitive. We compete against other payment solution service providers in the market, many of which have greater customer bases, volume, scale, resources, and market share than we do, which may provide significant competitive advantages. Because one of the biggest concerns for the payment solution users, is the system’s security vulnerabilities such as the threat of cyber-attacks and data breaches, users tend to choose an established brand having a relatively large market share and proven reputation. For that reason, we may incur substantial expenses in retaining and expanding our merchant user base through robust marketing campaigns and promotional activities, and we cannot assure you that these promotional efforts will be effective. To be competitive in the constantly evolving payments industry, we must keep pace with rapid technological developments to provide new and innovative payment solution services. Our payment solution service business relies, in large part, on VE Services for access to new or evolving payment technologies, but we cannot assure you that we will continue to maintain the business cooperation with it at the same level, or at all. In addition, we cannot predict the effects of technological changes on our business, which technological developments or innovations will become widely adopted, or how those technologies may be regulated. New services and technologies will continue to emerge and may render the technologies VE Services currently uses in its system obsolete. If we are unable to attract new merchant users in sufficient numbers or if VE Services fails to keep pace with the new payment technology to maintain a reliable and resilient payment system, our payment solutions service business may not be successful, leading to a waste of our substantial investment in promoting our payment solution service business as well as the diversion of management’s attention and resources. As a result, our business, financial condition, and results of operations may be adversely affected.

If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our advertisers.

Our business has grown substantially since our inception, and we expect it to continue to grow in terms of the scale and diversity of operations. For example, in order to diversify our business and revenue stream for future growth, we have utilized our cash rebate website and mobile app, in addition to our digital advertising service business, to facilitate transactions between Merchants and Members, in which Merchants offer certain cash rebates to incentivize or attract Members to shop online or offline, and we have provided payment solution services to Merchants. This expansion increases the complexity of our operations and may cause strain on our managerial, operational, and financial resources. We must continue to hire, train, and effectively manage new employees. If our new hires perform poorly or if we are unsuccessful in hiring, training, managing, and integrating new employees, our business, financial condition, and results of operations may be materially harmed. Our expansion will also require us to maintain the consistency of our service offerings to ensure that our market reputation does not suffer as a result of any deviations, whether actual or perceived, in the quality of our services.

Our future results of operations also depend largely on our ability to execute our future plans successfully. In particular, our continued growth may subject us to the following additional challenges and constraints:

●	we face challenges in recruiting, training, and retaining highly skilled personnel, including in the areas of sales and marketing, advertising concepts, optimization skills, and information technology for our growing operations;
●	we face challenges in responding to evolving industry standards and government regulations that impact our business and the cash rebates industry and the digital advertising industry in general, particularly in the areas of content dissemination;
●	we may have limited experience for certain new service offerings, and our expansion into these new service offerings may not achieve broad acceptance among advertisers;
●	the execution of our future plans will be subject to the availability of funds to support the relevant capital investment and expenditures; and
●	the successful execution of our strategies is subject to factors beyond our control, such as general market conditions, economic, and political development in Malaysia and globally.

All of these endeavors involve risks and will require significant management, financial, and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. Besides, there is no assurance that the investment to be made by our Company as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

15

The ongoing effects of the COVID-19 pandemic in Malaysia may have a material adverse effect on our business.

Our business operations could be materially and adversely affected by the ongoing COVID-19 pandemic. The COVID-19 pandemic has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Such governmental actions, together with the further development of the COVID-19 pandemic, could materially disrupt our business and operations, slow down the overall economy, curtail consumer spending, and make it difficult to adequately staff our operations.

Specifically, in response to the COVID-19 pandemic and its spread, the Malaysian government has implemented intermittent lockdowns in various stages such as (i) imposing full movement control orders (“MCO”), under which, quarantines, travel restrictions, and the temporary closure of stores and facilities in Malaysia were made mandatory; (ii) easing MCO to a Conditional Movement Control Order (“CMCO”) under which most business sectors were allowed to operate under strict rules and Standard Operating Procedures mandated by the government of Malaysia; and (iii) further easing CMCO to Recovery Movement Control Order. On January 12, 2021, due to a resurgence of COVID-19 cases, the Malaysian government declared a state of emergency nationwide to combat COVID-19. On February 16, 2021, the government announced that a National COVID-19 Immunization Plan will be implemented for one year after February 2021, in which 80% of the Malaysian population will be vaccinated to achieve herd immunity. On March 5, 2021, lockdowns in most parts of the country were eased to a CMCO, however, COVID-19 cases in the country continued to rise. On May 12, 2021, the Malaysian government re-imposed a full lockdown order nationwide, until the earlier of when (i) daily COVID-19 infection cases in the country fall below 4,000; (ii) intensive care unit wards start operating at a moderate level; or (iii) 10% of the Malaysian population is fully vaccinated. The total number of COVID-19 cases in the country surpassed three million on February 13, 2022, and the number of daily cases hit a record high of 33,406 on March 5, 2022.

In response to efforts to contain the spread of COVID-19, we have implemented temporary measures and adjustments of work schemes to allow employees to work from home and collaborate remotely. We have taken measures to reduce the impact of the COVID-19 pandemic, including upgrading our telecommuting system, monitoring employees’ health on a daily basis, and optimizing the technology system to support potential growth in user traffic. The Malaysian government has recently eased its restrictive policies due to a decrease in COVID-19 infection cases. The government ended the nationwide state of emergency on August 1, 2021, and COVID-19 infection cases started to drop below the 10,000 mark daily, beginning October 3, 2021. Interstate and international travel restrictions were lifted, effective October 11, 2021, for residents who had been fully vaccinated against COVID-19, as the country achieved its target of inoculating 90% of its adult population. The government is preparing to shift into an endemic COVID-19 phase, where it will not impose broad lockdowns even if cases rise. As of November 13, 2022, 84.3% of Malaysia’s total population (98.3% of the adult population, 91.9% of the adolescent population, and 43.3% of children) had received their second dose of the COVID-19 vaccine. An estimated 49.8% of the total population had received a third dose as of November 13, 2022.

However, there have been occasional outbreaks of COVID-19 in various cities in Malaysia, and the Malaysian government may again take measures to keep COVID-19 in check. Consumers may have less disposable income and the merchants’ advertising budgets may experience a general decline or fluctuate, depending on factors beyond our control, such as the shelter-in-place restrictions due to the COVID-19 pandemic. Substantially all our revenue is concentrated in Malaysia. Consequently, our results of operations will likely be adversely, and may be materially, affected, to the extent that the COVID-19 pandemic or any other epidemic harms the Malaysia and global economy in general. Specifically, prior to April 1, 2022, significant governmental measures implemented by the Malaysian government, including various stages of lockdowns, closures, quarantines, and travel bans, led to the store closure of some of our offline Merchants. As a result, although business in Malaysia had gradually resumed since April 1, 2022, our cash rebate service business was negatively affected to a certain extent, because the number of offline sales transactions between retail shoppers and retail merchants facilitated by us did not grow as much as we expected, leading to a lower amount of cash rebate service revenue than we expected during the fiscal years ended September 30, 2022, 2021, and 2020. However, our digital advertising service revenue was not significantly affected by the COVID-19 pandemic, because more people have opted to use various online services since the beginning of the COVID-19 pandemic. As more advertisers used our digital advertising services through our websites and mobile apps and third-party social media channels to target their audiences, our revenue from digital advertising services increased significantly from fiscal year 2020 to fiscal year 2021 and to fiscal year 2022. However, any resurgence of the COVID-19 pandemic could negatively affect the execution of customer contracts and the collection of customer payments. The extent to which the COVID-19 pandemic may impact us will depend on future developments, which are highly uncertain and cannot be predicted, including new information on the effectiveness of the mitigation strategies, the duration, spread, severity, and recurrence of COVID-19 and any COVID-19 variants and related travel advisories and restrictions, and the efficacy of COVID-19 vaccines, which may also take an extended period of time to be widely and adequately distributed.

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Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

Substantially all of our current operations are located in Malaysia. Due to this geographic concentration, our financial condition and operating results are subject to greater risks from changes in general economic and other conditions in Malaysia, than the operations of more geographically diversified competitors. These risks include:

●	changes in economic conditions and unemployment rates;
●	changes in laws and regulations;
●	changes in the competitive environment; and
●	adverse weather conditions and natural disasters.

As a result of the geographic concentration of our business, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that Malaysia is more severely impacted by any such adverse condition, as compared to other countries.

We may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations.

We plan to selectively launch our cash rebate and digital advertising services in other countries in Southeast Asia during the next three years, starting from markets such as the Philippines, Thailand, and Indonesia. For details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” The entry and operation of our business in these markets could cause us to be subject to unexpected, uncontrollable, and rapidly changing events and circumstances outside Malaysia. As we grow our international operations in the future, we may need to recruit and hire new product development, sales, marketing, and support personnel in the countries in which we will launch our services or otherwise have a significant presence. Entry into new international markets typically requires the establishment of new marketing channels. Our ability to continue to expand into international markets involves various risks, including the possibility that our expectations regarding the level of returns we will achieve on such expansion will not be achieved in the near future, or ever, and that competing in markets with which we are unfamiliar may be more difficult than anticipated. If we are less successful than we expect in a new market, we may not be able to realize an adequate return on our initial investment and our operating results could suffer.

Our international operations may also fail due to other risks inherent in foreign operations, including:

●	varied, unfamiliar, unclear, and changing legal and regulatory restrictions, including different legal and regulatory standards applicable to digital advertising;
●	compliance with multiple and potentially conflicting regulations in other countries in Southeast Asia;
●	difficulties in staffing and managing foreign operations;
●	longer collection cycles;
●	different intellectual property laws that may not provide consistent and/or sufficient protections for our intellectual property;
●	proper compliance with local tax laws, which can be complex and may result in unintended adverse tax consequences;
●	localized spread of infection resulting from the COVID-19 pandemic, including any economic downturns and other adverse impacts;
●	difficulties in enforcing agreements through foreign legal systems;
●	fluctuations in currency exchange rates that may affect service demand and may adversely affect the profitability in MYR of services provided by us in foreign markets where payment for our services is made in the local currency;
●	changes in general economic, health, and political conditions in countries where our services are provided;
●	disruptions caused by acts of war;
●	potential labor strike, lockouts, work slowdowns, and work stoppages; and
●	different consumer preferences and requirements in specific international markets.

Our current and any future international expansion plans will require management attention and resources and may be unsuccessful. We may find it impossible or prohibitively expensive to continue expanding internationally or we may be unsuccessful in our attempt to do so, and our results of operations could be adversely impacted.

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Any negative publicity about us, our services, and our management may materially and adversely affect our reputation and business.

We may from time to time receive negative publicity about us, our management, or our business. Any such negative publicity may be the result of malicious harassment or unfair competition acts by third parties. We may also be subject to government or regulatory investigations (including investigations relating to advertising materials that are alleged to be illegal) as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend ourselves against such third-party conduct, and we may not be able to conclusively refute any such allegations within a reasonable period of time, or at all. Harm to our reputation and confidence of advertisers and media can also arise for other reasons, including misconduct of our employees or any third-party business partners. Our reputation may be materially and adversely affected as a result of any negative publicity, which in turn may cause us to lose market share, advertising customers, industry partners, and other business partnerships.

The proper functioning of our websites and mobile apps is essential to our business. Any disruption to our information technology systems could materially affect our ability to maintain the satisfactory performance of our websites and mobile apps.

The proper functioning of our websites and mobile applications is essential to our business. The satisfactory performance, reliability, and availability of our information technology systems are critical to our ability to drive more Internet traffic to our advertising websites and mobile apps and provide effective digital advertising services for brands and retailers. Our technology or infrastructure, however, may not function properly at all times. Any system interruptions caused by computer viruses, hacking, or other attempts to harm the systems could result in the unavailability or slowdown of our websites or mobile apps and compromise the quality of the digital advertising services provided thereon. Our servers may also be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to system interruptions, website or mobile application slowdowns or unavailability, or loss of data. Any of such occurrences could cause severe disruption to our daily operations. As such, our reputation may be materially and adversely affected, our market share could decline, and we could be subject to liability claims.

If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches, we could be subject to increased costs, liabilities, reputational harm, or other negative consequences.

Through our business operations, we collect large amounts of data regarding our Merchants and Members on the GETBATS website and mobile app and create a composite database of consumer spending behaviors by leveraging business data analysis technology. We also provide data management for micro, small, and medium-sized online and offline merchants to accurately organize their own customer data and accurate advertising. As such, our systems and the data stored thereon may be subject to security breach incidents. For example, our information technology may be subject to cyber-attacks, viruses, malicious software, break-ins, theft, computer hacking, phishing, employee error or malfeasance, or other security breaches. Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automatic hacks. Experienced computer programmers and hackers may be able to penetrate our security controls, misappropriate or compromise sensitive proprietary or confidential information, or create system disruptions or cause shutdowns. They also may be able to develop and deploy malicious software programs that attack our systems or otherwise exploit any security vulnerabilities. The composite database stored in our systems may be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and the data stored on or transmitted by those systems, including the data of our Merchants and Members on the GETBATS website and mobile app, as well as the data and information regarding our advertiser clients who have purchased our digital advertising services on the GETBATS website and mobile app and the SEEBATS website and mobile app before, and the participating merchants and consumers who have used our payment solution services.

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Although we have taken measures to protect sensitive data from unauthorized access, use, or disclosure, our protective measures may not be effective and our information technology may still be vulnerable to attacks. In the event of such attacks, the costs to eliminate or address the foregoing security threats and vulnerability before or after a cyber-incident could potentially be significant. Our remediation efforts may not be successful and could result in interruptions or delays of services. As threats related to cyber-attacks develop and grow, we may also find it necessary to take further steps to protect our data and infrastructure, which could be costly and therefore impact our results of operations. In the event that we are unable to prevent, detect, and remediate the foregoing security threats and vulnerabilities in a timely manner, our operations could be interrupted, or we could incur financial, legal, or reputational losses arising from misappropriation, misuse, leakage, falsification, or intentional or accidental release or loss of information maintained in our systems. The number and complexity of these threats continue to increase over time. Although we inspect our systems on a regular basis to prevent these events from occurring, the possibility of these events occurring cannot be eliminated entirely.

Compliance with Malaysia’s Personal Data Protection Act 2010, Personal Data Protection Order 2013, and any such existing or future data-privacy related laws, regulations, and governmental orders may entail significant expenses and could materially affect our business.

Our business and operations in Malaysia are subject to laws and regulations regarding data privacy and data protection pursuant to the Personal Data Protection Act 2010 (the “PDPA 2010”). In particular, the PDPA 2010 applies to any person who processes or has control over, or authorizes the processing of, any personal data regarding commercial transactions, except for any personal data processed outside of Malaysia and not intended to be further processed in Malaysia. Under the PDPA 2010, any person engaged in processing personal data shall take measures to protect the personal data from any loss, misuse, modification, unauthorized or accidental access, or disclosure, alteration, or destruction of personal data and to maintain the integrity and competence of the personnel having access to the personal data processed. Such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it was to be processed and shall be destroyed or permanently deleted if it is no longer required. In addition, a data user who belongs to any of the classes of data users prescribed under the Personal Data Protection (Class of Data Users) Order 2013 (the “Order 2013”) shall be registered under the PDPA 2010 in order to process personal data. See “Regulations—Regulations Relating to Personal Data Protection.”

Interpretation, application, and enforcement of such laws, rules, regulations, and governmental orders, such as the PDPA 2010 and the Order 2013, evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation, and changes in enforcement. Compliance with the PDPA 2010 and/or related implementing regulations and governmental orders could significantly increase the cost of providing our service offerings, require significant changes to our operations, or even prevent us from providing certain service offerings in Malaysia. Despite our efforts to comply with applicable laws, regulations, and other obligations relating to privacy, data protection, and information security, it is possible that our practices could fail to meet all of the requirements imposed on us by the PDPA 2010 and/or related implementing regulations and government orders. Any failure on our part to comply with such laws, rules, regulations, governmental orders, or any other obligations relating to privacy, data protection, or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension, or other penalties by Malaysian government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition, and results of operations. Even if our practices are not subject to legal challenges, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition, and results of operations. Moreover, the legal uncertainty created by the PDPA 2010 and/or related implementing regulations and governmental orders could materially and adversely affect our ability, on favorable terms, to raise capital, including engaging in offerings of our securities in the U.S. market.

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Seasonal fluctuations in advertising activities could have a material impact on our revenue, cash flow, and operating results.

Our revenue, cash flow, operating results, and other key operating and performance metrics may vary from quarter to quarter, due to the seasonal nature of our advertisers’ budgets and spending on advertising campaigns. For example, advertising spending tends to rise in holiday seasons with consumer holiday spending, or closer to end-of-year in fulfilment of their annual advertising budgets, which may lead to an increase in our revenue and cash flow during such periods. Moreover, advertising inventory in holiday seasons may be more expensive, due to increased demand for advertising inventory. While our historical revenue growth may have, to some extent, masked the impact of seasonality, if our growth rate declines or seasonal spending becomes more pronounced, seasonality could have a material impact on our revenue, cash flow, and operating results from period to period.

Unauthorized use of our intellectual property by third parties and expenses incurred in protecting our intellectual property rights may adversely affect our business, reputation, and competitive edge.

We regard our trademarks, domain names, and similar intellectual property as important to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-disclosure agreements to protect our proprietary rights. For details, please see “Business—Intellectual Property.”

Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. It may be difficult to maintain and enforce intellectual property rights in Malaysia. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in all jurisdictions.

Policing unauthorized use of our proprietary technology and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce their intellectual property rights. Future litigation could result in substantial costs and diversion of our resources and could disrupt our business, as well as materially adversely affect our financial condition and results of operations. Further, despite the potentially substantial costs, we cannot assure you that we will prevail in such litigation.

Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. For example, we may face intellectual property infringement claims or other allegations by third parties for information or content displayed on, retrieved from or linked to, recorded, stored, or make accessible on our websites and mobile apps—in particular the SEEBATS website and mobile app, which feature movies and television series we have licensed from a third-party content provider, and we are unable to verify if the third-party content provider has lawfully obtained or licensed all movies and television series that it has licensed to us. Otherwise, we may be subject to allegations that we have infringed on the trademarks, copyrights, patents, and other intellectual property rights of third parties, including our competitors, or that we are involved in unfair trade practices. In addition, there may be third-party trademarks, patents, copyrights, know-how, or other intellectual property rights that are infringed by our products, services, or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in various jurisdictions.

If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how, or other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our analysis. Such claims, even if they do not result in liability, may harm our reputation. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and financial performance may be materially and adversely affected.

20

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success also depends, to a large extent, on the efforts of our key personnel, including our executive officers, senior management, and other key employees who have valuable experience, knowledge, and connection in the cash rebates industry and the digital advertising industry. There is no assurance that these key personnel will not voluntarily terminate their employment with us. We do not carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our growth. Moreover, we rely on our sales and marketing team to source new advertisers for our business growth. We have five sales and marketing personnel in total, as of the date of this prospectus, who are responsible for pitching and soliciting advertisers to purchase our digital advertising services or merchants to join our cash rebate website and mobile app. If we are unable to attract, retain, and motivate our sales and marketing personnel, our business may be adversely affected.

Future acquisitions may have an adverse effect on our ability to manage their business.

We may acquire businesses, technologies, services, or products that are complementary to our digital advertising business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business, revenue, and net income. We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by our Company, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on their assets, that would restrict their operations. The sale of additional equity securities could result in additional dilution to our shareholders.

We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

We may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. However, claims and threats of lawsuits are subject to inherent uncertainties, and we are uncertain whether any of these claims would develop into a lawsuit. Lawsuits, or any type of legal proceeding, may cause our Company to incur defense costs, utilize a significant portion of our resources, and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against our Company could have a material adverse impact on our financial condition, results of operations, and cash flows. In addition, negative publicity regarding claims or judgments made against our Company may damage our reputation and may result in a material adverse impact on us.

We may be the subject of allegations, harassment, or other detrimental conduct by third parties, which could harm our reputation and cause us to lose market share, Members, or Merchants.

We may be subject to allegations by third parties or purported former employees, negative Internet postings, and other adverse public exposure on our business, operations, and staff compensation. We may also become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous, or otherwise, to regulatory agencies, media, or other organizations. We may be subject to government or regulatory investigation or other proceedings as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against our Company, may be posted on the Internet, including social media platforms, by anyone on an anonymous basis. Any negative publicity about our Company or our management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their users’ posts, often without filters or checks on the accuracy of the content posted. The information posted may be inaccurate and adverse to our Company, and it may harm our reputation, business, or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially false information about our business and operations, which in turn may cause us to lose market share, Members, or Merchants.

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Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type. However, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. Uninsured losses or claims, if they occur, could have a material adverse effect on our reputation, business, results of operations, financial condition, or prospects.

Risks Relating to this Offering and the Trading Market

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount in connection with this offering. Because there is no minimum offering amount, investors could be in a position where they have invested in our Company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, any proceeds from the sale of the securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Upon closing of this offering, investor funds will not be returned under any circumstances, whether during or after this offering.

There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

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Holders of the Pre-Funded Warrants or the Common Warrants will have no rights as holders of Ordinary Shares until such warrants are exercised.

Until you acquire Ordinary Shares upon exercise of your Pre-Funded Warrants or Common Warrants, you will have no rights with respect to the Ordinary Shares issuable upon exercise of your Pre-Funded Warrants or Common Warrants. Upon exercise of your Pre-Funded Warrants or the Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of ownership of our Ordinary Shares on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire Ordinary Shares issuable upon exercise of such warrants at an exercise price of $0.0001 per Ordinary Share. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price.

The Common Warrants may not have any value.

Each Common Warrant has an exercise price per share equal to the public offering price of Ordinary Shares in this offering and expires on the fifth anniversary of its initial exercise date. In the event the market price per our Ordinary Shares does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

This offering may cause the trading price of our Ordinary Shares to decrease.

The price per share, together with the number of Ordinary Shares we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

You will experience immediate and substantial dilution in the net tangible book value per Ordinary Share you purchase.

Because the price per share being offered is substantially higher than the net tangible book value per Ordinary Share, you will suffer substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Assuming a public offering price of $2.97 per share, which is the last reported sales price of our Ordinary Shares on Nasdaq on February 27, 2023, if you purchase Ordinary Shares in this offering, you will experience an immediate dilution of approximately $2.17 per share in the net tangible book value of the Ordinary Shares. In addition, if previously issued options or warrants to acquire Ordinary Shares are exercised at prices below the offering price, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

The market price of our Ordinary Shares could decline as a result of sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. An aggregate of 54,375,000 Ordinary Shares are issued and outstanding as of the date of this prospectus and 6,575,000 are freely tradable. The remaining Ordinary Shares will be “restricted securities” as defined in Rule 144. These Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

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If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

We are subject to reporting obligations under U.S. securities laws. The SEC adopted rules pursuant to Section 404 of the Sarbanes-Oxley Act requiring every public company to include a management report on such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of its internal control over financial reporting.

In preparing our consolidated financial statements as of and for the fiscal year ended September 30, 2022, we have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board, and other control deficiencies. The material weaknesses identified included (i) a lack of accounting staff and resources with appropriate knowledge of Generally Accepted Accounting Principles (“U.S. GAAP”) and SEC reporting and compliance requirements; and (ii) certain audit adjustments proposed by the auditor and recorded by our Company into the financial statements. Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; and (iii) engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

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The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to our investors.

From the closing of our IPO on August 25, 2022 to the date of this prospectus, the trading price of our Ordinary Shares has ranged from $1.37 to $46.21 per Ordinary Share. The trading price of our Ordinary Shares is likely to continue to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations overseas that have listed their securities in the United States. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other companies’ securities after their offerings may affect the attitudes of investors toward companies listed in the United States in general and consequently may impact the trading performance of our Ordinary Shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income, and revenues;
●	the public reaction to our press releases, our other public announcements, and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations, or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal, and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in the Form 20-F and in filings required of a public company, our business and financial condition are more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

Being a public company and these new rules and regulations make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

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If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently are qualified as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating and corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our securities are listed on the Nasdaq Capital Market. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we currently meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

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Anti-takeover provisions in our articles of association may discourage, delay, or prevent a change in control.

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and
●	provisions that restrict the ability of our shareholders to call shareholder meetings.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We anticipate that we will use the net proceeds from this offering to expand our business into other countries in Southeast Asia, upgrade our software and system, and promote our brands in Malaysia. Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company. Our management’s judgment may not result in positive returns on your investment, and you will not have the opportunity to evaluate the economic, financial, or other information upon which our management bases its decisions.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are free of any lien in favor of us; or (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, will not affect market transactions of the Ordinary Shares purchased by investors in a public offering. Where the Ordinary Shares are listed on a stock exchange, the Ordinary Shares may be transferred without the need for a written instrument of transfer, if the transfer is carried out in accordance with the rules of the stock exchange and other requirements applicable to the Ordinary Shares listed on the stock exchange.

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We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company.’”

You may have difficulty enforcing judgments against us.

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. Currently, the vast majority of our operations are conducted in Malaysia, and almost all of our assets are and will be located outside of the United States. In addition, almost all of our officers and directors are nationals and residents of a country other than the United States, and almost all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Malaysia may not allow you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our memorandum and articles of association, by the Cayman Companies Act and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders, and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors, or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our chairman or a majority of our directors are obliged to call such meeting. Advance notice of at least seven calendar days is required for the convening of any general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder, present in person or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such meeting.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	at least 75% of our gross income for the year is passive income; or
●	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of assets held for the production of passive income, it is possible that, for our 2023 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration—United States Federal Income Taxation—PFIC.”

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvency liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our Company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and to imprisonment for five years in the Cayman Islands.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	the COVID-19 pandemic;

●	trends and competition in the cash rebates industry and the digital advertising industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the cash rebates industry and the digital advertising industry in Southeast Asia. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The cash rebates industry and the digital advertising industry may not grow at the rate projected by industry data, or at all. The failure of the industries to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the cash rebates industry and the digital advertising industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in Malaysia. In addition, most of our directors and officers are nationals or residents of Malaysia and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Mourant Ozannes (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, and GLT Law, our counsel with respect to Malaysian law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Mourant Ozannes (Cayman) LLP has further advised us that there are currently no statutory enforcement laws in the Cayman Islands nor any treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Mourant Ozannes (Cayman) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

GLT Law has further advised us that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958, Maintenance Orders (Facilities for Enforcement) Act 1949 or Probate and Administration Act 1959. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States must be enforced by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice, and (vi) the judgment must be final and conclusive.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13,910,206, after deducting the placement agent fee and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Common Warrants. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent’s fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately 40% for expanding our business into other countries in Southeast Asia, including (i) establishing representative offices or appointing local partners and hiring key marketing employees who are familiar with local languages and cultures, (ii) integrating our websites and mobile apps with the representative offices or local partners, and (iii) promoting our brands in these countries;

●	approximately 40% for upgrading our software and systems; and

●	approximately 20% for promoting our brands in Malaysia.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Ordinary Shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Malaysia subsidiary, Starbox Berhad. Starbox Berhad will rely on payments made from its subsidiaries, StarboxGB, StarboxSB, and StarboxPB. Under the Malaysian Companies Act 2016, dividends must be paid out of profit and no dividend shall be paid out if the payment will cause the company to be insolvent. As a result, in the event that Starbox Berhad or its subsidiaries incur debt on their own behalves in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Malaysia is under a single-tier tax system. Dividends are exempt from income tax in the hands of shareholders. Our Malaysia subsidiary, Starbox Berhad, is not required to deduct tax from dividends paid to its shareholder, Starbox Group, and no tax credits will be available for offsetting against the recipient’s tax liability. A corporate shareholder, such as Starbox Berhad, receiving exempt single-tier dividends from its subsidiaries, StarboxGB, StarboxSB, and StarboxPB, can, in turn, distribute such dividends to its own shareholder, Starbox Group, who is also exempt on such receipts. Further, Malaysia does not impose any withholding tax (i.e., 0%) on dividends paid by Malaysian companies to non-residents. Hence, Starbox Berhad is not required to withhold any sum from its dividends for tax withholding purposes. See “Material Income Tax Consideration—Malaysian Enterprise Taxation.”

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EXCHANGE RATE INFORMATION

Our business is conducted by our subsidiaries, StarboxPB, StarboxGB, and StarboxSB in Malaysia using MYR. Capital accounts of our financial statements are translated into U.S. dollars from MYR at their historical exchange rates when the capital transactions occurred. No representation is made that the MYR amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between MYR and the U.S. dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date.

Balance sheet items, except for equity accounts	September 30, 2022	September 30, 2021	September 30, 2020
USD:MYR	1:4.6359	1:4.1869	1:4.1576

Items in the statements of operations and comprehensive income (loss), and statements cash flows are translated at the average exchange rate of the period.

Fiscal years ended
	September 30, 2022	September 30, 2021	September 30, 2020
USD:MYR	1:4.3041	1:4.1243	1:4.2163

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

●	on an actual basis; and

●	on an as adjusted basis, to give effect to the sale of Ordinary Shares in this offering at the assumed public offering price of $2.97 per share (assuming the sale of the maximum offering amount), and after deducting commissions and estimated offering expenses payable by us.

You should read this table in conjunction with our consolidated financial statements included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	September 30, 2022
	Actual	As Adjusted
	$	$
Shareholders’ Equity:
Preferred shares, $0.001125 par value, 5,000,000 shares authorized, none issued and outstanding*	—	—
Ordinary shares, $0.001125 par value, 883,000,000 shares authorized, 45,375,000 shares issued and outstanding as of September 30, 2022; 59,425,505 shares issued and outstanding as adjusted*	51,047	66,854
Additional paid-in capital	18,918,303	44,580,350
Retained earnings	4,685,007	4,685,007
Accumulated other comprehensive loss	(607,052)	(607,052)
Total Shareholders’ Equity	23,047,305	48,725,159
Total Capitalization	23,047,305	48,725,159

*	Retrospectively restated for the effect of a 1-for-11.25 reverse split of the preferred and ordinary shares on June 8, 2022.

The number of our Ordinary Shares to be outstanding after this offering is based on 54,375,000 Ordinary Shares outstanding as of the date of this prospectus, and excludes:

●	350,000 Ordinary Shares issuable upon full exercise of outstanding warrants as of the date of this prospectus; and

●	any Ordinary Shares underlying either the Pre-Funded Warrants or Common Warrants.

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DILUTION

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a reverse split of our Ordinary Shares and Preferred Shares at a ratio of 1-for-11.25 shares approved by our shareholders on June 8, 2022.

If you invest in our Ordinary Shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and our as adjusted net tangible book value per share after the completion of this offering. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of our Ordinary Shares outstanding as of September 30, 2022. Our net tangible book value as of September 30, 2022 was approximately $22.1 million, or $0.49 per Ordinary Share.

After giving effect to the sale of Ordinary Shares in this offering at the assumed public offering price of $2.97 per share (assuming the sale of the maximum offering amount), and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $47.8 million, or $0.80 per share. This amount represents an immediate increase in the net tangible book value of $0.31 per share to our existing shareholders and an immediate dilution in net tangible book value of $2.17 per share to new investors purchasing shares in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$2.97
Historical net tangible book value per share as of September 30, 2022	$0.49
Dilution in as adjusted net tangible book value per share attributable to new investors purchasing Ordinary Shares in this offering	$0.31
As adjusted net tangible book value per share, after giving effect to this offering	$0.80
Increase per share to new investors purchasing Ordinary Shares in this offering	$2.17

The number of our Ordinary Shares to be outstanding after this offering is based on 54,375,000 Ordinary Shares outstanding as of the date of this prospectus, and excludes:

●	350,000 Ordinary Shares issuable upon full exercise of outstanding warrants as of the date of this prospectus; and

●	any Ordinary Shares underlying either the Pre-Funded Warrants or Common Warrants.

To the extent that these excluded options and warrants have been or will be exercised, investors purchasing securities in this offering will experience further dilution.

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CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Starbox Berhad was established on July 24, 2019, as a limited liability company organized under the laws of Malaysia. Starbox Berhad holds 100% of the equity interests in the following entities: (i) StarboxSB, which was established in Kuala Lumpur, Malaysia on July 23, 2019; (ii) StarboxGB, which was established in Kuala Lumpur, Malaysia on July 24, 2019; and (iii) StarboxPB, which was formed in Kuala Lumpur, Malaysia, on May 21, 2019.

On September 13, 2021, we incorporated Starbox Group as an exempted company limited by shares under the laws of the Cayman Islands. On November 17, 2021, Starbox Group acquired 100% of the equity interests in Starbox Berhad from its original shareholders. Consequently, Starbox Group, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above. On June 8, 2022, we undertook a series of corporation actions, including a reverse split of our outstanding Ordinary Shares, a reverse split of our authorized and unissued Preferred Shares, and an increase in our authorized share capital.

Completion of the IPO

On August 25, 2022, we closed our IPO of 5,375,000 Ordinary Shares at a public offering price of $4.00 per share, which included 375,000 Ordinary Shares issued pursuant to the partial exercise of the underwriters’ over-allotment option. Gross proceeds of our IPO, including the proceeds from the sale of the over-allotment shares, totaled $21.5 million, before deducting underwriting discounts and other related expenses. We received net proceeds of approximately $18.8 million after the deduction of approximately $2.7 million of offering costs. The Ordinary Shares were previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “STBX” on August 23, 2022.

Completion of the Private Placement

On November 3, 2022, we closed a private placement pursuant to certain subscription agreements dated October 26, 2022 with four investors (the “Subscribers”). We issued and sold an aggregate of 9,000,000 Ordinary Shares to the Subscribers at a price of $1.40 per share and received gross proceeds, before deducting the placement agent’s fees and other related offering expenses, of $12.60 million.

Our Corporate Structure

We are a Cayman Islands exempted company limited by shares incorporated on September 13, 2021. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Cayman Companies Act.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of this offering assuming the sales of all of the Ordinary Shares we are offering at an assumed public offering price of $2.97 per share, no exercise of the Common Warrants, and no exercise of the Pre-Funded Warrants.

(1)	Represents 9,400,000 Ordinary Shares indirectly held by Choo Teck Hong, the 100% beneficial owner of ZYZ Group Holdings Limited, as of the date of this prospectus.

(2)	Represents 3,600,000 Ordinary Shares indirectly held by Zhang Yong, the 100% beneficial owner of ZY Sales & Distribution Sdn. Bhd., as of the date of this prospectus.

(3)	Represents 3,600,000 Ordinary Shares indirectly held by Liu Jun, the 100% beneficial owner of Liu Marketing (M) Sdn. Bhd., as of the date of this prospectus.

(4)	Represents 3,600,000 Ordinary Shares indirectly held by Chen Han-Chen, the 100% beneficial owner of EVL Corporation Limited, as of the date of this prospectus.

(5)	Represents 3,600,000 Ordinary Shares indirectly held by Chen Xiaoping, the 100% beneficial owner of Nevis International B & T Sdn Bhd., as of the date of this prospectus.

(6)	Represents an aggregate of 18,800,000 Ordinary Shares held by 14 shareholders, each one of which holds less than 5% of our Ordinary Shares, as of the date of this prospectus.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in “Principal Shareholders.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a reverse split of our Ordinary Shares and Preferred Shares at a ratio of 1-for-11.25 shares approved by our shareholders on June 8, 2022.

Overview

We are building a cash rebate, digital advertising, and payment solution business ecosystem targeting micro, small, and medium enterprises that lack the bandwidth to develop an in-house data management system for effective marketing. Through our subsidiaries in Malaysia, we connect retail merchants with retail shoppers to facilitate transactions through cash rebates offered by retail merchants, provide digital advertising services to advertisers, and provide payment solution services to merchants. Substantially all of our current operations are located in Malaysia.

Our cash rebate business is the foundation of the business ecosystem we are building. We have cooperated with retail merchants, which have registered on the GETBATS website and mobile app as Merchants, to offer cash rebates on their products or services, which have attracted retail shoppers to register on the GETBATS website and mobile app as Members in order to earn cash rebates for shopping online and offline. As the number of Members grows and sales of the existing Merchants increase, more retail merchants are willing to cooperate with us. As of September 30, 2022, 2021, and 2020, the GETBATS website and mobile app had 2,513,658, 514,167, and 66,580 Members, respectively, and 820, 723, and 478 Merchants, respectively. During the fiscal years ended September 30, 2022, 2021, and 2020, we facilitated 338,940, 295,393, and 1,759 transactions through the GETBATS website and mobile app, respectively. We generate revenue by keeping an agreed-upon portion of the cash rebates offered by Merchants on the GETBATS website and mobile app.

Making use of the vast Member and Merchant data we have collected from the GETBATS website and mobile app, we help advertisers design, optimize, and distribute advertisements through online and digital channels. We primarily distribute advertisements through (i) our SEEBATS website and mobile app, on which viewers can watch movies and television series for free through OTT streaming, which is a means of providing television and film content over the Internet at the request and to suit the requirements of the individual consumer, (ii) our GETBATS website and mobile app to its Members, and (iii) social media, mainly consisting of accounts of influencers and bloggers. During the fiscal years ended September 30, 2022, 2021, and 2020, we served 63, 25, and two advertisers, respectively. We generate revenue through service fees charged to the advertisers.

To diversify our revenue sources and supplement our cash rebate and digital advertising service businesses, we started to provide payment solution services to merchants in May 2021 by referring them to VE Services. Pursuant to the Appointment Letter with VE Services, we serve as its independent merchant recruitment and onboarding agent and refer merchants to VE Services for payment processing. We referred 19 and 11 merchants to VE Services during the fiscal years ended September 30, 2022 and 2021, respectively. We generate insignificant revenue through commissions from VE Services for our referrals and such revenue has been reported as revenue from a related party in our consolidated financial statements.

For the fiscal year ended September 30, 2022, we had total revenue of $7,194,187 and net income of $3,602,365. Revenue derived from digital advertising services, cash rebate services, and payment solution services accounted for approximately 99.72%, 0.15%, and 0.13% of our total revenue for the period, respectively.

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For the fiscal years ended September 30, 2021 and 2020, we had total revenue of $3,166,228 and $153,863, respectively, and net income of $1,447,650 and a net loss of $205,154, respectively. Revenue derived from digital advertising services accounted for approximately 99.75% and 99.53% of our total revenue for those fiscal years, respectively. Revenue derived from cash rebate services accounted for approximately 0.20% and 0.47% of our total revenue for those fiscal years, respectively. Revenue derived from payment solution services accounted for approximately 0.05% and 0.00% of our total revenue for those fiscal years, respectively.

Key Factors that Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

Our Ability to Retain and Expand Our Merchant and Member Bases

Our revenue growth largely depends on our ability to retain our current Members and Merchants and attract new Members and Merchants effectively, including our ability to form relationships with and manage an increasing number of Members and Merchants. In order to maintain the high growth momentum of our business, we must continuously dedicate significant resources to our Member and Merchant acquisition efforts. If we are unable to attract new Members and Merchants to register with us or if our current Members and Merchants do not continue to use our services, we may be unable to increase our revenue as we expect, and our business and results of operations may be adversely affected.

Our Ability to Increase Awareness of Our Brands and Develop Customer Loyalty

Our brands are integral to our sales and marketing efforts. We believe that maintaining and enhancing our brand name recognition in a cost-effective manner is critical to achieving widespread acceptance of our current and future service offerings and is an important element in our effort to expand our Member and Merchant bases. Successful promotion of our brand name will depend largely on our marketing efforts and our ability to provide reliable and quality services at competitive prices. Brand promotion activities may not necessarily yield increased revenue, and even if they do, any increased revenue may not offset the expenses we will incur in marketing activities. If we fail to successfully promote and maintain our brands, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract new Members and Merchants or retain our existing Members and Merchants, in which case our business, operating results, and financial condition would be materially and adversely affected.

Number of Advertisers for Our Digital Advertising Services and Our Service Fees Charged

Substantially all of our revenue is derived from providing digital advertising services to advertisers. Some of these advertisers have also registered through our GETBATS website and mobile app as Merchants. Our digital advertising services are designed to help advertisers drive consumer demand, increase sales, and achieve operating efficiencies. Thus, our relationships with advertisers primarily depend on our ability to deliver quality digital advertising services at attractive prices. If advertisers are dissatisfied with the effectiveness of the advertising campaigns run through our digital channels, they may stop purchasing our digital advertising services or decrease the amount they are willing to spend on marketing campaigns and promotional activities. For the fiscal year ended September 30, 2022, we provided digital advertising services to 63 advertisers, among which 22 had registered with us as Merchants as of September 30, 2022 and the remaining 41 advertisers did not. For the fiscal year ended September 30, 2021, we provided digital advertising services to 25 advertisers, among which 13 had registered with us as Merchants as of September 30, 2021 and the remaining 12 advertisers did not. For the fiscal year ended September 30, 2020, we provided digital advertising services to two advertisers, none of which registered with us as Merchants. For the fiscal year ended September 30, 2022, no single advertiser accounted for more than 10% of our total revenue. For the fiscal year ended September 30, 2021, three advertisers accounted for approximately 21.7%, 10.8%, and 10.8% of our total revenue, respectively. For the fiscal year ended September 30, 2020, one advertiser accounted for approximately 91.6% of our total revenue. Our dependence on a small number of advertisers for our digital advertising services could expose us to the risk of substantial losses if a single advertiser stops purchasing our digital advertising services, decreases its advertising spending, or goes out of business and we cannot find substitute customers on equivalent terms. If any of our significant customers reduces advertising spending or stops purchasing digital advertising services from us, our net revenue could be materially and adversely affected. However, as we plan to increase our marketing efforts to expand our advertiser network and provide digital advertising services to advertisers in other countries in Southeast Asia, we believe such customer concentration will diminish in the foreseeable future.

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In addition, our results of operations are directly affected by the level of service fees we charge to advertisers. We determine the service fees based on services provided to each advertiser to satisfy its needs. Demand for our services is sensitive to prices. Many factors, including our advertisers’ satisfaction or dissatisfaction with our services, the cost of our services and the cost of services offered by our competitors, reductions in our advertisers’ spending levels, or the introduction by competitors of attractive advertising features and functionality, can significantly affect our pricing strategies. There can be no assurance that we will not be forced to engage in price-cutting initiatives, or to increase our advertising and other expenses to attract and retain advertisers in response to competitive pressures, either of which could have a material adverse effect on our revenue, operating results, and resources.

Our Ability to Increase the Transaction Volume under the Cash Rebate Programs Offered by Merchants

We utilize our GETBATS website and mobile app to connect Merchants and Members and facilitate Members to purchase consumer products or services from Merchants online and offline under cash rebate programs offered by Merchants. Our revenue from cash rebate services is largely affected by the volume of transactions facilitated by us between Members and Merchants. The level of our cash rebate service revenue depends upon many factors, including our ability to attract Merchants that are prepared to offer products or services with compelling cash rebates through our website and mobile app, to provide our Members with a great cash rebate experience, and to manage an increasing number of Members and Merchants and optimize our Members and Merchants network. If our marketing efforts fail to convince Members to use the cash rebate programs, or if we are unable to increase the volume of transactions, our net revenue would decline, and our growth prospects would be severely impaired.

Our Ability to Expand our Payment Solution Service Business

We started to generate revenue from our payment solution service business in May 2021. Our revenue growth in this business largely depends on our ability to expand our network with more third-party payment service providers and refer more merchants to them to process the payments and our ability to keep pace with the new technological trends and advances in the payment area. If we are unable to attract new merchant users in sufficient numbers or if we fail to maintain long-term business partnership with third-party payment service providers, our payment solution service business may not be successful. As a result, our business, financial condition, and results of operations may be adversely affected.

Our Ability to Control Costs and Expenses and Improve Our Operating Efficiency

Our business growth is dependent on our ability to improve our operating efficiency, which is determined by our abilities to monitor and adjust costs and expenses. Specifically, we consider our ability to monitor and adjust staffing costs (including payroll and employee benefit expenses) and administrative expenses essential to the success of our business. As our Member and Merchant bases expand, if we enter into more service agreements with customers for our digital advertising services and payment solution services, or if we facilitate more transactions between Members and Merchants under the cash rebate program arrangements, our staffing costs are likely to rise. If our staffing costs and administrative expenses exceed our estimated budget and we are unable to increase our revenue as expected, our operational efficiency might decrease, having an adverse impact on our business, results of operation, and financial condition.

Our Geographic Concentration in Malaysia

Our main operations are located in Malaysia. Accordingly, our business, financial condition, and results of operations may be influenced by changes in political, economic, social, regulatory, and legal environments in Malaysia, as well as by the general state of the economy in Malaysia. Although we have not experienced losses from these situations and believe that we are in compliance with existing laws and regulations, such experience may not be indicative of future results.

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Our Ability to Compete Successfully

The cash rebates industry and the digital advertising industry in Malaysia are rapidly evolving and highly competitive, and we expect competition in these industries to persist and intensify. We face competition in each of our service segments. With respect to cash rebate services, we primarily compete with other cash rebate platforms. With respect to digital advertising services, we compete directly with other digital advertising service providers in terms of brand recognition, quality of services, effectiveness of sales and marketing efforts, creativity in design and content of advertisements, pricing and discount policies, and hiring and retention of talented staff. We also face competition from other types of advertising media, such as newspapers, magazines, yellow pages, billboards, television, and radio. Significant competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater brand recognition and financial, marketing, or other resources that may be devoted to the development, promotion, sales, and support of their platforms. Significant competition could lead to lower prices and decreased revenue, gross margins, and profits, any of which could have a material and adverse effect on our results of operations.

COVID-19 Pandemic Affecting Our Results of Operations

Our operations may be further affected by the ongoing COVID-19 pandemic. In response to the COVID-19 pandemic, Malaysia has been put through various stages of lockdowns, quarantines, travel restrictions, and the temporary closure of stores and facilities nationwide, and most business sectors were only allowed to operate under strict rules and standard operating procedures mandated by the government of Malaysia. Substantially all of our revenue is concentrated in Malaysia. Consequently, our results of operations may be adversely and materially affected, to the extent that the COVID-19 pandemic or any other epidemic harms the Malaysian economy and global economy in general. The COVID-19 pandemic has adversely affected our business operations. Specifically, significant governmental measures implemented by the Malaysian government, including various stages of lockdowns, closures, quarantines, and travel bans, led to the store closure of some of our offline Merchants. As a result, our cash rebate service business was negatively affected to a certain extent, because the number of offline sales transactions between retail shoppers and retail merchants facilitated by us did not grow as much as we expected, leading to a lower amount of cash rebate service revenue than we expected during the fiscal years ended September 30, 2022, 2021, and 2020. However, our digital advertising service revenue was not significantly affected by the COVID-19 pandemic, because more people have opted to use various online services since the beginning of the COVID-19 pandemic. As more advertisers used our digital advertising services through our websites and mobile apps and third-party social media channels to target their audiences, our revenue from digital advertising services increased significantly from fiscal year 2020 to fiscal year 2021 and to fiscal year 2022. However, any resurgence of the COVID-19 pandemic could negatively affect the execution of customer contracts and the collection of customer payments. The extent of any future impact of the COVID-19 pandemic on our business is still highly uncertain and cannot be predicted as of the date of this prospectus. Any potential impact to our operating results will depend, to a large extent, on future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities to contain the spread of the COVID-19 pandemic, almost all of which are beyond our control.

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Results of Operations

Comparison of Results of Operations for the Fiscal Years Ended September 30, 2022 and 2021

The following table summarizes our results of operations for the fiscal years ended September 30, 2022 and 2021, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the fiscal years ended September 30,
	2022		2021		Variances
	Amount	% of total revenue	Amount	% of total revenue	Amount	%
Revenue
Revenue from digital advertising service	$7,174,050	99.72%	$3,158,520	99.75%	$4,015,530	127.13%
Revenue from cash rebate services	10,562	0.15%	6,214	0.20%	4,348	69.97%
Revenue from payment solution services – related party	9,575	0.13%	1,494	0.05%	8,081	540.90%
Total operating revenue	7,194,187	100.00%	3,166,228	100.00%	4,027,959	127.22%

Operating costs
Cost, selling, general and administrative expenses	2,243,750	31.19%	1,026,339	32.42%	1,217,411	118.62%
Total operating costs	2,243,750	31.19%	1,026,339	32.42%	1,217,411	118.62%

Income from operations	4,950,437	68.81%	2,139,889	67.58%	2,810,548	131.34%

Other income
Other income, net	59,377	0.83%	166	0.01%	59,211	35669.28%
Total other income, net	59,377	0.83%	166	0.01%	59,211	35669.28%

Income before income tax	5,009,814	69.64%	2,140,055	67.59%	2,869,759	134.10%

Provision for income tax expenses	1,407,449	19.56%	692,405	21.87%	715,044	103.27%

Net income	$3,602,365	50.07%	$1,447,650	45.72%	$2,154,715	148.84%

Revenue

Our total revenue increased by $4,027,959, or 127.22%, to $7,194,187 for the fiscal year ended September 30, 2022 from $3,166,228 for the fiscal year ended September 30, 2021. The increase in our revenue was primarily due to increases in the revenue from digital advertising services and from cash rebate services.

Our different revenue sources for fiscal years 2021 and 2020 were as follows:

	For the fiscal years ended September 30,
	2022		2021		Change
	Amount	%	Amount	%	Amount	%
Revenue by service types:
Revenue from digital advertising services	$7,174,050	99.72%	$3,158,520	99.75%	$4,015,530	127.13%
Revenue from cash rebate services	10,562	0.15%	6,214	0.20%	4,348	69.97%
Revenue from payment solution services – related party	9,575	0.13%	1,494	0.05%	8,081	540.90%
Total operating revenue	$7,194,187	100.00%	$3,166,228	100.00%	$4,027,959	127.22%

Revenue from Digital Advertising Services

Our revenue from digital advertising services increased significantly by $4,015,530, or approximately 127.13%, from $3,158,520 in the fiscal year ended September 30, 2021 to $7,174,050 in the fiscal year ended September 30, 2022. The significant increase was due to increases in the number of advertisers for our services in fiscal year 2022. The total number of advertisers that used our digital advertising services was 63 in fiscal year 2022 (including 18 repeat advertisers and 45 new advertisers). Among the 63 advertisers, 22 had registered with us as Merchants as of September 30, 2022 and the remaining 41 had not. The total number of advertisers that used our digital advertising services was 25 in fiscal year 2021 (including two repeat advertisers and 23 new advertisers). Among the 25 advertisers, 13 had registered with us as Merchants as of September 30, 2021 and the remaining 12 had not. The average advertising spending per advertiser was $113,874 and $126,341, for the fiscal years ended September 30, 2022 and 2021, respectively.

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The following table presents the breakdown of our revenue from digital advertising services for the fiscal years ended September 30, 2022 and 2021:

	For the fiscal years ended September 30,
	2022	2021
Advertisement design and consultation services	$1,575,800	$384,061
Advertisement display services, net of discount of $247,060 and $147,478 respectively	5,598,250	2,774,459
Total revenue from digital advertising services, net	$7,174,050	$3,158,520

During the fiscal year ended September 30, 2022, 22 advertisers used our advertisement design and consultation services and we charged the advertising service fees in the range of approximately $2,400 to $38,000 for designated services. We generated revenue of $1,575,800 from providing advertisement design and consultation services in fiscal year 2022.

In addition, 63 advertisers in fiscal year 2022 further used our services for advertisement display on our websites and mobile apps and third-party social media channels. Depending on the different advertisement distribution channels and the duration of the advertisement display, we charged advertising service fees in the range of approximately $5,000 to approximately $240,000 for designated services. Our revenue associated with advertisement display amounted to $5,645,324 (after deducting discount of $247,060) in fiscal year 2022.

In comparison, during the fiscal year ended September 30, 2021, 11 advertisers used our advertisement design and consultation services and we charged the advertising service fees in the range of approximately $2,400 to $10,000 for designated services. We generated revenue of $384,061 from providing advertisement design and consultation services and $2,774,459 revenue from providing advertisement display services in fiscal year 2021.

Revenue from Cash Rebates Offered by Retail Merchants

Our cash rebate service revenue increased by approximately 69.97% from $6,214 for the fiscal year ended September 30, 2021 to $10,562 for the fiscal year ended September 30, 2022. The cash rebate service revenue increased primarily due to an increase in volume of transactions and average cash rebate commission rate earned by the Company for the fiscal year ended September 30, 2022 as compared to the fiscal year ended September 30, 2021. For the fiscal year ended September 30, 2022, 42 Merchants offered total cash rebates of $30,469 to attract 5,488 Members to purchase products and services from these Merchants, with sales transaction amount of $3,723,699. Total cash rebate of $19,907 to members was approximately 66% of total rebate offered by Merchants. For the fiscal year ended September 30, 2021, 63 Merchants offered total cash rebates of $36,087 to attract 3,418 Members to purchase products and services from these Merchants, with a sales transaction amount of $2,501,913. Total cash rebate of $29,873 to members was approximately 86% of total rebate offered by Merchants.

Revenue from Payment Solution Services – Related Party

We started to provide payment solution services to merchants in May 2021. During the fiscal year ended September 30, 2022, we referred 19 merchants to VE Services for payment processing and earned commission fees of $9,575. Since VE Services is an entity controlled by one of our beneficial shareholders, our revenue of $9,575 from payment solution services in fiscal year 2022 was reported as revenue from a related party.

During the fiscal year ended September 30, 2021, we referred 11 merchants to VE Services for payment processing and earned commission fees of $1,494. Since VE Services is an entity controlled by one of our beneficial shareholders, our revenue of $1,494 from payment solution services in fiscal year 2021 was reported as revenue from a related party.

As we plan to expand our network with more third-party payment service providers and refer more merchants to them to process the payments, we do not expect to derive a substantial amount of payment solution service revenue from related parties in future periods.

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Operating Costs

The following table sets forth the breakdown of our operating costs for the fiscal years ended September 30, 2022 and 2021:

	For the fiscal years ended September 30,
	2022		2021		Variances
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expenses	$429,924	19.16%	$191,981	18.71%	$237,943	123.94%
Professional and consulting service fees	767,229	34.19%	365,774	35.64%	401,455	109.75%
Marketing and promotional expenses	188,338	8.39%	167,803	16.35%	20,535	12.24%
License costs	55,000	2.45%	50,000	4.87%	5,000	10.00%
Website and facility maintenance expenses	292,579	13.04%	185,757	18.10%	106,822	57.51%
Depreciation	106,267	4.74%	2,568	0.25%	103,699	4,038.12%
Utility and office expenses	144,735	6.45%	19,185	1.87%	125,550	654.42%
Business travel and entertainment expenses	67,836	3.02%	6,003	0.58%	61,833	1030.03%
Others	191,842	8.55%	37,268	3.63%	154,574	414.76%
Total operating costs	$2,243,750	100.00%	$1,026,339	100.00%	$1,217,411	118.62%

Our operating costs accounted for approximately 31.19% and 32.42% of our total revenue for the fiscal years ended September 30, 2022 and 2021, respectively. Although our operating costs as a percentage to our total revenue decreased from 32.42% in fiscal year 2021 to 31.19% in fiscal year 2022, due to increased total revenue, our operating costs increased significantly by $1,217,411, or approximately 118.62%, from $1,026,339 in fiscal year 2021 to $2,243,750 in fiscal year 2022. The increase was due to the following major reasons:

(1)	For the fiscal year 2022, the salary expense was $429,924, an increase of $237,943 compared with $191,981 in fiscal year 2021, primarily due to an increase in the number of employees from 17 in fiscal year 2021 to 21 in fiscal year 2022 in order to handle increased business activities associated with our digital advertising services and cash rebate services, and increased directors’ remuneration;

(2)	Professional and consulting service fees were $767,229 in fiscal year 2022, an increase of $401,455 when compared with $365,774 in fiscal year 2021, primarily due to increased professional expenses we paid to third-party professionals for business strategy and planning purposes and increased audit fees in connection with our IPO;

(3)	The marketing and promotional expenses primarily included expenses incurred to develop Members, Merchants, and advertisers, and to broaden our brand awareness. Our marketing and promotional expenses increased by $20,535, from $167,803 in fiscal year 2021 to $188,338 in fiscal year 2022, as a result of our increased marketing efforts to develop new Merchants and advertisers for our services;

(4)	License costs represented service fees paid to third-party content providers to license movies and television series and put such licensed movies and television series on our SEEBATS website and mobile app to drive traffic. License costs slightly increased by $5,000, from $50,000 in fiscal year 2021 to $55,000 in fiscal year 2022. On July 29, 2019 and August 5, 2019, we entered into a Distribution and Ad Sales Deal Agreement with third-party content providers Dooya Media Group (“DMG”) and Super Runway Inc. (“SRI”), respectively, in order to license movies and television series from them and put such licensed movies and television series on our SEEBATS website and mobile app to drive traffic. Pursuant to these agreements, each with effective terms from August 2019 to July 31, 2021, we were required to pay a flat fee of $10,000 and a monthly fee of $2,500 to DMG and a monthly fee of $2,500 to SRI. As a result, we incurred license costs of approximately $50,000 in fiscal year 2021. On November 1, 2021, we entered into a Service and Licensing Agreement with a third-party content provider, Shenzhen Yunshidian, to license movies and television series in various genres, such as action, comedy, fantasy, historical, and romance. The agreement has a term from November 1, 2021 to October 31, 2023 and may be terminated by either party in the event of a material breach by the other party of the agreement. We agreed to pay a content and service fee of $120,000 and a content delivery fee based on the amount of content delivered by the content provider, ranging from $1,700 to $660,000 per year under the Service and Licensing Agreement. Pursuant to a letter agreement dated July 15, 2021, Shenzhen Yunshidian also provided SEEBATS website and mobile app with movies and television series for a free trial run from August 1, 2021 to October 31, 2021, before we entered into the Service and Licensing Agreement. As a result of the Service and Licensing Agreement with Shenzhen Yunshidian, we capitalized content assets as part of our intangible assets and amortize the content assets using the straight-line method over the licensing period from November 1, 2021 to October 31, 2023. For the year ended September 30, 2022, the amortization of intangible assets-content assets amounted to $55,000;

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(5)	Website and facility maintenance expenses increased by $106,822, from $185,757 in fiscal year 2021 to $292,579 in fiscal year 2022. In order to carry out our businesses, we use (i) the GETBATS website and mobile app to connect our Members and Merchants and (ii) our websites and mobile apps and third-party social media channels to provide digital advertising services to advertisers. The increase was because we incurred higher overhead costs to maintain our websites and mobile apps for stability when our business scale expanded, which required us to process increased merchant and member data. In December 2021, we acquired packaged computer software and applications from a third-party vendor at the cost of MYR2.12 million (equivalent to $504,222) to improve certain functions of our cash rebate and digital advertising operating systems, such as the optimization of the cash rebate calculation and settlement, a more user-friendly shopping cart and eWallet module, a better integration of the SEEBATS website and mobile app with license content provider, and a multilingual interface. In addition, from June 2022 to September 2022, we further purchased from the same third-party vendor the packaged computer software and applications in the aggregate amount of $501,412 (MYR2.32 million) to add imbedded treasure hunt system into our digital advertising operating systems, to improve the coding, rating and comment function and optimize our SEEBATS mobile app. As a result, our website and facility maintenance expenses increased in fiscal year 2022;

(6)	Our utility and office expenses increased significantly by $125,550, from $19,185 in fiscal year 2021 to $144,735 in fiscal year 2022, primarily due to increased office lease expenses and increased office supply expenses when we leased a new office in September 2021;

(7)	Our depreciation and amortization expense increased significantly by $103,699, from $2,568 in fiscal year 2021 to $106,267 in fiscal year 2022 because of the increased amortization of intangible assets. As discussed above, in December 2021, we acquired packaged computer software and applications from a third-party vendor at the cost of MYR2.12 million (equivalent to $504,222) to improve certain functions of our cash rebate and digital advertising operating systems. In addition, from June 2022 to September 2022, we further purchased from the same third-party vendor the packaged computer software and applications in the aggregate amount of $501,412 (MYR2.32 million) to add imbedded treasure hunt system into our digital advertising operating systems, to improve the coding, rating and comment function and optimize our SEEBATS mobile app. We recorded it as intangible assets and amortize such assets over ten years. As a result, our amortization expenses increased in fiscal year 2022;

(8)	Our business travel and entertainment expenses increased by $61,833 from $6,003 in fiscal year 2021 to $67,836 in fiscal year 2022, due to our increased efforts to expand our business operations into local and neighboring countries; and

(9)	Others included trademark, employee defined contribution plan, and company’s uniform design and customized-made. Others increased by $154,574 from $37,268 in fiscal year 2021 to $191,842 in fiscal year 2022, mainly due to (i) increased trademark expenses by $54,986, (ii) increased defined contribution plan by $24,251, and (iii) increased uniform cost by $21,656.

We expect our overall operating costs, including marketing expenses, salaries, and professional and business consulting expenses, to continue to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations.

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Provision for Income Taxes

Our provision for income taxes was $1,407,449 in fiscal year ended September 30, 2022, an increase of $715,044 from $692,405 in fiscal year ended September 30, 2021, primarily due to our increased taxable income generated from our digital advertising services. Our subsidiaries Starbox Berhad, StarboxGB, StarboxSB, and StarboxPB are governed by the income tax laws of Malaysia. The income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations, and practices. Under the Income Tax Act of Malaysia, enterprises incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate, while preferential tax rates, tax holidays, and tax exemptions may be granted on a case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of MYR2,500,000 or less, and gross income of not more than MYR50 million) is 17% for the first MYR600,000 (or approximately $150,000) taxable income for the fiscal years ended September 30, 2021 and 2020, with the remaining balance being taxed at the 24% rate. For the fiscal years ended September 30, 2022 and 2021, the tax saving as the result of the favorable tax rates and tax exemption amounted to $0 and $10,183 respectively, and per share effect of the favorable tax rate and tax exemption was $0.00 and $0.00, respectively. Other than StarboxSB, which generated taxable income through providing digital advertising services to customers, Starbox Berhad, StarboxGB, and StarboxPB have each reported recurring operating losses since their inception. Management concluded that the chances for these three entities that suffered recurring losses in prior periods to become profitable in the foreseeable future and to utilize their net operating loss carry forwards were remote. Accordingly, we provided valuation allowance of $35,174 and $137,932 for the deferred tax assets of these subsidiaries for the fiscal years ended September 30, 2022 and 2021, respectively.

Net Income

As a result of the foregoing, we reported net income of $3,602,365 for the fiscal year ended September 30, 2022, representing an increase of $2,154,715 from a net income of $1,447,650 for the fiscal year ended September 30, 2021.

Comparison of Results of Operations for the Fiscal Years Ended September 30, 2021 and 2020

The following table summarizes the results of our operations during the fiscal years ended September 30, 2021 and 2020, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such years.

	For the fiscal years ended September 30,
	2021		2020		Variances
	Amount	% of total revenue	Amount	% of total revenue	Amount	%
Revenue
Revenue from digital advertising service	$3,158,520	99.75%	$153,145	99.53%	$3,005,375	1962.44%
Revenue from cash rebate services	6,214	0.20%	718	0.47%	5,496	765.46%
Revenue from payment solution services – related party	1,494	0.05%	-	0.00%	1,494	100.00%
Total operating revenue	3,166,228	100.00%	153,863	100.00%	3,012,365	1957.82%

Operating costs
Cost, selling, general and administrative expenses	1,026,339	32.42%	344,026	223.59%	682,313	198.33%
Total operating costs	1,026,339	32.42%	344,026	223.59%	682,313	198.33%

Income (loss) from operations	2,139,889	67.58%	(190,163)	-123.59%	2,330,052	-1225.29%

Other income
Other income(expenses), net	166	0.01%	-	0.00%	166	100.00%
Total other income, net	166	0.01%	-	0.00%	166	100.00%

Income (loss) before income tax	2,140,055	67.59%	(190,163)	-123.59%	2,330,218	-1225.38%

Provision for income tax expenses	692,405	21.87%	14,991	9.74%	677,414	4518.80%

Net income (loss)	$1,447,650	45.72%	$(205,154)	-133.34%	$1,652,804	-805.64%

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Revenue

Our total revenue increased by $3,012,365, or 1,957.82%, to $3,166,228 for the fiscal year ended September 30, 2021 from $153,863 for the fiscal year ended September 30, 2020. The increase in our revenue was primarily due to increases in the revenue from digital advertising services and from cash rebate services.

Our different revenue sources for fiscal years 2021 and 2020 were as follows:

	For the fiscal years ended September 30,
	2021		2020		Change
	Amount	%	Amount	%	Amount	%
Revenue by service types:
Revenue from digital advertising services	$3,158,520	99.75%	$153,145	99.53%	$3,005,375	1,962.44%
Revenue from cash rebate services	6,214	0.20%	718	0.47%	5,496	765.46%
Revenue from payment solution services – related party	1,494	0.05%	-	0.00%	1,494	100.00%
Total operating revenue	$3,166,228	100.00%	$153,863	100.00%	$3,012,365	1,957.82%

Revenue from Digital Advertising Services

Our revenue from digital advertising services increased significantly by $3,005,375, or approximately 1,962.44%, from $153,145 in the fiscal year ended September 30, 2020 to $3,158,520 in the fiscal year ended September 30, 2021. The significant increase was due to increases in the number of advertisers and the average advertising spending per advertiser in fiscal year 2021. The total number of advertisers that used our digital advertising services was 25 in fiscal year 2021 (including two repeat advertisers and 23 new advertisers). Among the 25 advertisers, 13 had registered with us as Merchants as of September 30, 2021 and the remaining 12 had not. The total number of advertisers that used our digital advertising services was two in fiscal year 2020 (including 0 repeat advertiser and two new advertisers, who did not register with us as Merchants). The average advertising spending per advertiser was $126,341 and $76,573, for the fiscal years ended September 30, 2021 and 2020, respectively.

The following table presents the breakdown of our revenue from digital advertising services for the fiscal years ended September 30, 2021 and 2020:

	For the fiscal years ended September 30,
	2021	2020
Advertisement design and consultation services	$384,061	$-
Advertisement display services	2,774,459	153,145
Total revenue from digital advertising services	$3,158,520	$153,145

During the fiscal year ended September 30, 2021, 11 advertisers used our advertisement design and consultation services and we charged the advertising service fees in the range of approximately $2,400 to $10,000 for designated services. We generated revenue of $384,061 from providing advertisement design and consultation services in fiscal year 2021.

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In addition, all 25 advertisers in fiscal year 2021 further used our services for advertisement display on our websites and mobile apps and third-party social media channels. Depending on the different advertisement distribution channels and the duration of the advertisement display, we charged advertising service fees in the range of approximately $5,000 to approximately $240,000 for designated services. Our revenue associated with advertisement display amounted to $2,774,459 in fiscal year 2021.

In comparison, during the fiscal year ended September 30, 2020, no advertiser used our advertisement design and consultation services. The two advertisers only used our services for advertisement display on our websites and mobile apps and third-party social media channels, and we generated advertising service revenue of $153,145 in fiscal year 2020.

Revenue from Cash Rebates Offered by Retail Merchants

Our cash rebate service revenue increased significantly by approximately 765.46% from $718 in the fiscal year ended September 30, 2020 to $6,214 in the fiscal year ended September 30, 2021. The revenue increased due to the increased number of Merchants offering cash rebates to attract our Members to shop online and offline when total sales transactions facilitated through our GETBATS website and mobile app increased in fiscal year 2021 as compared to fiscal year 2020. For the fiscal year ended September 30, 2021, 63 Merchants offered total cash rebates of $36,087 to attract 3,418 Members to purchase products and services from these Merchants, with a sales transaction amount of $2,501,913. For the fiscal year ended September 30, 2020, 32 Merchants offered total cash rebates of $5,479 to attract 532 Members to purchase products and services from Merchants with a sales transaction amount of $74,867. The number of sales transactions facilitated through our GETBATS website and mobile app was 295,393 in fiscal year 2021 and 1,759 in fiscal year 2020. Cash rebates offered by Merchants to Members were $29,873 and $4,761 for the fiscal years ended September 30, 2021 and 2020, respectively.

Revenue from Payment Solution Services – Related Party

We started to provide payment solution services to merchants in May 2021. During the fiscal year ended September 30, 2021, we referred 11 merchants to VE Services for payment processing and earned commission fees of $1,494. Since VE Services is an entity controlled by one of our beneficial shareholders, our revenue of $1,494 from payment solution services in fiscal year 2021 was reported as revenue from a related party. As we plan to expand our network with more third-party payment service providers and refer more merchants to them to process the payments, we do not expect to derive a substantial amount of payment solution service revenue from related parties in future periods.

Operating Costs

The following table sets forth the breakdown of our operating costs for the fiscal years ended September 30, 2021 and 2020:

	For the fiscal years ended September 30,
	2021		2020		Variances
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expenses	$191,981	18.71%	$41,988	12.21%	$149,993	357.23%
Professional and consulting service fees	365,774	35.64%	5,172	1.50%	360,602	6972.20%
Marketing and promotional expenses	167,803	16.35%	159,852	46.47%	7,951	4.97%
License costs	50,000	4.87%	60,000	17.44%	(10,000)	-16.67%
Website and facility maintenance expenses	185,757	18.10%	43,936	12.77%	141,821	322.79%
Depreciation	2,568	0.25%	1,948	0.57%	620	31.83%
Utility and office expenses	19,185	1.87%	3,213	0.93%	15,972	497.11%
Business travel and entertainment expenses	6,003	0.58%	25	0.01%	5,978	23,912.00%
Others	37,268	3.63%	27,892	8.10%	9,376	33.62%
Total operating costs	$1,026,339	100.00%	$344,026	100.00%	$682,313	198.33%

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Our operating costs accounted for approximately 32.42% and 223.59% of our total revenue for the fiscal years ended September 30, 2021 and 2020, respectively. Although our operating costs as a percentage to our total revenue decreased significantly from 223.59% in fiscal year 2020 to 32.42% in fiscal year 2021 due to significantly increased total revenue, our operating costs increased significantly by $682,313, or approximately 198.33%, from $344,026 in fiscal year 2020 to $1,026,339 in fiscal year 2021. The significant increase was due to the following major reasons:

(1)	Our salary and employee benefit expenses increased significantly by $149,993, or approximately 357.23%, from $41,988 in fiscal year 2020 to $191,981 in fiscal year 2021, primarily due to an increased number of employees from four in 2020 to 17 in 2021 in order to handle increased business activities associated with our digital advertising services and cash rebate services.

(2)	Our professional and consulting service fees increased significantly by $360,602, or approximately 6,972.20%, from $5,172 in fiscal year 2020 to $365,774 in fiscal year 2021, primarily due to increased professional expenses we paid to third-party professionals for business strategy and planning purposes and increased audit fees in connection with our proposed IPO.

(3)	Our marketing and promotional expenses primarily included expenses incurred to develop members, merchants, and advertisers, and to broaden our brand awareness. Our marketing and promotional expenses slightly increased by $7,951, or approximately 4.97%, from $159,852 in fiscal year 2020 to $167,803 in fiscal year 2021, the increase was a result of our increased marketing efforts to develop new merchants and advertisers for our services.

(4)	License costs represented service fees paid to third-party content providers to license movies and television series and put such licensed movies and television series on our SEEBATS website and mobile app to drive traffic. License costs decreased by $10,000, from $60,000 in fiscal year 2020 to $50,000 in fiscal year 2021, because we paid a higher amount of service fees to third-party content providers in fiscal year 2020 as compared to fiscal year 2021. On July 29, 2019 and August 5, 2019, we entered into a Distribution and Ad Sales Deal Agreement with third-party content providers DMG and SRI, respectively, in order to license movies and television series from them and put such licensed movies and television series on our SEEBATS website and mobile app to drive traffic. Pursuant to these agreements, each with effective terms from August 2019 to July 31, 2021, we were required to pay a flat fee of $10,000 and a monthly fee of $2,500 to DMG and a monthly fee of $2,500 to SRI. See “Business—Digital Advertising Services—Ads Distribution Channels—Distribution through Our SEEBATS Website and Mobile App” for more details.

(5)

Website and facility maintenance expenses increased significantly by $141,821, or approximately 322.79%, from $43,936 in fiscal year 2020 to $185,757 in fiscal year 2021. In order to carry out businesses, we use (i) the GETBATS website and mobile app to connect our Members and Merchants and (ii) our websites and mobile apps and third-party social media channels to provide digital advertising services to advertisers. As of September 30, 2021 and 2020, there were an aggregate of 514,167 and 66,580 retail shoppers registered with us as Members and 723 and 478 retail merchants registered with us as Merchants, respectively.

Due to the increased number of Members and Merchants registered with us for our cash rebate and digital advertising services during fiscal year 2021, we incurred higher website and facility maintenance expenses to support our expanded business activities.

In order to support our business activities, we also conduct research and development activities to optimize and implement our websites and mobile apps (such as leveraging browser caching, improving server response time, removing render-blocking JavaScript, reducing redirects, and optimizing images), to improve their performance and drive more traffic. Research and development costs are expensed as incurred. Research and development expenses included in website and facility maintenance expenses amounted to $147,296 and $38,925 for the fiscal years ended September 30, 2021 and 2020, respectively.

(6)	Utility and office expenses increased significantly by $15,972, or approximately 497.11%, from $3,213 in fiscal year 2020 to $19,185 in fiscal year 2021, primarily due to increased utility and office supply expenses incurred when we leased a new office in fiscal year 2021.

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We expect our overall operating costs, including marketing expenses, salaries, and professional and business consulting expenses, to continue to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations.

Provision for Income Taxes

Our provision for income taxes was $692,405 in fiscal year ended September 30, 2021, a significant increase of $677,414 from $14,991 in fiscal year ended September 30, 2020, primarily due to our increased taxable income generated from our digital advertising services. Our subsidiaries Starbox Berhad, StarboxGB, StarboxSB, and StarboxPB are governed by the income tax laws of Malaysia. The income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations, and practices. Under the Income Tax Act of Malaysia, enterprises incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate, while preferential tax rates, tax holidays, and tax exemptions may be granted on a case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of MYR2,500,000 or less, and gross income of not more than MYR50 million) is 17% for the first MYR600,000 (or approximately $150,000) taxable income for the fiscal years ended September 30, 2021 and 2020, with the remaining balance being taxed at the 24% rate. For the fiscal years ended September 30, 2021 and 2020, the tax saving as the result of the favorable tax rates and tax exemption amounted to $10,183 and $(13,311), respectively, and per share effect of the favorable tax rate and tax exemption was $0.00 and $(0.00), respectively. Other than StarboxSB, which generated taxable income through providing digital advertising services to customers, Starbox Berhad, StarboxGB, and StarboxPB have each reported recurring operating losses since their inception. Management concluded that the chances for these three entities that suffered recurring losses in prior periods to become profitable in the foreseeable future and to utilize their net operating loss carry forwards were remote. Accordingly, we provided valuation allowance of $137,932 and $40,949 for the deferred tax assets of these subsidiaries for the fiscal years ended September 30, 2021 and 2020, respectively.

Net Income

As a result of the foregoing, we reported net income of $1,447,650 for the fiscal year ended September 30, 2021, representing a significant increase of $1,652,804 from a net loss of $205,154 for the fiscal year ended September 30, 2020.

Liquidity and Capital Resources

Cash Flows for the Fiscal Year Ended September 30, 2022 Compared to the Fiscal Year Ended September 30, 2021

We were incorporated in the Cayman Islands as a holding company and our Cayman Islands holding company did not have active business operations as of September 30, 2022 and as of the date of this prospectus. Our consolidated assets and liabilities and consolidated revenue and net income are the operation results of our subsidiaries in Malaysia. Our Malaysian subsidiaries’ ability to transfer funds to us in the form of loans or advances or cash dividends is not materially restricted by regulatory provisions in accordance with laws and regulations in Malaysia. Our subsidiaries in Malaysia are free to remit divestment proceeds, profits, dividends, or any income arising from our investment in Malaysia, as long as the payment is made in foreign currency, instead of Malaysian Ringgit, and in accordance with the Foreign Exchange Notices issued by the Bank Negara Malaysia (the Central Bank of Malaysia). As of September 30, 2022 and 2021, none of the net assets of our consolidated subsidiaries in Malaysia were restricted net assets and there were no funds transferred from our Malaysia subsidiaries to us in the form of loans, advances, or cash dividends during the fiscal years ended September 30, 2022 and 2021.

As of September 30, 2022 and as of the date of this prospectus, there were no cash transfers between our Cayman Islands holding company and our subsidiaries in Malaysia, in terms of loans or advances or cash dividends. Funds were transferred among our Malaysian subsidiaries, Starbox Berhad, StarboxGB, StarboxSB, and StarboxPB, as intercompany loans, and used for working capital purposes and amounted to approximately $6.1 million and $0.48 million during the fiscal years ended September 30, 2022 and 2021, respectively. We have not been notified of any restrictions which could limit our Malaysian subsidiaries’ ability to transfer cash among one another.

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As of September 30, 2022, we had $17,778,896 in cash and cash on hand as compared to $2,295,277 as of September 30, 2021. We also had $2,032,717 and $1,362,417 in accounts receivable as of September 30, 2022 and September 30, 2021, respectively. Our accounts receivable included balances due from advertisers for digital advertising services rendered, where our performance obligations had been satisfied and our fees had been billed but had not been collected as of the balance sheet date. Accounts receivable balance as of September 30, 2021 has been fully collected. Approximately 65% of the September 30, 2022 accounts receivable balance has been subsequently collected as of the date of this prospectus and the remaining balance is expected to be collected by March 2023. The following table summarizes our outstanding accounts receivable and subsequent collection by aging bucket:

Accounts Receivable by aging bucket	Balance as of September 30, 2022	Subsequent collection	% of subsequent collection
Less than 6 months	$2,032,717	$1,311,268	65%
From 7 to 9 months	-	-	-%
From 10 to 12 months	-	-	-%
Over 1 year	-	-	-%
Total gross accounts receivable	2,032,717	1,311,268	65%
Allowance for doubtful accounts	-	-	-
Accounts Receivable, net	$2,032,717	$1,311,268	65%

Accounts Receivable by aging bucket	Balance as of September 30, 2021	Subsequent collection	% of subsequent collection
Less than 6 months	$1,362,342	$1,362,342	100.0%
From 7 to 9 months	12	12	100.0%
From 10 to 12 months	-	-	0.0%
Over 1 year	63	63	100.0%
Total gross accounts receivable	1,362,417	1,362,417	100.0%
Allowance for doubtful accounts	-	-	-
Accounts Receivable, net	$1,362,417	$1,362,417	100.0%

As of September 30, 2022, we had prepaid expenses and other current assets balance of approximately $4.3 million, which primarily consisted of prepayments to third-party vendors to help us (i) design, develop, and optimize the Augmented Reality (“AR”) travel guide app with the key commercial objective to provide personalized instant rebates, voucher distribution, and ad placements for merchants and (ii) to conduct software application design, development, conceptualization, and visualization for our Virtual Reality Rebate Mall project, and upgrade our existing software and operating systems to increase the data processing capability, to diversify our business operation model, and to support our future business expansion. There was no allowance for doubtful accounts recorded for such prepayments as we consider all of the prepayments fully realizable.

As of September 30, 2022, we had taxes payable of $1,404,128, due to our increased taxable income. We have made partial payment to settle the September 30, 2022 taxes payable balance during November to December 2022, and we expect to fully settle the remaining tax liabilities before August 31, 2023 when our annual tax returns in Malaysia are filed. We plan to use our cash on hand and cash generated from our operations to settle our current tax liabilities.

The balance due to a related party was $7,361 as of September 30, 2022, representing the fee to be paid for secretarial and tax consulting and filing services received from a company that is owned by the Company’s CFO. Such advance was non-interest bearing and due on demand.

As of September 30, 2022, our working capital balance amounted to approximately $22.1 million. In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue in the future, and our operating and capital expenditure commitments.

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To further grow our advertiser, Member, and Merchant bases and increase our future revenue and cash flows, we plan to selectively launch our cash rebate and digital advertising services in other countries in Southeast Asia during the next three years, starting from markets such as the Philippines, Thailand, and Indonesia. We started to expand into the Philippines and Thailand in July 2022 and intend to continue focusing on expanding into the Philippines and Thailand until June 2023 and become operational in these countries around April to June 2023 and to further expand into Indonesia, Brunei, Singapore, and other countries in Southeast Asia between July 2023 and June 2025. To accomplish such expansion plan, we will need to establish representative offices or appoint local partners, hire new sales, marketing, and support personnel in the countries in which we will launch our services, improve or upgrade our websites and mobile apps to adapt to local languages and cultures, and promote our brands in these countries. In addition to our geographic business expansion, in order to upgrade our existing software and operating systems to increase the data processing capability, to diversify our business operation model and to support our future business growth, we also plan to put a significant amount of investment on our IT system and infrastructure. We will outsource the software and application design and development to third-party vendors for market research, feasibility study, AR app and Virtual Reality Mall Data Management system software conceptualization, visualization, system coding, testing, debugging, and application and server backup supporting services. We believe such IT related investment will help us diversify our future business scope, increase our competitive advantage, and benefit our future long-run growth.

In connection with the above-mentioned business expansion into neighboring countries and investment on our IT infrastructure, we estimate the total related capital investment and expenditures to be approximately $57 million over the next three years, among which approximately $2 million will be required to support our expansion into the Philippines and Thailand and approximately $25 million will be required on IT software related investment within the next 12 months, based on management’s best estimate as of the date of this prospectus. We will also need approximately $1.4 million to fully settle our September 30, 2022 tax liabilities, making the total estimated required capital expenditure within the next 12 months to be approximately $29 million. Currently, we plan to use our own cash to support our short-term business growth goal. Our major source of fund includes the following: (i) on August 25, 2022, we closed our IPO of 5,375,000 Ordinary Shares at a public offering price of $4.00 per Ordinary Share. We raised approximately $21.5 million in gross proceeds from the IPO and underwriters’ partial exercise of the over-allotment option, before deducting underwriting discounts and other related expenses, (ii) on November 3, 2022, we closed a private placement, in which we issued and sold an aggregate of 9,000,000 ordinary shares to investors at a price of $1.40 per share and received gross proceeds, before deducting the placement agent’s fees and other related offering expenses, of $12.60 million, and (iii) our operating cash flows from existing businesses as well as potentially from our expansion into neighboring countries within the next 12 months. We believe that our current cash and cash flows provided by operating activities will be sufficient to meet our working capital needs in the next 12 months from the date of this prospectus.

However, we may incur additional capital needs in the long term. We may also seek additional financing, to the extent required, and there can be no assurance that such financing will be available on favorable terms, or at all. All of our business expansion endeavors involve risks and will require significant management, human resources, and capital expenditure. There is no assurance that the investment to be made by us as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected. See “Risk Factors—Risks Related to Our Business and Industry—If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our advertisers” and “Risk Factors—Risks Related to Our Business and Industry—We may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations.”

The following table sets forth summary of our cash flows for the fiscal years indicated:

	For the Fiscal Years Ended September 30,
	2022	2021
Net cash provided by (used in) operating activities	$(1,232,364)	$1,883,895
Net cash used in investing activities	(1,135,929)	(5,203)
Net cash provided by financing activities	18,039,805	74,125
Effect of exchange rate change on cash	(187,893)	(28,792)
Net increase in cash	15,483,619	1,924,025
Cash, beginning of year	2,295,277	371,252
Cash, end of year	$17,778,896	$2,295,277

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Operating Activities

Net cash used in operating activities was $1,232,364 for the fiscal year ended September 30, 2022, and primarily consisted of the following:

●	net income of $3,602,365 for the year;

●	an increase in accounts receivable of $864,099. Our accounts receivable included balances due from customers for digital advertising services, cash rebate services, and payment solution services rendered, where our performance obligations had been satisfied, and our fees had been billed but had not been collected as of the balance sheet dates. The September 30, 2022 accounts receivable balance has been substantially collected as of the date of this prospectus;

●	an increase in prepayment and other current assets of approximately $4,754,970. In order to upgrade our existing software and operating systems to increase the data processing capability, to diversify our business operation model and to support our future business expansion, we signed agreements with third-party technological and software development vendors to (i) conduct software application design and development for our develop AR travel guide app with key commercial objective to provide additional digital ads placement for merchants, and to convert online traffic to offline merchants to improve our data processing capacity for instant rebates, and air-drop voucher for merchants; and (ii) to conduct market research, feasibility study, VR Mall Data Management system software conceptualization, visualization, system coding, testing, and debugging for our Virtual Reality Rebate Mall project, to initialize and rollout the application as a progressive web portal, which can be further developed into a mobile app to allow integration to various platforms. As of September 30, 2022, we had prepaid approximately $4.7 million to these vendors and we consider all of the prepayments fully realizable;

●	an increase in outstanding taxes payable of $661,359 due to our increased taxable income. We plan to fully settle the tax liabilities with local tax authorities before August 31, 2023 when we file our annual tax returns in Malaysia; and

●	A decrease in deferred revenue of $778,701 because prior period accrued deferred revenue has been recognized as revenue for current year when our services are rendered. Our customers are typically required to make certain prepayments to us before we provide digital advertising services to them. We record such prepayment as deferred revenue when our performance obligations associated with the delivery of digital advertising services to customers had not been satisfied as of the balance sheet date. Due to the generally short-term duration of the contracts, the majority of our unfulfilled performance obligations are satisfied in the following reporting period.

Net cash provided by operating activities was $1,883,895 for the fiscal year ended September 30, 2021, and primarily consisted of the following:

●	net income of $1,447,650 for the year;

●	an increase in accounts receivable of $1,100,053. Our accounts receivable included balances due from customers for digital advertising services, cash rebate services, and payment solution services rendered, where our performance obligations had been satisfied, and our fees had been billed but had not been collected as of the balance sheet dates. The September 30, 2021 accounts receivable balance has been fully collected as of the date of this prospectus;

●	an increase in outstanding taxes payable of $870,528 due to our increased taxable income. We fully settled the tax liabilities with local tax authorities in August 2022; and

●	an increase in deferred revenue of $688,979. Our customers are typically required to make certain prepayments to us before we provide digital advertising services to them. We record such prepayment as deferred revenue when our performance obligations associated with the delivery of digital advertising services to customers had not been satisfied as of the balance sheet date. Due to the generally short-term duration of the contracts, the majority of our unfulfilled performance obligations are satisfied in the following reporting period.

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Investing Activities

Cash used in investing activities was $1,135,929 for the fiscal year ended September 30, 2022, which primarily included purchase of property and equipment of $6,669 and purchase of intangible assets of $1,129,260 during the year.

Cash used in investing activities was $5,203 for the fiscal year ended September 30, 2021, which primarily included purchases of property and equipment of $5,203 and cash advances made to Zenapp Sdn Bhd (“Zenapp”), an entity previously controlled by Choo Keam Hui, our former director and one of the directors of Starbox Berhad, of $387,945, offset by a collection of cash advances to Zenapp of $387,945 during the year.

Financing Activities

Cash provided by financing activities was $18,039,805 for the fiscal year ended September 30, 2022, which consisted of net proceeds from our IPO of $18,769,326 because we completed our IPO in August 2022, offset by repayment of borrowing from related parties in the amount of $727,935.

Cash provided by financing activities was $74,125 for the fiscal year ended September 30, 2021, which consisted of capital contributions from shareholders of $200,000 and repayment of borrowings from Zenapp of $125,875.

Cash Flows for the Fiscal Year Ended September 30, 2021 Compared to the Fiscal Year Ended September 30, 2020

We were incorporated in the Cayman Islands as a holding company and our Cayman Islands holding company did not have active business operations as of September 30, 2021 and as of the date of this prospectus. Our consolidated assets and liabilities and consolidated revenue and net income are the operation results of our subsidiaries in Malaysia. Our Malaysian subsidiaries’ ability to transfer funds to us in the form of loans or advances or cash dividends is not materially restricted by regulatory provisions in accordance with laws and regulations in Malaysia. Our subsidiaries in Malaysia are free to remit divestment proceeds, profits, dividends, or any income arising from our investment in Malaysia, as long as the payment is made in foreign currency, instead of Malaysian Ringgit, and in accordance with the Foreign Exchange Notices issued by the Bank Negara Malaysia (the Central Bank of Malaysia). As of September 30, 2021 and 2020, none of the net assets of our consolidated subsidiaries in Malaysia were restricted net assets and there were no funds transferred from our Malaysia subsidiaries to us in the form of loans, advances, or cash dividends during the fiscal years ended September 30, 2021 and 2020.

As of September 30, 2021 and as of the date of this prospectus, there were no cash transfers between our Cayman Islands holding company and our subsidiaries in Malaysia, in terms of loans or advances or cash dividends. Funds were transferred among our Malaysian subsidiaries, Starbox Berhad, StarboxGB, StarboxSB, and StarboxPB, as intercompany loans, and used for working capital purposes and amounted to approximately $0.48 million and nil during the fiscal years ended September 30, 2021 and 2020, respectively. We have not been notified of any restrictions which could limit our Malaysian subsidiaries’ ability to transfer cash among one another.

As of September 30, 2021, we had $2,295,277 in cash and cash on hand as compared to $371,252 as of September 30, 2020. We also had $1,362,417 and $281,593 in accounts receivable as of September 30, 2021 and September 30, 2020, respectively. Our accounts receivable included balances due from advertisers for digital advertising services rendered, where our performance obligations had been satisfied and our fees had been billed but had not been collected as of the balance sheet date. Both the September 30, 2021 and 2020 accounts receivable balances have been fully collected as of the date of this prospectus. The following table summarizes our outstanding accounts receivable and subsequent collection by aging bucket:

Accounts Receivable by aging bucket	Balance as of September 30, 2021	Subsequent collection	% of subsequent collection
Less than 6 months	$1,362,342	$1,362,342	100.0%
From 7 to 9 months	12	12	100.0%
From 10 to 12 months	-	-	0.0%
Over 1 year	63	63	100.0%
Total gross accounts receivable	1,362,417	1,362,417	100.0%
Allowance for doubtful accounts	-	-	-
Accounts Receivable, net	$1,362,417	$1,362,417	100.0%

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Accounts Receivable by aging bucket	Balance as of September 30, 2020	Subsequent collection	% of subsequent collection
Less than 6 months	$208,218	$208,218	100.0%
From 7 to 9 months	73,375	73,375	100.0%
From 10 to 12 months	-	-	-%
Over 1 year	-	-	-%
Total gross accounts receivable	281,593	281,593	100.0%
Allowance for doubtful accounts	-	-	-
Accounts Receivable, net	$281,593	$281,593	100.0%

As of September 30, 2021, we had deferred revenue of $800,492, which primarily consisted of digital advertising service fees received from customers before we perform the services. Such balance represented service consideration received in advance for our performance obligations that were not satisfied at the end of the year. Due to the generally short-term duration of the contracts, the majority of our unfulfilled performance obligations are satisfied in the following reporting period.

As of September 30, 2021, we had taxes payable of $874,834, due to our increased taxable income. We have made partial payment to settle the September 30, 2021 taxes payable balance during January to March 2022 and we originally planned to fully settle the remaining tax liabilities with local tax authorities before May 2022 when we file the 2021 annual tax returns. Due to the extension of the 2021 annual tax return filing deadline to August 31, 2022, we fully settled the remaining tax liabilities in August 2022.

The balance due to a related party was $756,478 as of September 30, 2021, representing a loan advance from Choo Keam Hui, our former director and one of the directors of Starbox Berhad, and was used as working capital during our normal course of business. Such advance was non-interest bearing and due on demand.

As of September 30, 2021, our working capital balance amounted to approximately $1.2 million. In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue in the future, and our operating and capital expenditure commitments.

To further grow our advertiser, Member, and Merchant bases and increase our future revenue and cash flows, we plan to selectively launch our cash rebate and digital advertising services in other countries in Southeast Asia during the next three years, starting from markets such as the Philippines, Thailand, and Indonesia. We intend to focus on expanding into the Philippines and Thailand between July 2022 and June 2023 and become operational in these countries around April to June 2023 and to further expand into Indonesia, Brunei, Singapore, and other countries in Southeast Asia between July 2023 and June 2025.

To accomplish such expansion plan, we will need to establish representative offices or appoint local partners, hire new sales, marketing, and support personnel in the countries in which we will launch our services, improve or upgrade our websites and mobile apps to adapt to local languages and cultures, and promote our brands in these countries. We estimate the total related capital investment and expenditures to be approximately $12 million, among which approximately $2 million will be required within the next 12 months to support our expansion into the Philippines and Thailand, based on management’s best estimate as of the date of this prospectus. We will also need approximately $0.87 million to fully settle our September 30, 2021 tax liabilities, making the total estimated required capital expenditure within the next 12 months to be approximately $3 million. Currently, we plan to use our own cash to support our short-term business growth goal. We believe that our current cash and cash flows provided by operating activities will be sufficient to meet our working capital needs in the next 12 months from the date of this prospectus.

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However, we may incur additional capital needs in the long term. We may also seek additional financing, to the extent required, and there can be no assurance that such financing will be available on favorable terms, or at all. All of our business expansion endeavors involve risks and will require significant management, human resources, and capital expenditure. There is no assurance that the investment to be made by us as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected. See “Risk Factors—Risks Related to Our Business and Industry—If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our advertisers” and “Risk Factors—Risks Related to Our Business and Industry—We may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations.”

The following table sets forth summary of our cash flows for the fiscal years indicated:

	For the Fiscal Years Ended September 30,
	2021	2020
Net cash provided by (used in) operating activities	$1,883,895	$(342,348)
Net cash used in investing activities	(5,203)	(8,198)
Net cash provided by financing activities	74,125	707,064
Effect of exchange rate change on cash and restricted cash	(28,792)	5,102
Net increase in cash	1,924,025	361,620
Cash, beginning of year	371,252	9,632
Cash, end of year	$2,295,277	$371,252

Operating Activities

Net cash provided by operating activities was $1,883,895 for the fiscal year ended September 30, 2021, and primarily consisted of the following:

●	net income of $1,447,650 for the year;

●	an increase in accounts receivable of $1,100,053. Our accounts receivable included balances due from customers for digital advertising services, cash rebate services, and payment solution services rendered, where our performance obligations had been satisfied, and our fees had been billed but had not been collected as of the balance sheet dates. The September 30, 2021 accounts receivable balance has been fully collected as of the date of this prospectus;

●	an increase in outstanding taxes payable of $870,528 due to our increased taxable income. We fully settled the tax liabilities with local tax authorities in August 2022; and

●	an increase in deferred revenue of $688,979. Our customers are typically required to make certain prepayments to us before we provide digital advertising services to them. We record such prepayment as deferred revenue when our performance obligations associated with the delivery of digital advertising services to customers had not been satisfied as of the balance sheet date. Due to the generally short-term duration of the contracts, the majority of our unfulfilled performance obligations are satisfied in the following reporting period.

Net cash used in operating activities was $342,348 for the fiscal year ended September 30, 2020, and primarily consisted of:

●	a net loss of $205,154 for the year;

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●	an increase in accounts receivable of $277,543. 100% of the September 30, 2020 accounts receivable balance has been collected as of the date of this prospectus; and

●	an increase in deferred revenue of $120,961.

Investing Activities

Cash used in investing activities was $5,203 for the fiscal year ended September 30, 2021, which primarily included purchases of property and equipment of $5,203 and cash advances made to Zenapp Sdn Bhd (“Zenapp”), an entity previously controlled by Choo Keam Hui, our former director and one of the directors of Starbox Berhad, of $387,945, offset by a collection of cash advances to Zenapp of $387,945 during the year.

Cash used in investing activities was $8,198 for the fiscal year ended September 30, 2020, which was primarily related to purchases of property and equipment in the same amount.

Financing Activities

Cash provided by financing activities was $74,125 for the fiscal year ended September 30, 2021, which consisted of capital contributions from shareholders of $200,000 and repayment of borrowings from Zenapp of $125,875.

Cash provided by financing activities amounted to $707,064 for the fiscal year ended September 30, 2020, which consisted of borrowings from Zenapp of $707,064 to support our working capital needs.

Contractual Obligations

Prior to August 2021, we had not directly entered into any office lease agreements. The lease expenses were paid by Zenapp on behalf of us, with an estimated amount of $4,200 for the fiscal year ended September 30, 2020, and approximately $3,850 for the period from October 2020 to August 2021. On August 20, 2021, our main operating subsidiaries in Malaysia started to lease office spaces from Zenapp, with an aggregate area of approximately 4,800 square feet, pursuant to three sub-tenancy agreements, each with a lease term from September 1, 2021 to August 31, 2023, and monthly rent of MYR10,000 (approximately $2,424). The sub-tenancy agreements may be renewed for successive two-year terms. The operating lease expenses for the fiscal year ended September 30, 2022 and 2021 were $56,690 and $7,274, respectively. However, on April 30, 2022, we early terminated the sub-tenancy agreements with Zenapp and elected to enter into lease agreements directly with the same landlords for a term of one year from May 1, 2022 to April 30, 2023. There was no penalty derived from the early termination of the sub-tenancy agreements.

The following tables summarize our contractual obligations as of September 30, 2022:

12 months ending September 30,	Lease Payment
2023	$17,601
2024	17,601
2025	10,268
Total future minimum lease payments	45,470
Less: imputed interest	(2,896)
Total	$42,574

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Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe that the critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Uses of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include the valuation of accounts receivable, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets and investments, provision necessary for contingent liabilities and revenue recognition. Actual results could differ from those estimates.

Accounts Receivable, Net

Accounts receivable primarily consist of service fees generated from providing digital advertising services and payment solution services to retail merchants.

Accounts receivable are presented net of allowance for doubtful accounts. We determine the adequacy of allowance for doubtful accounts based on individual account analysis, historical collection trend, and best estimate of specific losses on individual exposures. We establish a provision for doubtful receivables when there is objective evidence that we may not be able to collect the amounts due. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of September 30, 2022, 2021, and 2020, there was no allowance for doubtful accounts recorded, as we consider all of the outstanding accounts receivable fully collectible.

Revenue Recognition

On October 1, 2019, we adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach. The adoption of this standard did not have a material impact on our consolidated financial statements. Therefore, no adjustments to opening retained earnings were necessary.

To determine revenue recognition for contracts with customers, we perform the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation.

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We currently generate our revenue from the following main sources:

Revenue from Digital Advertising Services

Our digital advertising service revenue is derived principally from advertising contracts with advertisers, which allow customers to place advertisements on our websites and mobile apps and third-party social media channels over a particular period of time. The advertising contracts specify the related fees and payment terms and provide evidence of the arrangements. Our digital advertising services are to (i) provide advertisement design and consultation services to help advertisers precisely shape their digital advertising strategies and optimize the design, content, and layout of their advertisements and (ii) the displaying of advertisers’ advertisement products and services on our websites and mobile apps and third-party social media channels over a particular period of time and in a variety of forms, such as logos, banners, push notification, and posts by accounts of influencers and bloggers, to help promote the sales of their products and services and enhance their brand awareness. Advertisers may elect to engage with us for only advertisement display services or both of our advertisement design and consultation services and advertisement display services.

In connection with these digital advertising services, we charge advertisers nonrefundable digital advertising service fees. For advertisement design and consultation services, our stand-alone selling price ranges from approximately $2,400 to approximately $38,000 for each of the service commitments, including advice on advertising strategies, customization and optimization of the desired content, length, color tone, layout, format, and presentation of the ads. Advertisers may elect to use any agreed-upon combination of services in one package, depending on their specific needs. For advertisement display services, we charge advertisers service fees with a range from approximately $5,000 to approximately $240,000, depending on the distribution channels used and the duration of the advertisement display. We act as a principal in providing digital advertising services to customers, have latitude in establishing prices, and are responsible for fulfilling the promise to provide customers the specified services. We recognize revenue for the amount of fees we receive from advertisers, after deducting discounts and net of service taxes under ASC 606.

We identify advertisement design and consultation services and advertisement display services as two separate performance obligations, as each are services that are capable of being distinct and distinct in the context of advertising contracts. Each of the service commitments in advertisement design and consultation services, including advice on advertising strategies, customization and optimization of the desired content, length, color tone, layout, format, and presentation of the ads, are not distinct in the context of advertising contracts, because they are inputs to deliver the combined output of advertisements to be displayed as specified by the customer. Therefore, advertisement design and consultation services are identified as a single performance obligation. We allocate revenue to each performance obligation based on its stand-alone selling price, which is specified in the contracts.

Our advertisement design and consultation services are normally rendered within a short period of time, ranging from a few days to a month. As all the benefits enjoyed by the advertisers can be substantially realized at the time when such design and consultation services are completed, we recognize revenue at the point when designated services are rendered and accepted by the advertisers. We do not provide rights of return, credits or discounts, price protection, or other similar privileges to advertising customers for such services and, accordingly, no variable consideration are included in such services.

The majority of our digital advertising contracts are for the provision of the advertisement displayed on our websites and mobile apps and third-party social media channels for a fixed period of time (ranging from a few weeks to a few months) without a guaranteed minimum impression level. In instances where certain discounts are provided to advertisers for advertisement displays, such discounts are reported as deduction of revenue. Revenue from advertisement display services is recognized over the period the advertisement is displayed. Advances from customers are deferred first and then recognized as revenue upon the completion of the contract. There are no future obligations after the completion of the contract and no rights of refund related to the impression levels.

Revenue from Cash Rebate Services

We utilize our GETBATS website and mobile app to connect Merchants and Members and facilitate Members to purchase consumer products or services from Merchants online and offline under cash rebate programs offered by Merchants. The total cash rebates offered by Merchants range from 0.25% to 25% based on the sales price of their products or services, among which approximately 86% are awarded to Members, and we are entitled to receive and retain the remaining approximately 14% as rebate revenue for facilitating the sales transactions between Members and Merchants. There is a single performance obligation in the contract, as the performance obligation is to facilitate the sales transaction between Members and Merchants.

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We merely act as an agent in this type of transaction. We do not have control of the goods or services facilitated in the sales transaction, have no discretion in establishing prices, and do not have the ability to direct the use of the goods or services to obtain substantially all the benefits. We recognize rebate revenue at the point when Merchants and Members are connected and the sales transactions are facilitated and completed. Revenue is reported net of service taxes.

Revenue from Payment Solution Services – Related Party

In May 2021, we started to provide payment solution services to merchants by referring them to VE Services, an entity controlled by one of our beneficial shareholders, for payment processing. VE Services uses multiple payment methods to process the payments and charges the merchants a service fee ranging from 1.50% to 2.50%, based on the processed payment amount and payment processing methods used, and we are entitled to receive a portion of the service fees as commissions for our referrals. The commission rate ranges from 0.15% to 0.525% based on the total service fees collected by VE Services from the merchants. We merely act as an agent in this type of transaction. We have no discretion in establishing prices and do not have the ability to direct the use of the services to obtain substantially all the benefits. Such revenue is recognized at the point when the payment is processed and our performance obligations are satisfied.

Contract Assets and Liabilities

We did not have contract assets as of September 30, 2022, 2021, and 2020.

A contract liability is our obligation to transfer goods or services to a customer for which we have received consideration from the customers. Receipts in advance and deferred revenue, which relate to unsatisfied performance obligations at the end of the period, primarily consist of digital advertising service fees received from customers. Due to the generally short-term duration of the contracts, the majority of the performance obligations are satisfied in the following reporting period. Contract liabilities presented as deferred revenue in the consolidated balance sheets as of September 30, 2022, 2021, and 2020 amounted to nil, $800,492, and $122,668, respectively. Revenue recognized for the fiscal years ended September 30, 2022, 2021, and 2020 that was included in the contract liabilities balance at the beginning of the period was $800,491, $122,667, and nil, respectively.

We do not disclose information about remaining performance obligations pertaining to service contracts with an original expected term of one year or less.

Disaggregation of Revenue

We disaggregate our revenue from contracts by service types, as we believe it best depicts how the nature, amount, timing, and uncertainty of the revenue and cash flows are affected by economic factors.

The summary of our disaggregation of revenue by service types for the fiscal years ended September 30, 2022, 2021, and 2020 was as follows:

	For the Fiscal Years Ended September 30,
	2022	2021	2020
Revenue from advertising services:
Advertisement design and consultation services	$1,575,800	$384,061	$-
Advertisement display services	5,845,310	2,921,937	153,145
Gross revenue from advertising services	7,421,110	3,305,998	153,145
Less: discount to customers for advertisement displays	(247,060)	(147,478)	-
Sub-total of net revenue from advertising services	7,174,050	3,158,520	153,145
Revenue from cash rebate services	10,562	6,214	718
Revenue from payment solution services – related party	9,575	1,494	-
Total operating revenue	$7,194,187	$3,166,228	$153,863

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Income Tax

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes were incurred during the fiscal years ended September 30, 2022, 2021, and 2020. We do not believe there was any uncertain tax provision as of September 30, 2022, 2021, and 2020.

Our operating subsidiaries in Malaysia are subject to the income tax laws of Malaysia. No significant income was generated outside Malaysia for the fiscal years ended September 30, 2022, 2021, and 2020. As of September 30, 2022 and 2021, all of the tax returns of our Malaysian subsidiaries remained open for statutory examination by relevant tax authorities.

Recent Accounting Pronouncements

We consider the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326) (“ASU 2016-13”), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, ASU 2019-04 Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and ASU 2019-05, Targeted Transition Relief. In November 2019, the FASB issued ASU 2019-10, which extends the effective date for adoption of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11 to clarify its new credit impairment guidance in ASU 326. Accordingly, for public entities that are not smaller reporting entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. As an emerging growth company, we plan to adopt this guidance effective October 1, 2023. We are currently evaluating the impact of our pending adoption of ASU 2016-13 on our consolidated financial statements.

In December 2020, the FASB issued ASU 2020-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes (“ASU 2020-12”). ASU 2020-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2020-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years, with early adoption permitted. We adopted this guidance in fiscal year 2022 and the adoption of the new guidance did not have a significant impact on our consolidated financial statements.

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Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2022, 2021, and 2020.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

Our revenue, cash flow, operating results, and other key operating and performance metrics may vary from quarter to quarter, due to the seasonal nature of our advertisers’ budgets and spending on advertising campaigns. For example, advertising spending tends to rise in holiday seasons with consumer holiday spending, or closer to end-of-year in fulfilment of their annual advertising budgets, which may lead to an increase in our revenue and cash flow during such periods. Moreover, advertising inventory in holiday seasons may be more expensive, due to increased demand for advertising inventory. While our historical revenue growth may have, to some extent, masked the impact of seasonality, if our growth rate declines or seasonal spending becomes more pronounced, seasonality could have a material impact on our revenue, cash flow, and operating results from period to period.

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INDUSTRY

All the information and data presented in this section have been derived from the industry report of Frost & Sullivan Limited (“Frost & Sullivan”) commissioned by us in April 2022 entitled “Cash Rebate and Coupon Market and Digital Advertising Market Study in Southeast Asia” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Market Size of E-commerce Industry in Southeast Asia

In 2021, the number of Internet users in Southeast Asia exceeded 480 million, as compared to 315.6 million in 2016. Multiple factors have collectively propelled the development of the e-commerce industry in this region, including the rapid economic development, an increasing Internet penetration rate, and the COVID-19 pandemic, which led to the implementation of various pandemic prevention and control policies, such as social distancing and quarantine measures, and subsequently prompted citizens to switch from brick-and-mortar purchase to e-commerce platform purchase.

The market size of the e-commerce industry in Southeast Asia significantly increased from approximately $9.3 billion to approximately $82.0 billion from 2016 to 2021, representing a compound annual growth rate (“CAGR”) of approximately 72.3%. The thriving development of leading e-commerce platforms, such as Bukalapak and Tokopedia in Indonesia, Qoo10 in Singapore, Lelong in Malaysia, Tiki and Sendo in Vietnam, and PowerBuy and HomePro in Thailand, serves as an impetus to the continuous development of the e-commerce industry. Going forward, the market size of the e-commerce industry in Southeast Asia is expected to attain approximately $234.5 billion in 2026, representing a CAGR of approximately 19.9%.

Source: The Frost & Sullivan Report

Overview of Cash Rebate and Coupon Market in Southeast Asia

Definition and Classification

Cash rebates and coupon are rising trends in the e-commerce market. E-commerce platforms pay cash rebate and coupon service providers a commission for redirecting retail shoppers to their platforms if the redirected retail shoppers make purchases there. Cash rebate and coupon service providers then give a sizeable portion of this commission back to retail shoppers in the form of cash rebates and/or coupons when they make purchases through cash rebate and coupon service providers’ websites, mobile apps, or browser extensions. Offering cash rebates and coupons is on the rise among e-commerce platforms in Southeast Asia.

Cash rebates and coupon serve as a loyalty program that mainly encourages repeat customers by giving back a certain percentage of the amount spent and/or helping them save money on their next purchase. The more retail shoppers spend, the higher the cash rebate rate they earn, and oftentimes the cash rebates earned by retail shoppers can only be used at the merchant that issued the cash rebates. This encourages higher purchase values and incentivizes repeat purchases to use the cash rebates earned, which helps merchants retain customers while enhancing customer experience.

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Through their websites and apps, cash rebate and coupon service providers offer cash rebates and coupons on a wide range of products and services, including groceries, entertainment, dating services, online banking, and flights. Cash rebate sites sometimes have communities of users, who are often savvy buyers willing to share their experience and money-saving tips. This further enhances the shopping experiences of customers.

Market Size

The growing reliance on the Internet and web-based applications and the use of mobile devices has translated into the growth of the e-commerce industry in Southeast Asia. Currently, an increasing number of online shoppers would use cash rebates and coupons to make purchases. The increasing penetration of smartphones and the growing prevalence of mobile payments have made mobile shopping particularly popular, which in turn drives

The growth of the cash rebate and coupon industry in Southeast Asia has been driven by the growth of the e-commerce industry, an increasing smartphone penetration rate, and the growing prevalence of mobile payments in Southeast Asia. In 2021, the market size of the cash rebate and coupon industry in Southeast Asia was approximately $2,132.0 million, representing a CAGR of approximately 58.4% from approximately $213.9 million in 2016. Going forward, cash rebates and coupons are expected to remain powerful incentives for retail shoppers to return and spend more on their favorite online stores. It is expected that the market size of the cash rebate and coupons industry in Southeast Asia would reach approximately $7,035.0 million by 2026, representing a CAGR of approximately 23.1% from 2022 to 2026.

Source: The Frost & Sullivan Report

Overview of Digital Advertising Industry in Southeast Asia

Definition, Classification, and Types of Digital Advertising

With the growing number of Internet users, corporations have placed greater importance on digital advertising. Digital advertising channels, including websites, apps, mobile sites, search engines, and social media platforms, serve as marketing tools for targeting and interacting with specific audience groups directly. The types of digital advertising include (i) display advertising, (ii) social advertising, (iii) third-party redirecting, (iv) search engine marketing, (v) social media management, (vi) online monitoring, (vii) search engine optimization, (viii) app development, (ix) email and instant messaging marketing, and (x) video marketing.

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Source: The Frost & Sullivan Report

Digital advertising enables merchants to expand their reach to different consumers for greater exposure. Combining the data collected from the Internet and each marketing campaign, digital advertising service providers are able to provide valuable feedback to help companies better understand their target market and develop more specific strategies to grow their business.

Unlike traditional marketing services, digital advertising services provide more effective marketing solutions that target and interact with specific audience groups. For example, when Internet users use keywords to search for specific information, these digital advertising services would enable the search result pages to display the relevant information in the most effective and customized manner on the respective platforms, thus resulting in an increase in traffic driven to the advertisers’ websites or marketing campaigns. The types of services offered by digital advertising service providers can be divided into six main categories:

●	Search engine marketing: an efficient method in bidding for advertisement spaces on the search result pages to display advertisers’ advertisements, which could be shown in the form of websites and images;

●	Search engine optimization: the improvement of rankings of the advertisers’ websites on the organic search result pages;

●	Video Internet advertising: the creation and publishing of video advertisements on search engine platforms;

●	Social media marketing: the creation and publishing of relevant content on social media platforms, including creating and managing the profile pages of advertisers, online-to-offline marketing campaigns, and regular posting of the latest updates of advertisers;

●	Display Internet advertising: the creation and publishing of online banners on search engine platforms; and

●	Other types of Internet advertising: the creation and publishing of advertising materials through other Internet media, such as email.

The global market, including Southeast Asia, of search engine platforms is dominated by a handful of market players, with Google being the predominant market leader, followed by Yahoo and Bing. The market of search engine platforms on video content is dominated by YouTube. The market of social media platforms is dominated by Facebook, Instagram, and WeChat. In addition, global tech giants, such as Amazon and Alibaba, have been growing in prevalence in recent years as the search engines for consumer products. More recently, tech giants in China have been active in increasing their presence in the Southeast Asia market through investment activities, demonstrating great potential in this region.

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Value Chain Analysis

The upstream in the value chain of the digital advertising industry consists of merchants that would like to promote their products or services through digital media. As merchants increasingly realize the potential of digital advertising, they have become more willing to spend their marketing budget on digital advertising campaigns in recent years. Global brands usually form a partnership with multinational media agencies to support the brand’s marketing campaigns globally. However, in order to market themselves to the local market effectively, it is common for brands to acquire marketing services from local agencies, due to their local knowledge and expertise.

The midstream in the value chain of the digital advertising industry consists of digital advertising service providers and third-party Internet platforms, such as online search engines, social media platforms, and messenger apps. Digital advertising service providers assist merchants to manage their marketing campaigns and work with different Internet platforms in developing new advertising products and understanding consumers’ evolving needs. After a marketing campaign launches, Internet platforms will be able to provide data to the digital advertising service providers regarding the performances of the marketing campaign.

The downstream in the value chain of the digital advertising industry is Internet users that that actively browse different webpages and social media pages.

Source: The Frost & Sullivan Report

Market Size of Digital Advertising Industry in Southeast Asia

The economic prosperity, favorable regional and local government policies, and the continuous development in network infrastructure serve as an integral impetus to the development of the online business landscape. During the past few years, consumers have been restricted by COVID-19 pandemic prevention and control measures and therefore spent more time and resources on owned-media channels, such as websites, mobile apps, and customer-service channels, while on the supply end there has been a subsequent shift in marketing and advertising spending as merchants diversify their digital marketing across paid and owned media. Besides, as data and analytics are becoming increasingly pivotal in formulating targeted and personalized strategies, the overall structural shifts in consumer behavior and marketing activities have greatly spurred the demand for digital advertising services. As a result, the market size of the digital advertising industry in Southeast Asia increased from approximately $5.3 billion to approximately $10.0 billion from 2016 to 2021, representing a CAGR of approximately 13.4%. Moving forward, it is expected that the online business model will continue to be a growing trend, and the market size of the digital advertising industry in Southeast Asia will reach approximately $15.9 billion in 2026, representing a CAGR of approximately 9.3% from 2022 to 2026. In Malaysia, the market size of the digital advertising industry increased from approximately $0.5 billion to approximately $0.9 billion from 2016 to 2021, representing a CAGR of approximately 18.1%. Given the rising Internet penetration rate and average time spent by customers on online media and the rapid development of various digital platforms in Malaysia, it is expected that the market size of the digital advertising industry in Malaysia will reach approximately $1.5 billion in 2026, representing a CAGR of approximately 10.3%.

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Source: The Frost & Sullivan Report

Market Drivers

Advancement of technologies and analytic tools: While digital advertising service providers provide in-depth insights on formulating digital advertising strategies and execution plans, advanced technologies, such as big data and artificial intelligence, have become integral value-added tools for their daily operations in attaining efficiency and accuracy in terms of service provision. Leading digital advertising service providers are able to leverage artificial intelligence and machine learning to track customers’ information, such as their demographics, locations, purchasing patterns, and preferences, analyze the information collected, and recommend related advertising content to the end customers of merchants. With the aid of cloud-based and automated user analytics, digital advertising companies can differentiate their core audience and evaluate the effectiveness of marketing campaigns, so as to precisely shape their digital advertising strategies and deliver optimized results.

Supportive policies in promoting online eco-system: In December 2021, the Association of Southeast Asian Nations (“ASEAN”) countries entered into the ASEAN Agreement on Electronic Commerce, which has established common principles and rules to promote the growth of e-commerce in the region and to strengthen capacity to implement the corresponding policies. This agreement is intended to facilitate cross-border e-commerce transactions in the region and to establish a favorable environment for e-commerce development. Each member state will cooperate in areas such as information technology infrastructure, electronic payment, and settlement and trade facilitation. The favorable policy underpins the landscape of online platforms, thereby propelling the demand for digital advertising services.

Thriving economic conditions and increasing Internet penetration and usage: The steadily growing economy and transformation of the consumption-driven economy in Southeast Asia has propelled the digital advertising industry in Southeast Asia. The nominal GDP of Southeast Asia has increased steadily from approximately $2,559 billion to approximately $3,355 billion from 2016 to 2021, representing a CAGR of approximately 5.6%. The continuous elevation of income has precipitated an improved living standard and increased consumer spending on various goods and services. Further, the number of Internet users in Southeast Asia reached more than 420 million in 2021, while major economies such as Malaysia, Singapore, Thailand, the Philippines, and Indonesia all have Internet penetration rates exceeding 80%, which reflects significant progress compared with 2016. The increasing number of Internet users has translated into a potential customer base, where digital advertising companies may reach end customers in a more convenient and precise manner.

Emergence of programmatic advertisement buying in digital advertising industry: Programmatic advertisement buying involves automated buying and selling of digital advertising through real-time bidding on demand-side platforms, which are software used by advertisers to buy mobile, search, and video advertisements from a marketplace on which publishers list advertising inventory. Program advertisement buying has enabled digital advertising service providers to leverage data algorithms and insights with the aid of machine learning and artificial intelligence to deliver advertisements to a targeted and specific group of users at the right time. The development of such buy-and-sell programs can enhance operational efficiency, especially in promoting digital advertising campaigns to the right customers and thereby enhancing the profitability of merchants and digital advertising service providers.

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Market Trends

Accessibility and development 5G technology: The fifth-generation technology standard for broadband cellular networks (“5G”) facilitates the data processing and exchange at a higher speed, which results in reduction of Internet load time and traffic delays on Internet devices. As the standard of marketing and advertising has been developing towards more appealing content, such as videos with a higher frame rate, 5G has become conducive to enhancing the promotional effectiveness of such types of advertisement. As a result, the improvement of mobile networks is expected to propel the engagement of customers, as well as the content delivery through Internet platforms, such as social media and search engine platforms, which in turn elevates the value and effectiveness of digital advertising services in Southeast Asia.

Increasing varieties of marketing, such as content marketing and live streaming: In recent years, marketing in Southeast Asia has adopted a variety of new forms. For instance, content marketing, which is a marketing strategy used to attract, engage, and retain an audience by creating and sharing relevant articles, videos, podcasts, and other media, has become more prevalent for digital advertising service providers in generating leads and traffic. In addition, live streaming, which usually involves key opinion consumers, is conducive to reaching target consumers effectively through close engagement and interaction.

User experience-oriented services: User experience design combines different principles, such as visual design, information architecture, interaction design, usability, user search, and content strategy, to understand user needs and create products and services that provide a meaningful experience to customers. Facing an increasing demand for creative and experiential marketing content, digital advertising service providers that offer strategic advice and consultation to advertisers from the perspective of user experience design and are experienced in optimizing the layout of advertisements, are likely to have an advantage over competitors.

Competitive Landscape of Digital Advertising Industry in Southeast Asia

Overall, the digital advertising industry in Southeast Asia is fragmented and competitive with a large number of service providers serving different segments, including search engine marketing, database marketing, social media management, and display advertisement placement. The number of players in the digital advertising market in Southeast Asia is estimated to be approximately over 700.

The majority of local digital advertising providers in Southeast Asia are headquartered in Singapore. Moreover, the robust Singapore consumer market has attracted multinational media agencies to establish their Southeast Asia headquarters in Singapore to expand their businesses in Southeast Asia. As Singapore is the leader of technological innovation in the region, digital advertising providers with an established reputation in Singapore over the years are in a good position to expand into other countries in Southeast Asia. Meanwhile, the current top industry players in other Southeast Asian countries are mostly international firms, which offer multiple types of advertising services on top of digital advertising services, including brand consulting, design, production, and distribution services across different media, such as TV and print, to cater to the traditional advertising services demand. With the increasing prevalence of digital advertising and the cost effectiveness of the advertisers in Singapore attracting attention, advertisers in other Southeast Asian countries, including Malaysia, are likely to attempt to replicate such low advertising cost after seeing the success of digital advertising in Singapore.

Entry Barriers

Domain knowledge: To derive effective marketing campaign results by search engine marketing, social media marketing, and search engine optimization, advertisers need to adopt different approaches for different industries, particularly in keyword selection and website coding, which are the main tools in achieving effective marketing campaigns. In support of advertisers, digital advertising service providers with expertise in big data analysis of a specific industry could offer valuable insights to new advertisers in related industries. Many digital advertising service providers have also developed in-house expertise in machine learning and artificial intelligence technologies, which allows for targeted marketing and enables them to set themselves apart from new market entrants due to high development costs.

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Digital advertising specialists: As many countries in Southeast Asia are still at the beginning stage of adopting digital advertising, specialists with technical knowledge in the coding of websites and apps and experience in collaboration with search engine platforms are in high demand. New entrants to the digital advertising market may have to invest extra efforts in recruiting and training sufficient digital advertising specialists to ensure the consistent quality of their services. It is difficult to recruit experienced digital advertising specialists in Southeast Asia, due to a lack of such talents. As such, new market entrants also have to offer competitive salary packages to compete with existing digital advertising service providers.

Reputation and brand awareness: Many existing digital advertising service providers have established a sound reputation and strong brand awareness with their proven track records, which is hardly achieved by the new market entrants. Advertisers would prioritize well-known digital advertising service providers, since brand awareness and industry recognition are key selection criteria for new advertisers. Therefore, new market entrants to the digital advertising market may find it difficult to compete with existing digital advertising service providers with a strong reputation and brand awareness, which require effort and time to establish.

A proven track record and client portfolios: When selecting a digital advertising service provider, advertisers often evaluate the quality of a service provider’s previous marketing campaigns by checking its client portfolio and inquire about the service provider’s market reputation by discussing with its peers in the industry. Therefore, a lack of proven track records in the industry will create high entry barriers for new market entrants in pitching for new advertisers.

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BUSINESS

Overview

We are building a cash rebate, digital advertising, and payment solution business ecosystem targeting micro, small, and medium enterprises that lack the bandwidth to develop an in-house data management system for effective marketing. Through our subsidiaries in Malaysia, we connect retail merchants with retail shoppers to facilitate transactions through cash rebates offered by retail merchants, provide digital advertising services to advertisers, and provide payment solution services to merchants. Substantially all of our current operations are located in Malaysia.

Our cash rebate business is the foundation of the business ecosystem we are building. We have cooperated with retail merchants, which have registered on the GETBATS website and mobile app as Merchants, to offer cash rebates on their products or services, which have attracted retail shoppers to register on the GETBATS website and mobile app as Members in order to earn cash rebates for shopping online and offline. As the number of Members grows and sales of the existing Merchants increase, more retail merchants are willing to cooperate with us. As of September 30, 2022, 2021, and 2020, the GETBATS website and mobile app had 2,513,658, 514,167, and 66,580 Members, respectively, and 820, 723, and 478 Merchants, respectively. During the fiscal years ended September 30, 2022, 2021, and 2020, we facilitated 338,940, 295,393, and 1,759 transactions through the GETBATS website and mobile app, respectively. We generate revenue by keeping an agreed-upon portion of the cash rebates offered by Merchants on the GETBATS website and mobile app.

Making use of the vast Member and Merchant data we have collected from the GETBATS website and mobile app, we help advertisers design, optimize, and distribute advertisements through online and digital channels. We primarily distribute advertisements through (i) our SEEBATS website and mobile app, on which viewers can watch movies and television series for free through OTT streaming, which is a means of providing television and film content over the Internet at the request and to suit the requirements of the individual consumer, (ii) our GETBATS website and mobile app to its Members, and (iii) social media, mainly consisting of accounts of influencers and bloggers. During the fiscal years ended September 30, 2022, 2021, and 2020, we served 63, 25, and two advertisers, respectively. We generate revenue through service fees charged to the advertisers.

To diversify our revenue sources and supplement our cash rebate and digital advertising service businesses, we started to provide payment solution services to merchants in May 2021 by referring them to VE Services. Pursuant to the Appointment Letter with VE Services, we serve as its independent merchant recruitment and onboarding agent and refer merchants to VE Services for payment processing. We referred 19 and 11 merchants to VE Services during the fiscal years ended September 30, 2022 and 2021, respectively. We generate insignificant revenue through commissions from VE Services for our referrals and such revenue has been reported as revenue from a related party in our consolidated financial statements.

For the fiscal year ended September 30, 2022, we had total revenue of $7,194,187 and net income of $3,602,365. Revenue derived from digital advertising services, cash rebate services, and payment solution services accounted for approximately 99.72%, 0.15%, and 0.13% of our total revenue for the period, respectively.

For the fiscal years ended September 30, 2021 and 2020, we had total revenue of $3,166,228 and $153,863, respectively, and net income of $1,447,650 and a net loss of $205,154, respectively. Revenue derived from digital advertising services accounted for approximately 99.75% and 99.53% of our total revenue for those fiscal years, respectively. Revenue derived from cash rebate services accounted for approximately 0.20% and 0.47% of our total revenue for those fiscal years, respectively. Revenue derived from payment solution services accounted for approximately 0.05% and 0.00% of our total revenue for those fiscal years, respectively.

Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

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Business Ecosystem Comprising Cash Rebate, Digital Advertising, and Payment Solution Services

We are developing a business ecosystem in Malaysia comprising three lines of business that are complementary to each other, including (i) a cash rebate business connecting Members to Merchants, (ii) a digital advertising business providing targeted digital advertising services to advertisers; and (iii) a payment solution service business, which ecosystem we plan to replicate to other parts of Southeast Asia and eventually globally.

Our business maintains sustainable growth owing to the dynamic and complementary relationships among our GETBATS website and mobile app, our SEEBATS website and mobile app, and our payment solution services. Although currently the revenue from the GETBATS website and mobile app only accounts for a small portion of our overall revenue, they play a crucial and strategic role in our business ecosystem, essentially functioning as a direct database marketing platform that enables us to collect a large amount of data regarding our Merchants and Members and create a composite database of consumer spending behaviors by leveraging our business data analysis system; the SEEBATS website and mobile app, in turn, drive website traffic back to the GETBATS website and mobile app, which have become an increasingly popular cash rebate platform; and our payment solution service business functions as a further supplementary piece to our business ecosystem to ensure the security and convenience of all the transactions conducted therein. As such, we endeavor to provide our advertisers with targeted digital advertising services while ensuring our Merchant and Members can also benefit from the transactions facilitated by us through our cash rebate system in a more secure payment environment.

Capability of Providing Targeted Digital Advertising Services by Leveraging Business Data Analysis Technology

The ability to understand market traffic and pair potential consumers with suitable advertisements is key to converting the viewer’s interest into a purchase, thus enhancing the return of investment of marketing expenditures in the digital advertising industry. We are devoted to offering targeted digital advertising services for advertisers to help them improve the return of investment of their marketing expenditures by leveraging business data analysis technology and creating and refining marketing campaigns that could better reach the target audience and achieve better results.

Our large repository of Merchant and Member data and strong technological capabilities have enabled us to innovate and optimize our digital advertising services on an ongoing basis. Specifically, we collect and analyze vast Member spending behavioral data by leveraging our large user base on our GETBATS website and mobile app and our business data analysis capabilities. As of September 30, 2022, we had acquired information from 2,513,658 unique Members, including more than 5,488 spending Members, and 820 Merchants, and implemented a business data analysis system to study consumer spending behaviors. The size and number of available data sets have grown rapidly as data has been collected from mobile devices through our mobile app, computer peripherals from web browsers, and progressive web applications. We also collect analytic data from log files. We study our Members’ login patterns (such as time, date, and frequency of login), the deals, promotions, and advertisements they click, and the Merchant links that they share. In addition, we study viewers’ behaviors on our SEEBATS website and mobile app, including the types of movies they view and the time they spend on each movie, so that we can further relate and categorize them into different spending behavior category. In addition, we also help advertisers optimize their marketing campaigns by identifying the objectives and audience, formulating customized digital media strategies, designing brand positioning, and key messages, and improving the artistic value and attractiveness of the ads.

As of the date of this prospectus, we have five contracted employees engaging in developing, maintaining business data analysis technology, and advertisement optimization. We believe our optimization capabilities, particularly driven by our advanced business data analysis, are recognized and valued by our advertisers, which has enabled us to obtain and sustain a solid advertiser base.

Solid Advertiser Base Spanning a Wide Range of Industries

Our advertiser base grew substantially during the fiscal years ended September 30, 2022, 2021, and 2020. Our revenue from digital advertising services increased from $3,158,520 for the fiscal year ended September 30, 2021 to $7,174,050 for the fiscal year ended September 30, 2022, while the number of advertisers we served grew from 25 for the fiscal year ended September 30, 2021 to 63 for the fiscal year ended September 30, 2022. Our revenue from digital advertising services increased from $153,145 in fiscal year 2020 to $3,158,520 in fiscal year 2021, while the number of advertisers we served grew from two in fiscal year 2020 to 25 in fiscal year 2021. The industries of our advertiser base include luxury property development, medical services, retail jewelry sales, and real estate agencies, among others.

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We believe our diverse advertiser base helps us compete with other digital advertising services providers. Our relationships with advertisers of a broad industry spectrum have also enabled us to understand the demands and requirements of the advertisers and communicate with them in an accurate and efficient manner, which serves as our primary source to stay informed of the trends and evolutions of the digital advertising industry.

We believe our relationships with our advertisers has helped us build a reputation of high service quality, which helps attract and secure potential advertisers, thus creating a virtuous cycle for our growth and furthering our business development. As we continue to build and optimize our advertiser base, we are confident that we will be seen by merchants as the “go-to” place for advertisers who look for digital marketing of their products and services and a valuable source and channel to drive consumer demand, increase sales, and achieve operating efficiencies.

Visionary and Experienced Management Team with Strong Technical and Operational Expertise

Our senior management team has extensive experience in the traditional and mobile Internet, data analysis, and other technologies. Mr. Lee Choon Wooi, our Chief Executive Officer, director, and chairman of the board of directors, has served as the chief executive officer at Starbox Berhad since January 2020, where he is responsible for the management of day-to-day operations and high-level strategizing and business planning. From October 2013 to September 2021, Mr. Lee served as an executive director at Teclutions Sdn. Bhd., a multi-level marketing and e-commerce software system development company, where he was responsible for the company’s overall management. Under the leadership of Mr. Lee, we have successfully identified trends in digital advertising by leveraging our business data analysis technology and timely seized opportunities for growth and innovation.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

Further Expand Our Business Scale and Secure New Advertisers

The digital advertising market in Southeast Asia has been growing rapidly. According to the Frost and Sullivan Report, the market size of the digital advertising industry in Southeast Asia increased from approximately $5.3 billion in 2016 to approximately $10.0 billion in 2021, and it is expected to further increase to approximately $15.9 billion in 2026; the market size of the digital advertising industry in Malaysia increased from approximately $0.5 billion in 2016 to approximately $0.9 billion in 2021, and it is expected to further increase to approximately $1.5 billion in 2026. See “Industry—Overview of Digital Advertising Industry in Southeast Asia.” We believe the growth of the digital advertising market will fuel the need for digital advertising services as advertisers seek to optimize their online marketing strategies, which will create an enormous opportunity for digital advertising service providers like us for the foreseeable future.

To capture the potential growth of the digital advertising service market, we will continue to actively attract new advertisers to place ads through us and seek to increase the advertising spend of our existing advertisers. We will also seek to include more high-profile and sizeable advertisers from various industries. We believe this will reinforce our reputation as a reliable digital advertising services provider in different industries, which we believe would extend our reach to advertisers in those industries. In particular, we have (i) increased our brand exposure in offline events targeting micro, small, and medium enterprises via brand partnerships, like Grab, iFood, and Tastefully, and various activities at shopping malls; (ii) partnered with influencers or Key Opinion Leaders (“KOLs”) to create content to maximize our social media presence; (iii) created our own referral program to entice brand awareness, through which existing GETBATS Members may invite friends to sign up as Members and earn e-vouchers or gift cards; and (iv) improved our search engine optimization with user intent-related keywords through a digital marketing agency.

We believe that such strategies have contributed to our significant revenue growth in the fiscal years 2020, 2021, and 2022, and will continue to do so in the future. We will keep ourselves abreast of the latest changes in the digital advertising landscape and understand the evolving needs and requirements of our advertisers.

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Further Grow Our Merchant and Member Bases on the GETBATS Website and Mobile App

We endeavor to continue to expand our Merchant and Member bases on the GETBATS website and mobile app, since they play a crucial and strategic role in our business ecosystem. As of September 30, 2022, we had 2,513,658 Members on the GETBATS website and mobile app. We have made significant investments to acquire Members through online marketing initiatives, such as search engine marketing, display advertisements, referral programs, and affiliate marketing. During the fiscal years ended September 30, 2022, 2021, and 2020, we spent $188,338, $167,803, and $159,852, respectively, on these initiatives. In addition, our Member base has increased by word-of-mouth. We intend to continue to invest in acquiring Members, for so long as we believe the economics of our business support such investments. Our goal is to retain existing and acquire new Members by providing more targeted cash rebate deals, delivering high-quality customer services, and expanding the number and categories of deals we offer. We intend to continue to invest in the development of increased relevance of our services, as the number and variety of the deals we offer to our Members increase and we gain more information about their interests.

During the fiscal years ended September 30, 2022, 2021, and 2020, we featured more than 40, 60, and 30 Merchants offering cash rebate deals on our GETBATS website and mobile app, respectively. To drive Merchant growth, we have expanded the number of ways in which Members can discover deals through our shop-centric website and mobile app. We have also made investments in our salesforce, which builds merchant relationships and local expertise. Our Merchant retention efforts are focused on providing Merchants with a positive experience by offering targeted placement of their deals to our Member base, high-quality customer services, and tools to manage deals more effectively. We routinely solicit feedback from our Merchants to ensure their objectives are met and they are satisfied with our services. Based on this feedback, we believe our Merchants value the profitability of the immediate deal, potential revenue generated by repeat customers, increased brand awareness, and the resulting revenue stream that brand awareness may generate over time. Some Merchants view our deals as a marketing expense and may be willing to offer deals with little or no immediate profitability in an effort to gain future customers and increased brand awareness, since they only pay the cash rebates to the GETBATS website and mobile app upon each successful transaction.

Continue to Invest in and Develop Technologies Relating to Data Analysis

We consider technological innovations to be a critical component of our strategy, allowing us to provide execution at scale and deliver data-driven insights to grow our clients’ businesses. We will continue developing our technologies, with a focus on data analysis. We have implemented a business data analysis system, which analyzes data collected on our websites and mobile apps to understand consumer spending behaviors. We intend to improve this system by introducing (i) descriptive analysis, which simplifies and summarizes past data into a readable form to provide insights into what has occurred in the past; (ii) predictive analysis, which uses past data and present data to predict future events, and (iii) prescriptive analysis, which explores several possible actions and suggests actions based on the results of descriptive and predictive analysis of a given data set. We also intend to use artificial intelligence technology to improve the natural language processing ability of our websites and mobile apps, with a goal of recognizing voice and text input by Members in multiple languages and dialects and returning search results.

Expand Our Cash Rebate and Digital Advertising Services Internationally

We intend to selectively launch our cash rebate and digital advertising services in other countries in Southeast Asia during the next three years, starting from markets such as the Philippines, Thailand, and Indonesia. We started to expand into the Philippines and Thailand in July 2022 and intend to continue focusing on expanding into the Philippines and Thailand until June 2023. Our goal is to become operational in these countries around April to June 2023 and to further expand into Indonesia, Brunei, Singapore, and other countries in Southeast Asia between July 2023 and June 2025. We believe we can expand into these new markets by leveraging our existing business data analysis technology and expect to (i) establish representative offices or appoint local partners; (ii) integrate our websites and mobile apps with the representative offices or local partners to provide our services; (iii) hire key marketing and support employees who are familiar with local languages and cultures to manage our business in these countries, especially Thailand and Indonesia, where local languages are preferred in business activities; and (iv) promote our brands in these countries by investing in marketing activities. For details about the estimated total capital expenditures related to such expansion plan, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

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We face financial and logistical challenges associated with our plans for accelerated and geographically expansive growth. See “Risk Factors—Risks Related to Our Business and Industry—If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our advertisers” and “Risk Factors—Risks Related to Our Business and Industry—We may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations.”

Our Business Model

We currently generate revenue from the following principal sources:

●	Cash Rebates. We facilitate online and offline transactions between Merchants and Members of the GETBATS website and mobile app and keep a portion, usually 14%, of the cash rebates offered by Merchants as our revenue.

●	Digital Advertising Services. We help advertisers design and optimize online advertisements, and distribute advertisements through the SEEBATS website and mobile app, the GETBATS website and mobile app, and social media. We generate revenue through service fees charged to the advertisers.

●	Payment Solution Services. We refer merchants to VE Services to process payments and receive a portion of the monthly service fees, which range from 0.15% to 0.525% of the total service fees collected by VE Services, as commissions for our referrals.

The following tables presents our revenue for fiscal years ended September 30, 2022, 2021, and 2020. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations.”

	Revenue
	Fiscal Year Ended September 30,
	2022	2021	2020
Cash Rebate Services	$10,562	$6,214	$718
Digital Advertising Services	7,174,050	3,158,520	153,145
Payment Solution Services – Related Party	9,575	1,494	-
Total	$7,194,187	$3,166,228	$153,863

Cash Rebates

We operate a cash rebate platform, the GETBATS website and mobile app. Users may sign up for a free membership on our website, www.getbats.com, or on our GETBATS app, which may be downloaded from the App Store and Google Play. Members may then use the GETBATS website or app as their personal shopping portal, and earn cash rebates for online shopping and offline shopping.

●	Online. Rather than going directly to a retailer’s website, a Member first logs in on the GETBATS website or app. After searching for and finding a Merchant, the Member clicks the “Shop Now” button for that Merchant. The “Shop Now” button will direct the Member to the respective store or app page for the Merchant, where the Member may shop and pay for products as usual. After the Member makes payment, the GETBATS website/app automatically tracks the transaction(s) and cash rebates. The cash rebates are usually available for the Member to check in his or her account on the GETBATS website and mobile app in one to three days after the purchase.

●	Offline. A Member may also earn cash rebates when shopping at offline stores of our Merchants, such as restaurants, retail stores, and salons. After making payment, the Member may inform the cashier that he or she is a GETBATS Member and is entitled to cash rebates. The Member may then log in on the GETBATS website or app, select the Merchant, and follow the system guidance to obtain the cash rebate entitlement. Once the Merchant validates the purchase and the amount, which takes a few seconds to several days depending on the Merchant, we will add the cash rebates to the account of the Member.

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One key selling point of the GETBATS website and mobile app is that the cash rebates of a Member do not expire. Members may withdraw their cash rebates via e-wallet transfer when their accumulated rebate balance reaches a minimum of MYR10.00 ($2.38). The withdrawal process typically takes three to five business days. We partner with e-wallet service providers, such as MCash, Boost, Touch ‘n Go, and KA$H.

The GETBATS Website and Mobile App

The GETBATS website and mobile app provide the following functions:

●	Search. With the search engine built into the GETBATS website and mobile app, Members can search their favorite Merchants and deals among hundreds of choices.

●	Location-based Services. Based on Members’ location, nearby offline Merchants and cash rebate deals are selected and displayed on the GETBATS webpage and app for a smooth, user-friendly interaction.

●	Merchant and Deal Spotlight. Featured Merchants get customized banners on the GETBATS website and mobile app homepage, and the homepage also lists deal highlights, latest rebates, top rebates, and popular rebates, making it easier for Members to discover featured cash rebate deals and purchase from featured Merchants.

●	Smart Categories. Members can easily filter and sort deals and Merchants and narrow down their choices by pre-defined categories and collections.

●	Member Account Management. Members can check their cash rebate status, cash rebate balance, and purchase history and initiate cash rebate withdrawal in their accounts on the GETBATS website and mobile app.

●	Merchant Account Management. Stores that have signed up as a Merchant can manage their accounts on the GETBATS website and mobile app, including editing information about their stores and viewing or voiding approved transactions.

The following are screenshots for our GETBATS website and GETBATS app.

Screenshot for the GETBATS Website	Screenshot for the GETBATS App

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The Members

We have grown the Member base of the GETBATS website and mobile app since their official launch in November 2019. The following table sets out the key performance indicators for Members of the GETBATS website and mobile app as of the fiscal years indicated.

	Fiscal Years Ended September 30,
	2022	2021	2020
Members (#)	2,513,658	514,167	66,580
Members Who Have Received Rebates (for spending and referral) (#)	5,488	3,418	532
Cash Rebates Distributed*	$19,907	$29,873	$4,761

*These amounts refer to total cash rebates distributed to Members for spending and referrals and include cash rebates that were accrued to be paid in the future.

We grow our Member base through marketing initiatives and word-of-mouth. Our online marketing consists of social media marketing, email marketing, influential marketing, search engine optimization marketing, display advertisements, referral programs, and affiliate marketing. For instance, we have been running a “New Member Exclusive Promo” since June 6, 2021, which is available to new GETBATS Members that have signed up and existing GETBATS Members who have invited at least five friends to sign up as a GETBATS Member during the promotional period. These eligible Members may purchase an e-vouchers or gift card with a 50% instant cash rebates. Our offline marketing consists of traditional printed flyers, billboard, public relations, brand partnerships, and sponsored and corporate social responsibilities events to increase our visibility and build our brands. During the fiscal years ended September 30, 2022, 2021, and 2020, we spent MYR142,833 (approximately $33,186), MYR250,149 (approximately $60,652), and MYR159,788 (approximately $37,897) on Member acquisition, respectively.

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The Merchants

Our GETBATS website and mobile app currently feature cash rebates from Merchants in over 20 industries, such as automotive, beauty and health, books and media, electronics, fashion, food and beverages, groceries and pets, home and living, and sports and entertainment. Most of the Merchants are located in Malaysia.

The following table sets out the key performance indicators for Merchants of the GETBATS website and mobile app as of the fiscal years indicated.

	Fiscal Years Ended September 30,
	2022	2021	2020
Merchants (#)	820	723	478
Online Merchants (#)	421	337	111
Offline Merchants (#)	399	386	367
Transactions (based on rebated sales) (#)	338,940	295,393	1,759
Total Transaction Amount	$3,568,166	$2,501,913	$74,867

Merchant Acquisition Channels

We acquire Merchants through various means, including (i) approaching potential merchants based on market intelligence and our industry insights; (ii) exploiting our industry connections to identify potential merchants; (iii) reaching out to our existing Merchants to explore further business opportunities; (iv) referrals by our existing Merchants; and (v) collaboration with other platforms (such as affiliate marketing platform) to aggregate merchant bases. We also have some Merchants who seek our cash rebate-related services as a result of our marketing efforts.

After identifying a merchant interested in joining the GETBATS website and mobile app, we will negotiate with the merchant to determine the rate of blanket cash rebates it will offer to us. The merchant will then fill out an application form, which specifies the rate of blanket cash rebates and lays out our Merchant terms and conditions, and pay an application fee, which is typically waived, before becoming an authorized GETBATS Merchant. It will remain an authorized Merchant of the GETBATS website and mobile app indefinitely, unless the status is terminated by us or the Merchant by notice in writing.

Digital Advertising Services

Our Advertisers

We have built a diverse advertiser base from a broad range of industries, including luxury property development, medical services, retail jewelry sales, and real estate agencies, among others. During the fiscal years ended September 30, 2022, 2021, and 2020, we served 63, 25, and two advertisers, respectively. For the fiscal year ended September 30, 2022, no single advertiser accounted for more than 10% of our total revenue. For the fiscal year ended September 30, 2021, three advertisers accounted for approximately 21.7%, 10.8%, and 10.8% of our total revenue, respectively. For the fiscal year ended September 30, 2020, one advertiser accounted for approximately 91.6% of our total revenue. See “Risk Factors—Risks Related to Our Business and Industry—Our major clients generate a significant portion of our revenue. Any interruption in operations in such major clients may have an adverse effect on our business, financial condition, and results of operations.”

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The following tables summarize our advertisers accounting for more than 10% of our total revenue for the fiscal years ended September 30, 2022, 2021, and 2020:

For the fiscal year ended September 30, 2021
Name of advertiser	Revenue and percentage of total revenue	Relationship with our Company	Major contract terms
Company A	$727,073, 21.70%	Third-party advertiser	(i) Advertising strategy consultation, profile setup, and advertisement and graphic design, (ii) social media channel posting (including through blogger and influencer accounts) in August and September 2021, and (iii) four-week advertisement display on our SEEBATS website and mobile app from September 1, 2021 to September 30, 2021

Company B	$363,694, 10.80%	Third-party advertiser	(i) Advertising strategy consultation, profile setup, and advertisement and graphic design, (ii) social media channel posting (including through blogger and influencer accounts) in August and September 2021, and (iii) four-week advertisement display on our SEEBATS website and mobile app from September 1, 2021 to September 30, 2021

Company C	$363,537, 10.80%	Third-party advertiser	(i) Advertising strategy consultation, profile setup, and advertisement and graphic design, (ii) social media channel posting (including through blogger and influencer accounts) in August and September 2021, and (iii) four-week advertisement display on our SEEBATS website and mobile app from September 1, 2021 to September 30, 2021

For the fiscal year ended September 30, 2020
Name of advertiser	Revenue and percentage of total revenue	Relationship with our Company	Major contract terms
Company D	$142,307, 91.6%	Third-party advertiser	A three-month advertisement and promotional activities package running from January 1, 2020 to March 31, 2020

Ad Distribution Channels

We mainly distribute online advertisements through our SEEBATS website and mobile app, our GETBATS website and mobile app, and social media.

Distribution through Our SEEBATS Website and Mobile App

We currently operate a video streaming platform, the SEEBATS website and mobile app. Viewers may sign up for a free membership and watch movies and television series on our website, www.seebats.com, or our SEEBATS TV mobile app through OTT streaming. The following are screenshots for our SEEBATS website and our SEEBATS TV app.

Screenshot for Our SEEBATS Website	Screenshot for Our SEEBATS App

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Our SEEBATS website and mobile app offer 579 episodes of licensed movies and television series in various genres, such as action, comedy, fantasy, historical, and romance. We have licensed these movies and television series from Shenzhen Yunshidian, a third-party content provider, pursuant to a Service and Licensing Agreement dated November 1, 2021 (the “Service and Licensing Agreement”). The agreement has a term from November 1, 2021 to October 31, 2023 and may be terminated by either party in the event of a material breach by the other party of the agreement. We have agreed to pay a content and service fee of $120,000 and a content delivery fee based on the amount of content delivered by the content provider, ranging from $1,700 to $660,000 per year under the Service and Licensing Agreement. Pursuant to a letter dated July 15, 2021, Shenzhen Yunshidian also provided our SEEBATS website and mobile app with movies and television series for a free trial run from August 1, 2021 to October 31, 2021 before we entered into the Service and Licensing Agreement.

During the fiscal years ended September 30, 2021 and 2020, we licensed movies and television series from DMG, a third-party content provider, pursuant to a Distribution and Ad Sales Deal Agreement dated July 29, 2019, and SRI, a third-party content provider, pursuant to a White-label Video App and Ad Sales Service Agreement dated August 5, 2019. Our agreement with DMG had a term from August 1, 2019 to July 31, 2021, and we agreed to share with DMG 50% of the net revenue generated from advertisements placed on its content, in addition to paying DMG a flat fee of $10,000 and a monthly fee of $2,500 during the term. Our agreement with SRI had a term from August 1, 2019 to July 31, 2021, and we agreed to share with SRI 40% to 60% of the net revenue generated from advertisements placed on its content, in addition to paying SRI a monthly fee of $2,500 during the term. During the terms of the agreements, as we only displayed banner advertisements on the homepage of our SEEBATS website and mobile app and on the video pages, instead of placing advertisements on the movies and television series we licensed from DMG and SRI, we did not share any ad revenue with DMG or SRI and we only paid DMG and SRI flat fees and monthly fees based on contract terms. Total flat fees and monthly fees paid to DMG and SRI amounted to $50,000 and $60,000 for the fiscal years ended September 30, 2021 and 2020, respectively, which were recorded under our operating costs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Operating Costs” for details.

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On our SEEBATS website and mobile app, we offer eight tiers of digital advertisement distribution packages, which include different timing and duration of advertisement display and different placement formats, including (i) banner advertisements on the homepage of our SEEBATS website and mobile app, (ii) banner advertisements on the video pages, (iii) in-stream video ads played at the beginning or in the middle of videos, and (iv) background advertisements via digital product placements that appear above or below a selected video screen concurrently with a user viewing a video. For the fiscal years ended September 30, 2022, 2021, and 2020, approximately 82%, 93%, and 100% of our advertisement display services revenue was generated from ads distributed on our SEEBATS website and mobile app, respectively.

Distribution through Our GETBATS Website and Mobile App

Taking advantage of the growing GETBATS Member base, we offer the following types of digital advertising services through our GETBATS website and mobile app:

●	Peer-to-peer Influencing Tools. We make tools available for GETBATS Members to share advertisers’ advertisements in their own influencing circles through social media platforms, such as WhatsApp, WeChat, Facebook, Instagram, and Telegram, and email. Premium SEEBATS advertisers will be published in GETBATS Member dashboard. GETBATS Members can do targeted Merchant sharing to attract the relevant crowd to view the related sharing. Our Members will be able to share directly the related Merchant instead of general GETBATS promotional link. This enable the viewer of the shared link to be easily captured based on the brands the Member is sharing.

●	Push Notification and Email Marketing. We send advertisers’ advertisements through mobile app notifications and/or email to our GETBATS Members on a daily basis. As we analyze GETBATS Members’ purchase habits and interests through their activities on our GETBATS website and mobile app, we are able to show advertisements to the right audiences, therefore increasing the conversion rate of these advertisements.

●	Banner Advertisements. We display banner advertisements on our GETBATS website and mobile app.

For the fiscal years ended September 30, 2022, 2021, and 2020, approximately 0.1%, 2%, and 0% of our advertisement display services revenue was generated from ads distributed on our GETBATS website and mobile app, respectively.

Distribution through Social Media

With the emergence of popular online social media attracting numerous users, advertisers are increasingly receptive of the idea of identifying social media accounts that have influence over potential customers on these platforms, and orienting marketing activities around KOLs. Our social media marketing services generally involve the design and implementation of creative advertising campaigns carried out on social media platforms through the use of influential social media accounts with suitable target audiences. During the fiscal years ended September 30, 2022, 2021, and 2020, we distributed advertisements for 63, 25, and two advertisers on social media, respectively.

Our social media campaigns generally take the form of coordinated issuances of content on accounts in various popular social media platforms, including popular social networking platforms, video sharing platforms, live streaming platforms, knowledge sharing platforms, and information content platforms, which are intended to reach the readers of the contents of these accounts. Depending on the advertisers’ marketing objectives, various types of social media accounts can be used, such as (i) the accounts of nano-influencers, who are generally non-professional social media influencers with between 1,000 and 10,000 followers; (ii) the accounts of professional influencers; and (iii) the accounts of non-professional and professional bloggers.

To make a post on these social media accounts, we typically collaborate with active GETBATS social media (Facebook and Instagram) fans besides engaging KOLs in public or private influencer groups. We select KOLs by set parameters like minimum numbers of followers in their respective social media sites before engaging with them. We maintain a list of such KOLs, which are reviewed and updated from time to time based on our review of their service quality and their available resources. Generally, we enter into ad-hoc agreements with these KOLs, setting out the major terms and administrative procedures for utilizing their social media accounts for ad deployments, and the respective rights and obligations of the parties.

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Social Media Ads (Example 1)	Social Media Ads (Example 2)

For the fiscal years ended September 30, 2022, 2021, and 2020, approximately 4%, 5%, and 0% of our advertisement display services revenue was generated from ads distributed on third-party social media channels, respectively.

Services and Operational Flow

Acquiring Advertisers

We acquire advertisers through various means, including (i) approaching potential advertisers based on market intelligence and our industry insights; (ii) exploit our industry connections to identify potential advertisers; (iii) reaching out to our existing advertisers to explore further business opportunities; and (iv) through referrals by our advertisers.

We provide potential advertisers with our quotation for digital advertising services, which lays out the types of digital advertising services we will provide, payment information, and other terms and conditions. After the advertiser accepts our quotation, it becomes a legally-binding contract with us.

Pre-Launch

Before launching an advertising campaign, we usually discuss with the advertiser to understand its products or services to be marketed, marketing budget, and marketing objectives. Depending on the needs of our advertisers, we may provide advice and services on advertising strategies and ad optimization, generally covering:

Ad Type	Advisory Services

Banner Ads

Time and Place for Ad Deployment: We help our advertisers identify their target audiences (such as their profiles and geographical locations) and target time slots to target the ad displays based on the characteristic of the advertisers’ products and services. By setting these parameters, we aim to target the relevant audiences of the products and services we promote to improve the efficiency of reaching users with higher likelihood to click on the ads.

Ad Presentation: We also provide design optimization on the presentation of banner ads, such as title phrases, picture design, and text descriptions.

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In-stream Ads on our SEEBATS Website and Mobile App

Time and Place for Ad Deployment: We help our advertisers set parameters, such as geographical regions and time slots for ad displays and profiles of target audiences based on the features of advertisers’ products and services, to increase the likelihood of the ads reaching their target audience.

Ad Presentation: In addition to increasing the precision of the advertisements, we also provide optimization services on the design and format of ads, such as the desired length, content, script, and color tone of short video ads, to make them more receptive to the target audiences.

Push Notification and Email Ads on Our GETBATS Website and Mobile App	Customized Audience: Through direct access to our GETBATS website and mobile app, which provides “tags” based on Member profiles and behaviors, we advise our advertisers on how to use these “tags” to define their target audiences, and assist our advertisers in adjusting the ad-trigger criteria to achieve more precise marketing.

Social Media Ads	We assist our advertisers in the design of advertising strategies, provide advice on choices of ad formats and materials (such as short-videos, images, and text descriptions), and recommend appropriate social media accounts and suitable media channels for implementation and deployment of the advertising campaigns based on the themes and the desired effects of the campaigns.

We provide these advice and related services on advertising strategies and ad optimization to our advertisers to improve the effectiveness of their ads, which we believe will serve to enhance our advertisers’ satisfaction and improve advertiser retention.

Campaign Launch and Performance Review

We have implemented measures to ensure that our ad content does not violate laws and regulations. Our experienced employees carefully review ad content we receive from our advertisers. If we determine that the ad content does not violate any applicable laws and regulations, we will share the ad content with the relevant media for their internal review. If we determine that the ad content may be in violation of applicable laws or regulations, we will provide suggested edits to the ad content and send it back to the advertisers for revision. After both we and the media have determined that the ad content is in full compliance with applicable laws and regulations on information dissemination, we will confirm with the advertiser on its opinion with respect to the compliance prior to the deployment of the ad.

After we and our advertisers agree upon the advertising strategies and materials, we will be ready to launch the advertising campaigns. Upon receiving our advertisers’ orders, we would proceed to place their ads on our SEEBATS website and mobile app or our GETBATS website and mobile app, push notification or email ads to relevant GETBATS Members, or inform the influencers or bloggers to start posting relevant advertisement materials on their social media. The ads are usually displayed for a fixed period of time, ranging from a few weeks to a few months.

After an ad is launched, we monitor and assess the overall effectiveness of the advertising campaign in various dimensions, such as the ad exposure of in-stream ads and the visibility and degree of customer engagement of social media campaigns. Based on our assessment, we may further advise our advertisers on advertising strategies and optimization to continuously improve the effectiveness of their ad campaigns.

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During the fiscal years ended September 30, 2022 and 2021, 22 and 10 advertisers used our advertisement design and consultation services, respectively. For advertisement design and consultation services, our stand-alone selling price ranges from approximately $2,400 to approximately $38,000 for each of the service commitments, including advice on advertising strategies, customization and optimization of the desired content, length, color tone, layout, format, and presentation of the ads. Advertisers may elect to use any agreed-upon combination of services in one package, depending on their specific needs. We generated revenue of $1,575,800 and $384,061 from providing advertisement design and consultation services for the fiscal years 2022 and 2021, respectively. There was no such service revenue in fiscal year 2020.

In addition, all 63 advertisers for the fiscal year ended September 30, 2022, 25 advertisers in fiscal year 2021, and two advertisers in fiscal year 2020 used our services for advertisement display on our websites and mobile apps and third-party social media channels. Depending on the distribution channels used and the duration of the advertisement display, we charged advertising service fees in the range of approximately $5,000 to approximately $240,000 for designated services. Our revenue associated with advertisement display services amounted to $5,645,324 in fiscal year 2022, $2,774,459 in fiscal year 2021, and $153,145 in fiscal year 2020.

Payment Solution Services

To diversify our revenue sources and supplement our cash rebates and digital advertising service businesses, we started to provide payment solution services to merchants in May 2021 by referring them to VE Services. We entered into the Appointment Letter with VE Services on October 1, 2020, which Appointment Letter has a term of one year and is renewed automatically on a yearly basis unless terminated by either party. Pursuant to the Appointment Letter, we serve as its independent merchant recruitment and onboarding agent and refer merchants to VE Services to process payments through multiple payment methods, such as FPX, Alipay, Maybank QR Pay, Boost, Touch ‘n Go, and GrabPay. VE Services charges these merchants a service fee ranging from 1.50% to 2.50% based on the processed payment amount and payment processing methods used, and we are entitled to receive a portion of the monthly service fees as commissions for our referrals. The commission rate ranges from 0.15% to 0.525% based on the total service fees collected by VE Services from merchants referred by us.

We referred 19 and 11 merchants to VE Services during the fiscal years ended September 30, 2022 and 2021, respectively. As of the date of this prospectus, we have referred three additional merchants to VE Services since October 1, 2022. As we plan to expand our network with more third-party payment service providers and refer more merchants to them to process the payments, we do not expect to derive a substantial amount of payment solution service revenue from related parties in future periods. Since this is a business we recently started, we cannot guarantee that our payment solution service business will be successful. See “Risk Factors—Risks Related to Our Business and Industry—If we fail to retain and expand the user base for our payment solution services or if we fail to implement and maintain a reliable and convenient payment solution system, our payment solution service business may not be successful, and our business, financial condition, and results of operations may be adversely affected.”

Technology

We apply data science technologies extensively throughout our business ecosystem to support Merchant and Member onboarding and digital advertising. Our proprietary technologies include:

●	Merchant and Member Onboarding System. We have developed a system with an innovative business model that incentives both Merchants and Members to onboard our GETBATS website and mobile app, where they both benefit from the transactions facilitated by us via our cash rebate program. We work with both online and offline Merchants, who offer cash rebates to Members based on their spending at the physical store or online via our GETBATS website and mobile app. Through our system, Members receive cash rebates from their spending and Merchants obtain sales from spending Members. In addition, Merchants or Members who have onboarded other Merchants or Members can also receive referral rebates. We have filed a patent application, “System and Method to Seamlessly Onboard Merchants and Members to an Electronic Commerce Website,” for this system in Malaysia, which application is pending approval as of the date of this prospectus.

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●	Cash Rebate Calculation and Distribution System. Once a successful transaction has been completed through the GETBATS website and mobile app, our cash rebate calculation processor will transmit the expending data of the spending Member to a rule engine, which loads one or more distribution tables that set forth pre-determined distribution rules. Based on such data, our calculation engine calculates and distributes the total rebates payable to different entities under various circumstances, including but not limited to (i) the spending Member, (ii) referrals (the Member who introduced the spending Member), (iii) agent-merchants (agents who onboards the Merchant), and (iv) agent-customer (agents who onboards a big group of Members), if applicable. We have filed a patent application, “System and Method to Compute Payable Rebates and Distribute the Payable Rebates to Distribution Entities,” for this system in Malaysia, which application is pending approval as of the date of this prospectus.

●	Business Data Analysis System. Our analysis engine monitors our Members’ behaviors on the GETBATS website and mobile app and parses all the data properties, including login patterns (such as time, date, and frequency of login), the deals, promotions, and advertisements they click, and the Merchant links that they share. The large repository of Merchant and Member data collected from our GETBATS website and mobile app enables our Merchants to better understand consumers’ preferences and their spending behaviors. In addition, we study viewers’ behaviors on the SEEBATS website and mobile app, where our user profiling engine infers the viewers’ interest, demographic, intent, and other features through dynamic correlation analysis based on the data collected from our SEEBATS website and mobile app, such as the types of movies they view and the time they spend on each movie. In doing so, we relate and categorize the viewers into different spending behavior categories. We also expect to further improve our data analysis capabilities by introducing the descriptive, predictive, and prescriptive features in the future. We have filed a patent application, “System and Method to Analyze Business Data Based on Spending Behavior Data,” for this system in Malaysia, which application is pending approval as of the date of this prospectus.

●	Payment Token System. Our payment token module on our payment system tokenizes Members’ sensitive payment data by replacing those key data with unique identification symbols that retain all the essential information about the data without compromising its security. Such payment tokens can be automatically loaded, and payments can be automatically made to the merchants who have appropriately confirmed the payment data and selected a payment option. We utilize such token payment data to facilitate secure and convenient transactions conducted in our business ecosystem. Members need not repeatedly fill in complicated payment information when making payments to Merchants, which greatly enhances user experience in payment transactions. We have filed a patent application, “System and Method to Create a Flexible Payment Token for A Plurality of Merchants, for this system in Malaysia,” which application is pending approval as of the date of this prospectus.

Data Privacy and Security

We collect data solely to analyze consumer behaviors and advertising performance. In order to identify each user profile, we assign a random profile number with each new profile. We then use that number as the anonymous identification for the profile and associate it with all related data. In general, we do not collect personally identifiable information unless a Member consents to it. If such information is inadvertently obtained by us, our policy is to immediately delete such information.

We treat all information we collect as confidential. We do not disclose any information we gather from a Member or Merchant unless such disclosure is approved by it.

We have put in place appropriate physical, electronic, and managerial procedures to safeguard and secure our data assets, including to prevent unauthorized access, to preserve their integrity, and to ensure their appropriate use. On the software level, we encrypt important and sensitive data during their transmission from and to the user end, and only authorized personnel may access the backend of our systems based on their user assigned user groups and user levels. We have central controls to govern user roles and permissions. On the hardware level, only authorized information technology personnel have access to our servers through a virtual private network and data backup is kept inside our company safe box. In addition, we have established a hardware firewall where all traffic is inspected and filtered according to a comprehensive set of rules.

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Competition

The cash rebates industry and the digital advertising industry in Malaysia are highly-competitive and rapidly evolving, with many new companies joining the competition in recent years and few leading companies.

In the cash rebates industry, we compete with other cash rebate platforms and businesses that focus on particular merchant categories and markets. We also compete with traditional offline coupon and discount services, as well as newspapers, magazines, and other traditional media companies that provide coupons and discounts on products and services. We believe the principal competitive factors in this industry include breadth of member and merchant bases, local presence and understanding of local business trends, ability to deliver a high volume of relevant deals to consumers, ability to generate positive return on investment for merchants, and strength and recognition of our brand. We believe that we compete favorably on the factors described above.

In the digital advertising industry, we compete directly with other providers of digital advertising services for advertisers and advertising revenue. In addition, we compete with traditional forms of media, such as newspapers, magazines, and radio and television broadcast, and other providers of offline advertising services. We believe that our ability to compete effectively for advertisers depends upon many factors, including brand recognition, qualify of services, effectiveness of sales and marketing efforts, creativity in design and contents of advertisements, pricing and discount policies, and hiring and retention of talented staff. We believe that we are well-positioned to effectively compete in the digital advertising industry based on the factors listed above.

Some of our current or future competitors, however, may have longer operating histories, greater brand recognition, or greater financial, technical, or marketing resources than we do. For a discussion of risks relating to competition, see “Risk Factors—Risks Related to Our Business and Industry—The markets in which we operate are highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.”

Intellectual Property

We regard our trademarks, service marks, domain names, trade secrets, and similar intellectual property as critical to our success. We rely on a combination of trademark law and confidentiality and non-disclosure agreements to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, we have registered:

●	12 trademarks in Malaysia; and

●	seven domain names in Malaysia.

As of the date of this prospectus, we have 65 pending trademark applications and 12 pending patent applications in Malaysia, the Philippines, and Indonesia. These pending trademark applications include 23 applications that were objected to on the grounds of similarity in Malaysia and the Philippines (i.e., the trademark applications for “PAYBATS,” “GETBATS,” and “SEEBATS”). All current 65 pending trademark applications, including the applications that were objected to (which have been resubmitted for appeal) and the four patent applications, are all currently under examination. However, on November 16, 2022, we were informed by our lawyers that they had received a Notice of Intention to file an Opposition from Drewmarks Patents & Designs (M) Sdn Bhd, who is acting on behalf of DC Comics (“the Opposer”) against the trademark applications for “PAYBATS,” “GETBATS,” and “SEEBATS” in Malaysia. The Opposer had filed a request for an extension of time of two months to file their Notice of Opposition with the Malaysia IP Office, which had thereafter been granted, and the “PAYBATS,” “GETBATS,” and “SEEBATS” trademarks presently are categorized as “Under Opposition” status. As of January 16, 2023, our lawyers had received the Opposer’s Notice of Opposition, which had been filed with the Malaysia IP Office. We are obligated to reply to the same via a Counterstatement before March 16, 2023 and we are in the process of addressing the opposition. Failure to reply to the Opposer’s Notice of Opposition would be deemed to be a withdrawal of the “PAYBATS,” “GETBATS,” and “SEEBATS” trademark in Malaysia.

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In addition to the opposition in Malaysia, the “PAYBATS,” “GETBATS,” and “SEEBATS” trademark applications have also been recently opposed in Indonesia by DC Comics. Similarly, we are obliged to address the opposition by way of Counterstatement before March 17, 2023 and we are in the process of addressing the opposition.

For details of the technologies related to the four patent applications and how our businesses depend on them, see “—Technology” above. Our business does not depend on those patent applications. None of our patent applications have resulted in the granting of a patent and we cannot assure you that we will file for or obtain any patents. In addition, we cannot assure you that:

●	any patent which we may obtain will be broad enough to protect our technologies, will provide us with competitive advantages, or will escape challenges or invalidation by third parties;

●	the patents of others will not have an adverse effect on our ability to do business; or

●	others will not independently develop similar technologies, duplicate our technologies, or, if patents are issued to us, design around these patents.

We implement comprehensive measures to protect our intellectual property in addition to making trademark and patent registration applications. Our key measures to protect their intellectual property include: (i) hiring outside legal counsels to assist in the protection of our intellectual property; (ii) trademark searches prior to the launch of our websites and mobile apps; (iii) timely registration and filing with relevant authorities and application of intellectual property rights for our significant technologies and self-developed software; and (iv) reviews of virtual marketing materials, including text, graphics, and videos, to avoid copyright infringement.

Employees

We had 21 and 17 full-time employees as of September 30, 2022 and 2021, respectively. The following table sets forth the number of our full-time employees as of September 30, 2022:

Function	Number
Management	6
Customer Services and Operations	5
Sales and Marketing	5
General and Administration	5
Total	21

We enter into employment contracts, which contain a confidentiality clause, with our full-time employees.

During the fiscal year ended September 30, 2020, because of our limited business operations, we did not hire any full-time employees. Instead, we outsourced four contract workers from Zenapp as of September 30, 2020. In fiscal year 2021, we had 12 full-time employees prior to June 30, 2021 and added another five full-time employees in the fourth quarter. We further hired four additional full-time employees in fiscal year 2022. Most of our employees undertook multiple tasks in a cost-effective manner during the fiscal years ended September 30, 2022, 2021, and 2020.

In addition to our full-time employees, we also employed five and eight contract workers as of September 30, 2022 and 2021, respectively. These contract workers are primarily responsible for providing information and technology support.

We believe that we maintain a good working relationship with our employees and contract workers, and we have not experienced material labor disputes in the past. None of our employees and contract workers are represented by labor unions.

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Facilities

Our principal executive offices are located in Kuala Lumpur, Malaysia, where StarboxGB, StarboxPB, and StarboxSB lease offices from two third parties, with an aggregate area of approximately 4,800 square feet, pursuant to three tenancy agreements, each with a lease term from May 1, 2022 to April 30, 2023. The tenancy agreements of StarboxGB and StarboxPB each have monthly rent of MYR6,288 (approximately $1,439) and may be terminated by giving the landlord three months’ advance notice in writing. The tenancy agreement of StarboxSB has monthly rent of MYR6,800 (approximately $1,556) and may be terminated by giving the landlord two months’ advance notice in writing; StarboxSB may extend the agreement for an additional two years upon its expiration.

We believe that the offices that we currently lease are adequate to meet our needs for the immediate future.

Insurance

We have obtained directors and officers liability insurance but do not maintain group comprehensive life insurance for employees, property insurance, business interruption insurance, or general third-party liability insurance. We believe the insurance coverage we maintain is in line with the industry. See “Risk Factors—Risks Related to Our Business and Industry—Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.”

Seasonality

Our revenue, cash flow, operating results, and other key operating and performance metrics may vary from quarter to quarter, due to the seasonal nature of our advertisers’ budgets and spending on advertising campaigns. For example, advertising spending tends to rise in holiday seasons with consumer holiday spending, or closer to end-of-year in fulfilment of their annual advertising budgets, which may lead to an increase in our revenue and cash flow during such periods. Moreover, advertising inventory in holiday seasons may be more expensive, due to increased demand for advertising inventory.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

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REGULATIONS

This section sets forth a summary of the principal Malaysian laws, regulations, and rules relevant to our business and operations in Malaysia.

Regulations Relating to Communications and Multimedia

In Malaysia, the communications and multimedia industry and its regulatory licensing framework are regulated by the Malaysian Communications and Multimedia Commission, a regulatory body tasked with overseeing regulatory framework pertaining to the communications and multimedia industry, such as the Communications and Multimedia Act 1998 (the “CMA 1998”), the Malaysian Communications and Multimedia Content Code (the “Content Code”), and other corresponding regulations, guidelines, directions, declarations, and standards.

The CMA 1998 generally provides four categories of licensable activities, which include (i) network facilities provider, (ii) network service provider, (iii) applications service provider, and (iv) content applications service provider. Specifically, content applications services provider generally includes any person who provides television and radio broadcast services, online publishing services, and information services. Nonetheless, any person who provides Internet content applications services—content applications services delivered by means of Internet such as broadcast services via an over-the-top platform—are currently exempt from the licensing requirement pursuant to the Communications and Multimedia (Licensing) (Exemption) Order 2000”). Our Malaysian subsidiary, StarboxSB, provides video streaming services by means of Internet, which is categorized under “Internet content applications services” and is therefore exempted from the licensing requirement.

Similarly, any person who provides electronic transaction services, interactive transaction services, network advertising boards and cineplex, or web hosting or client server under the application service providers category is exempt from this licensing requirement. In the opinion of our Malaysian counsel, GLT Law, the CMA 1998 and the Exemption Order 2000 apply to our Malaysian subsidiaries, StarboxSB and StarboxGB. In particular, StarboxSB has developed a mobile application known as “SEEBATS,” which will be categorized under “networked advertising boards and cineplex,” being the category assigned to an application service for advertising in which content and information is remotely generated and is distributed through a network service, whereas StarboxGB has developed mobile application known as “GETBATS,” which will be categorized under “networked advertising boards and cineplex” and “electronic transaction service,” being the category assigned to an application service which utilizes network services and information processing to conduct and achieve or support end user or third party transactions, both of which are regarded as applications services providers exempted under the Exemption Order 2000.

Nevertheless, StarboxSB and Starbox GB shall comply with all the other applicable provisions under the CMA 1998 and relevant guidelines, such as technical requirements and content prohibitions. While compliance with the Content Code is not compulsory, the adoption of the practice and standards provided are encouraged as it provides a valid legal defense against any legal proceedings that may arise from an alleged violation of the Content Code and maintains a good market practice.

Regulations Relating to Advertising and Marketing

The advertising industry in Malaysia is largely self-regulated. For electronic advertisements, including those communicated through the Internet, the rules and its self-regulatory codes can be found in the Content Code, which provides specific guidelines for online content providers or those who provide access to online content through the present and future technology.

As our business includes digital advertising and marketing, we are required to comply with the Content Code. Amongst the principles provided under the Content Code, it is worth noting that the responsibility for content provided online primarily rests with the creator of the content and users are responsible for their choice and utilization of online content. The Content Code also provides guidelines and procedures in determining whether the content is prohibited under the CMA 1998. Under the general principles that shall apply to all the content displayed or communicated online and subject to the CMA 1998, content shall not be indecent, obscene, false, menacing, or offensive in character with the intent to annoy, abuse, threaten, or harass any person. In addition, the Content Code generally prohibits content that may potentially offend the religious, political, sentimental, or racial susceptibilities of certain communities in Malaysia. Nevertheless, any guidelines that apply to the provisions of online content shall not unduly restrict the growth of the industry but serve to enhance a dynamic environment to encourage and stimulate the development of the Malaysian communications and multimedia industry.

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Notwithstanding the above, the Consumer Protection Act 1999 (the “CPA 1999”) and the Trade Descriptions Act 2011 (the “TDA 2011”) further regulate advertising in relation to the supply of goods or services in Malaysia. The CPA 1999 applies to all goods and services that are offered or supplied to one or more consumers in trade, including any trade transaction conducted through electronic means in Malaysia, as well as prohibiting the act of bait advertising. Similarly, the TDA 2011 promotes good trade practices by prohibiting false trade descriptions and false or misleading statements, conduct, and practices. Our Malaysian subsidiaries which provide advertising services to its consumer and users, StarboxGB and StarboxSB, are in compliance with the CPA 1999 and the TDA 2011.

Regulations Relating to Film Distribution

The production, distribution, and exhibition of films in Malaysia are governed by the FINAS Act. Pursuant to Section 22(1) of the FINAS Act, no person (which term includes a body of persons, corporate, or unincorporate) shall engage in any of the activities of production, distribution, or exhibition of films or any combination of the activities specified in Section 21(1) of the FINAS Act (i.e., (a) production and distribution; (b) production and exhibition; or (c) distribution and exhibition, of films), unless such person is authorized by the FINAS to do the same. Section 2 of the FINAS Act defines film distribution as “including the renting, hiring, and loaning of films for profit or otherwise, the importation and distribution of films produced abroad, and the distribution of films produced locally.” Section 25 of the FINAS Act further provides that any person who contravenes Section 22 of the FINAS Act shall be guilty of an offence and shall, on conviction, be liable for a fine not exceeding MYR50,000 (approximately $11,484) or to imprisonment for a term not exceeding two years or for both such fine and imprisonment, and he shall, in the case of a continuing offence, be liable to daily fine not exceeding MYR10,000 (approximately $2,297). Further, Section 26 of the FINAS Act provides that where an offence is committed by a company or a firm, every director, secretary, or manager of the company or, as the case may be, every partner in the firm shall also be deemed to be guilty of the offence, unless he proves that the offence was committed without his knowledge, consent, or connivance and that he exercised all due diligence to prevent the commission of the offence.

Our Malaysian subsidiary, StarboxSB, operates our SEEBATS website and mobile app, on which viewers may watch movies and television series through OTT streaming, which may fall under the scope of film distribution under the FINAS Act. As such, StarboxSB obtained the Film Distribution License (License No. DF 04/09445) on April 11, 2022, which allows it to engage in the distribution of films. The Film Distribution License (License No. DF 04/09445) has a validity period from April 11, 2022 to April 10, 2023. See “Risk Factors—Risks Related to Our Business and Industry—If the relevant Malaysian regulatory agency were to determine that a Film Distribution License was required for the operations of our SEEBATS website and mobile app prior to April 11, 2022, our business, financial condition, and results of operations could be adversely affected.”

Regulations Relating to Direct Selling

Any person who carries on a direct sales business is required to hold a valid license granted under the Direct Sales and Anti-Pyramid Scheme Act 1993 (the “DSAPSA 1993”) and is prohibited from carrying out any pyramid scheme or arrangement, chain distribution scheme or arrangement, or any similar scheme or arrangement within the meaning of the DSAPSA 1993. Such activities are under the purview of the Ministry of Domestic Trade and Consumer Affairs. Direct sale means a door-to-door sale, a mail order sale, or a sale through an electronic transaction within the meaning of the DSAPSA 1993. Other requirements to be complied with in respect of a direct sales business are the requirements for contents of advertisement, direct sales contracts, as well as requirements for a cooling-off period and rescission.

Our Malaysian subsidiary, StarboxGB, undertakes a direct sales business by way of electronic transaction (for the purposes of Section 19A of the DSAPSA 1993), by having a multi-level marketing plan in which individuals who are registered as members will be entitled to four different types of bonuses, which bonus types vary depending on the activities carried out. For illustration purposes, the member will be entitled to a retail profit when they generate a sale with a non-member, a personal sales bonus when a sale is made, a direct sales bonus when its downline members generate sales, and a tier group sales bonus for the sales its group produced. Thus, StarboxGB is required to hold a license under the DSAPSA 1993, which it has obtained and has a validity period from December 22, 2020 to December 21, 2022. Further, it is required to comply with the provisions of the DSAPSA 1993 and the Direct Sales (Scheme and Conduct) Regulations 2001.

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Regulations Relating to Anti-Money Laundering and Counter-Terrorism Financing

The Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (the “AMLA 2001”) prohibits money laundering and terrorism financing activities. Any person who (a) engages in a transaction that involves proceeds of unlawful activity; (b) uses proceeds of unlawful activity; (c) removes from or brings into Malaysia proceeds of unlawful activity; or (d) conceals, disguises, or impedes the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of unlawful activity, commits a money laundering offence under the AMLA 2001.

In addition, a reporting institution under the First Schedule of the AMLA 2001 is obliged to observe the anti-money laundering and counter financing terrorism requirements and standards, which include reporting and record-keeping duties, such as submitting suspicious transaction reports, implementing risk-based application, and conducting customer due diligence. None of our Malaysian subsidiaries is deemed to be a reporting institution. Nevertheless, we are required to comply with the provisions under the AMLA 2001.

Regulations Relating to Foreign Exchange Control

The exchange control regime in Malaysia is regulated by the Financial Services Act 2013 (the “FSA 2013”). The FSA 2013 has prescribed a list of transactions that are prohibited without approval from Bank Negara Malaysia (the Central Bank of Malaysia) (“BNM”) and it regulates the domestic and international transactions involving residents and non-residents of Malaysia. The requirements, restrictions, and conditions of approval in respect of the prohibited transactions and directions of BNM are further set forth in the Foreign Exchange Notices issued by BNM (the “FE Notices”).

Under the FSA 2013, all payments made between the residents of Malaysia must be paid in Malaysian ringgit, subject to limited exceptions and approval under the FE Notices, whereas payment made between resident and non-resident of Malaysia may be made either (i) in Malaysian ringgit, if for the prescribed purposes (for, among others, any purpose between immediate family members, income earned or expenses incurred in Malaysia or settlement of trade in goods or services in Malaysia), or (ii) in foreign currency (except for the currency of Israel), if for any purpose subject to certain prohibition under the FE Notices. On the other hand, non-residents are allowed to make or receive payment in foreign currency (except for the currency of Israel) in Malaysia for any purpose (including capital, divestment proceeds, profits, dividends, rent, fees, and interest arising from any investment in Malaysia, subject to any withholding tax) in accordance with the FE Notices. Unless otherwise restricted by contractual undertakings and subject to applicable laws, our Malaysian subsidiaries are at liberty to distribute dividends to us in foreign currency without having to seek prior approval from BNM.

Regulations Relating to Personal Data Protection

Our business and operations in Malaysia are subject to laws and regulations regarding data privacy and data protection pursuant to the PDPA 2010. In particular, PDPA 2010 applies to any person who processes or has control over, or authorizes the processing of, any personal data in respect of commercial transactions save and except for any personal data processed outside of Malaysia and not intended to be further processed in Malaysia.

On personal data processing, the PDPA 2010 provides key principles that must be adhered to by data users, which are defined as a person who either alone or jointly, or in common with other persons, processes any personal data or has control over, or authorizes the processing of, any personal data but does not include a processor. For example, to process or disclose personal data relating to any individuals would require (i) consent from such individuals, which may be obtained in any form that can be recorded and maintained properly by the data user; and (ii) written notice in the national language of Malaysia (Malay) and/or English to such individuals notifying, among others, (a) the processing of personal data and a description of the data, (b) the purposes for which the personal data is being collected; (c) individual’s right to request access and correction of the personal data, and (d) class of third parties to whom the personal data may be disclosed.

Any person engaged in processing personal data shall take measures to protect the personal data from any loss, misuse, modification, unauthorized or accidental access, or disclosure, alteration, or destruction of personal data and to maintain the integrity of the personal data processed, which should not be kept longer than necessary for the fulfilment of the purpose for which it was to be processed. Such personal data shall be destroyed or permanently deleted if it is no longer required.

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In addition, a data user who belongs to any of the classes of data users prescribed under the Order 2013 shall be registered under the PDPA 2010 in order to process personal data. These users include, among others, a licensee under the CMA 1998 and a licensee under the Direct Sales and Anti-Pyramid Scheme Act 1993 (the “DSAPSA 1993”) who undertakes direct sales business. As our Malaysian subsidiaries, StarboxSB and StarboxGB, are exempted from the licensing requirement under the CMA 1998 pursuant to the Exemption Order 2000, they are not required to be registered as a data user under the PDPA 2010. However, StarboxGB is a licensee under the DSAPSA 1993 for direct selling activity and, hence, it is required, and has registered, to be a data user in compliance with the PDPA 2010. Notwithstanding that our other Malaysian subsidiaries are not required to be registered as data users under the PDPA 2010, all such other Malaysian subsidiaries are in compliance with the PDPA 2010 as of the date of this prospectus.

Regulations Relating to Labor

The principal law that governs and regulates all labor relations—including contracts of service, payment of wages, employment of women, maternity protection, hours of work, holidays, leave policy, termination, layoff, retirement benefits, and employment of foreign employees—is the Employment Act 1955 (the “EA 1955”). Following the implementation of the Employment (Amendment of First Schedule) Order 2022, which came into force on January 1, 2023, the applicability of the EA 1955 has been expanded to include any person who has entered into a contract of service with an employer, irrespective of their monthly wages, is engaged in manual labor, serves as a supervisor of such manual laborer, serves as a domestic employee, or is engaged in any capacity in any vessel registered in Malaysia subject to certain conditions. Notwithstanding this, pursuant to Paragraph 1A of the First Schedule of the EA 1955, certain provisions in respect of overtime payments and termination benefits will not apply to employees whose wages exceed MYR4,000 a month.

The widening scope of the EA 1955 indicates that all employers should ensure that the terms of their existing contract of employment comply with the minimum standards prescribed under the EA 1955 as well as all other applicable statutory requirements, including the minimum retirement age and statutory contributions such as Social Security and Employees’ Provident Fund.

Other laws and regulations in relation to employment matters include the Industrial Relations Act 1967, Immigration Act 1959/63, Employment (Restriction) Act 1968, Employees Provident Fund Act 1991, Employees’ Social Security Act 1969, Employee Social Security General Rules 1971, Employment Insurance System Act 2017, Minimum Retirement Age Act 2012 and Minimum Wages Order 2020. As of the date of this prospectus, our Malaysian subsidiaries are in compliance with all applicable labor regulations.

Regulations Relating to Business Operation

Prior to the commencement of our business operations in Malaysia, we are required to apply for business premises licenses for each operating premises from the relevant local authority under the Local Government Act 1976, which confers power to the local authority to create by-laws providing that no person shall use any premises within the jurisdiction of the respective municipal council without a license issued by the respective municipal council, and any person who fails to exhibit his license at all times in some prominent place on the licensed premises or fails to produce such license when required shall be liable to a fine not exceeding MYR500 and/or to imprisonment for a term not exceeding six months. All of our Malaysian subsidiaries have obtained the business premises license from the local authority (i.e., Kuala Lumpur City Hall (DBKL)) and are in compliance with the Local Government Act 1976. The validity periods of the business premises licenses obtained by our Malaysian subsidiaries are as follows: (i) in respect of the business premises license of Starbox Berhad, from April 30, 2022 to April 29, 2023; (ii) in respect of the business premises license of StarboxSB, from March 2, 2023 to March 1, 2024; (iii) in respect of the business premises license of StarboxGB, from March 2, 2023 to March 1, 2024; and (iv) in respect of the business premises license of StarboxPB, from April 7, 2022 to April 6, 2023.

Regulations Relating to Cybersecurity

Currently, there is no legislation in Malaysia that imposes a blanket requirement for implementing cybersecurity measures, but a number of sporadic laws exist relating to this area and promulgated to counter cybercrimes. The Computer Crimes Act 1997 (the “CCA 1997”) criminalizes abuse of computers and counters cybercrimes, including (i) gaining of unauthorized access to computers or networks with or without the intent to commit other offenses, (ii) spreading of malicious codes such as computer viruses, (iii) unauthorized modification of any program or data on a computer, and (iv) wrongful communication of any means of access to a computer to an unauthorized person. Once convicted, a person who committed such cybercrimes is subject to, depending on the type of the offense committed, a fine ranging from MYR25,000 to MYR150,000 and/or imprisonment of three to 10 years. Where computer or internet-related crime activities are involved, but which do not specifically fall within the ambit of the CCA 1997 (for example, online fraud, cheating, criminal defamation, intimidation, gambling, and pornography), such offenses may be charged under the Penal Code, which is the main statute governing a wide range of criminal offenses and procedures in Malaysia.

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As of the date of this prospectus, our Malaysian subsidiaries are in compliance with the applicable provisions under CCA 1997 in preventing any activity that will cause unauthorized modification of the contents of any computer and malicious activities.

Regulations Relating to Intellectual Property

Our intellectual property rights are important to our business and operations. We rely primarily on a combination of intellectual property laws, contract provisions, copyrights, trademarks, patents, and domain rights to protect our intellectual property rights.

Copyright

The Copyright Act 1987 (“CA 1987”) is the principal law governing copyright related matters. Unlike trademarks or other intellectual property rights, there is no specific system of registration for copyrights in Malaysia. Nonetheless, the CA 1987 allows copyright owners to protect their copyrights by way of filling with the Intellectual Property Corporation of Malaysia (“MyIPO”) a voluntary notification, which is considered prima facie evidence in cases of copyright infringement.

The Copyright (Amendment) Act 2022 (“Amendment Act 2022”), which was implemented on March 18, 2022, introduced amendments to the CA 1987 and strengthened the enforcement of copyright laws, especially in the digital environment, by, among others, introducing criminal liabilities for copyright infringement relating to streaming technology. Amendment Act 2022 contains provisions that strengthen the enforcement of copyright law in the digital landscape by introducing offences involving streaming technology in line with the development and surge of online content streaming. Pursuant to the new Section 43AA of the CA 1987, it is an offence for a person to commit or facilitate infringement of the copyright in any way by engaging in commercial dealings, such as manufacture for sale or hire, import, sell or let for hire, offer, export or advertise, distribute and offer or provide any related services, with streaming technology. Streaming technology is defined under Amendment Act 2022 to include computer programs, devices, or components which are used in part or in whole that results in an infringement of the copyright in a work.

Trademarks

The Trademarks Act 2019 (“TA 2019”) provides protection against a broad scope of trademark infringement, under which the use of an identical or similar mark in relation to similar goods or services would constitute trademark infringement, whereas the Guidelines of Trademarks 2019 provides for the registration of trademarks.

A registered trademark would permit its registered proprietor, namely, the owner of the registered trademark, to use or authorize other persons to use the trademark. It also grants registered proprietor the right to obtain relief in the case of trademark infringement and the terms of protection for a registered trademark is 10 years from its application. Pursuant to Section 56 of the TA 2019, any person who has infringed the registered trademark may face court proceedings instituted by the registered proprietor.

In order to protect our trademarks in Malaysia, Starbox Berhad has secured registration in respect of the “STARBOX” trademark under several classes, including Class 9, Class 35, and Class 36 of goods and services in Malaysia, where the trademark protection will expire on September 21, 2030. In addition, our other Malaysian subsidiaries, such as StarboxGB, StarboxSB, and StarboxPB, have applications pending registration for the respective trademarks of “GETBATS,” “SEEBATS,” and “PAYBATS” under the relevant Classes in Malaysia, where the registration applications of the three trademarks were submitted to MyIPO on December 26, 2019 and they are currently under opposition as aforementioned. See “Business—Intellectual Property.”

Patents

Patents in Malaysia are protected under the Patents Act 1983 (the “PA 1983”) and Patents Regulations 1986. An invention can be patentable if it is new, involves an inventive step, have industrial application, and is not explicitly excluded by the PA 1983. Generally, patents should be filed as soon as possible since most countries including Malaysia award patents to applicants on a first-to-file basis. Hence, it is in the interest of an inventor to make an early decision on whether to file a patent application to preempt another competitor from filing ahead of him.

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Pursuant to Section 35 of the PA 1983, once a patent is granted, the duration of validity of a patent shall be 20 years from the filing date of the application, subject to the timely payment of prescribed annual fees.

Patent rights are territorial in nature and, therefore, the rights conferred by a patent granted in Malaysia extend only to Malaysia. Pursuant to Section 36(1) of the PA 1983 and the Patent (Amendment) Act 2022, the exclusive rights of the patent owner are to exploit the patented invention, assign or transmit the patent, conclude license contracts, and utilize the patent as the subject of a security interest.

Patent infringement occurs when a person does any of the acts that are the exclusive rights of the patent owner without his consent, and this gives the patent owner the right to institute infringement proceedings against such person. Where the patent owner provides sufficient evidence demonstrating that an infringement has been committed or is being committed, the court will award damages, grant an injunction to prevent further infringement, and/or award any other legal remedy as the court deemed appropriate.

To safeguard our rights of invention, StarboxGB has filed the following patent applications and its rights to such inventions in Malaysia, the Philippines, and Indonesia, all of which are pending approval as of the date of this prospectus:

(i)	System and Method to Seamlessly Onboard Merchants and Members to an Electronic Commerce Website;
(ii)	System and Method to Compute Payable Rebates and Distribute the Payable Rebates to Distribution Entities;
(iii)	System and Method to Create a Flexible Payment Token for A Plurality of Merchants; and
(iv)	System and Method to Analyze Business Data Based on Spending Behavior Data.

Domain Names

There is no specific regulation in respect of the licensing of domain names in Malaysia. The right to use the .my domain name is administered solely by the Malaysian Network Information Centre Berhad (the sole administrator for .my web addresses) (“MYNIC”).

Once a specific domain name is registered with MYNIC, no other person can register or use the specific domain name after the date of its registration. However, a domain name registration with the MYNIC does not automatically result in the owner of the domain name obtaining a trademark for the particular domain name. To achieve this, the domain name owner must successfully register the domain name as a trademark with MyIPO.

Notwithstanding the above, we have opted to register our websites under .com domain names, details of which are as follows:

(i)	www.batsmail.com;
(ii)	www.getbats.com;
(iii)	www.seebats.com;
(iv)	www.starboxrebates.com;
(v)	www.starboxholding.com;
(vi)	www.starboxholdings.com; and
(vii)	www.paybats.com.

As of the date of this prospectus, we have registered the above-mentioned seven domain names relating to our business in Malaysia.

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MANAGEMENT

Set forth below is information concerning our directors and executive officers.

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position(s)
Lee Choon Wooi	47	Chief Executive Officer, Director, and Chairman of the Board of Directors
Khoo Kien Hoe	52	Chief Financial Officer and Director
Lai Kwong Choy	60	Independent Director
Sung Ming-Hsuan	41	Independent Director
Law Peck Woon	44	Independent Director

The following is a brief biography of each of our executive officers and directors:

Mr. Lee Choon Wooi has served as our Chief Executive Officer and chairman of the board of directors since March 2022 and our director since February 2022. Mr. Lee has extensive experience in multi-level computation systems. Since January 2020, Mr. Lee has served as the chief executive officer at Starbox Berhad, where he is responsible for the management of day-to-day operations and high-level strategizing and business planning. From November 2013 to September 2021, Mr. Lee served as an executive director at Teclutions Sdn. Bhd., a multi-level marketing and e-commerce software system development company, where he was responsible for the overall management of the company. Mr. Lee received his bachelor’s degree in Business Computing from the University of Southern Queensland in 1995.

Mr. Khoo Kien Hoe has served as our Chief Financial Officer since March 2022 and our director since February 2022. Mr. Khoo has over 25 years of experience in corporate advisory, auditing, accounting, taxation, and company secretarial matters. Since January 2020, Mr. Khoo has served as the chief financial officer at Starbox Berhad, where he is responsible for the company’s overall financial management and internal control. Mr. Khoo has also served as a non-executive director at Bluetech Consultancy Sdn. Bhd. since June 2022 and served as its managing director between April 2018 and May 2022, where he was responsible for tax compliance and accounting related matters. Mr. Khoo has served as a non-executive director at KH Advisory Sdn. Bhd. and served as its managing director between October 2015 and May 2022 (where he resigned in September 2018 and was re-appointed in December 2020), where he was responsible for tax compliance and accounting related matters. Mr. Khoo is also the founder of Bizguide Corporate Services Sdn. Bhd., a Malaysia-based company specializing in company secretarial, corporate advisory, and accounting related matters, and has served as a non-executive director since June 2022 and served as its managing director between August 2011 and May 2022, where he was responsible for the company’s secretarial matters. Since July 2014, Mr. Khoo has served as an independent non-executive director and the chairman of the audit committee at Sunzen Biotech Berhad (KLSE: SUNZEN), a public listed company in Malaysia. Since November 2021, Mr. Khoo has also served as an independent non-executive director and the chairman of the audit committee at Scanwolf Corporation Berhad (KLSE: SCNWOLF), a public listed company in Malaysia. Mr. Khoo is an ACCA Fellowship (FCCA) and a member of MIA in Malaysia (Chartered Accountant), and received his Certificate in Accounting with Business Computing in 1992 and a diploma in Commerce in 1995 from Tunku Abdul Rahman College (now known as Tunku Abdul Rahman University College).

Dato’ Dr. Lai Kwong Choy has served as our independent director since February 2022. Dr. Lai has over 29 years of management experience in the healthcare industry. Since October 2017, Dr. Lai has served as the medical officer in charge of the Emergency Department at Cengild G.I. Medical Center in Malaysia, a healthcare provider specializing in the diagnosis and treatment of gastrointestinal and liver disease. Since May 1992, Dr. Lai has served as a general practitioner and partner at Klinik Tanming Jaya, a private clinic in Malaysia he co-founded, where he is responsible for treating and managing patients. Dr Lai also co-founded a private pharmacy, Seremban Premier Pharmacy Sdn. Bhd., in September 1997 and has since served as a partner, responsible for the general management and advisory work. From September 2007 to August 2013, Dr. Lai served as a board member at the Malaysia Health Promotion Board under the Ministry of Health, Malaysia, where he was responsible for the yearly financial planning, human resource planning, and project planning of the Malaysia Health Promotion Board. He also served as the head of sub-committee of the Internal Audit of the Malaysia Health Promotion Board from September 2010 to August 2013. From June 2004 to May 2008, Dr. Lai also served as a local councilor at the Kajang Local Municipal Council, responsible for the yearly council planning (which includes approval for social and economically viable projects) and budgetary as well as human resource matters of the local council. Dr. Lai was conferred the “Darjah Indera Mahkota of Pahang” award from the Sultan of Pahang, which carries the title “Dato,” in 2009. Dr. Lai received his M.D. degree in Medicine from the National University of Malaysia in 1988, and subsequently obtained a diploma of Family Medicine in 2014 and participated in the Advanced Training in Family Medicine Program in 2016, both from the Academy of Family Physicians of Malaysia.

Ms. Sung Ming-Hsuan has served as our independent director since February 2022. Ms. Sung has extensive experience in finance and investment and has served as the president at Skyrocket Investments LLC, a California-based investment fund, since December 2011. From September 2007 to July 2016, she also served as a director at Taipro Corporation Ltd., a Taiwan-based company specializing in manufacturing LED lighting products, which are largely exported to the U.S. market. From September 2005 to August 2007, Ms. Sung served as a management consultant at Howard Hotel, the flagship of Taiwan’s largest 5-star hotel group. Ms. Sung received her bachelor’s degree in Hospitality Management from the Collins College of Hospitality Management at California State Polytechnic University, Pomona in 2004.

Ms. Law Peck Woon has served as our independent director since February 2022. Ms. Law has over 20 years of experience in legal practice. Since February 2018, Ms. Law has served as a legal consultant at HZX Global Sdn. Bhd. and Midlands Riverfront Sdn. Bhd., both real estate developers, where she is responsible for providing commercial and legal advice in connection with business operations and providing contract review and risk analysis services in relation to construction and engineering contracts, consultancy services agreements, and material and equipment supply agreements. She has also served as the Deputy Chairperson of the Malaysia Anxi Chamber of Commerce and Industry since February 2020 and acts as a liaison for commerce activities in Malaysia and China. Since April 2007, Ms. Law has served as a legal consultant for several multinational corporations in Malaysia, including Canon Marketing (M) Sdn. Bhd., Flextronics (M) Sdn. Bhd., and Quill Solar Sdn. Bhd. From June 2001 to December 2006, Ms. Law practiced law at Azman Davidson & Co., one of the top legal firms in Malaysia. Ms. Law received her bachelor of law degree from the University of Sheffield, England in 2000.

Board Diversity

The table below provides certain information regarding the diversity of our board of directors as of the date of this prospectus.

Board Diversity Matrix
Country of Principal Executive Offices:	Malaysia
Foreign Private Issuer	Yes
Disclosure Prohibited under Home Country Law	No
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	0	0
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

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Board of Directors

Our board of directors consists of five directors. Our board of directors has determined that our three independent directors, Lai Kwong Choy, Sung Ming-Hsuan, and Law Peck Woon satisfy the “independence” requirements of the Nasdaq corporate governance rules.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. Under Cayman Islands law, the fiduciary duties owed by a director include (a) a duty to act in good faith in what the director considers are in the best interests of the company, (b) a duty to exercise their powers in the company’s interests and only for the purposes for which they were given, (c) a duty to avoid improperly fettering the exercise of the director’s future discretion, (d) a duty to avoid any conflict of interest (whether actual or potential) between the director’s duty to the company and the director’s personal interests or a duty owed to a third party, and (e) a duty not to misuse the company’s property (including any confidential information and trade secrets). The common law duties owed by a director are those to exercise appropriate skill and care. The relevant threshold measure for such standard is that of a reasonable diligent person having both the general knowledge, skill, and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and the general knowledge, skill, and experience that that director has. In fulfilling their duty to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and our shareholder resolutions. We have the right to seek damages where certain duties owed by any of our directors are breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Under our articles of association, a director may be appointed by ordinary resolution or by the directors. An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. It is expected that, whether by ordinary resolution or by the directors, each director will be appointed on the terms that the director will hold office until the appointment of the director’s successor or the director’s re-appointment at the next annual general meeting, unless the director has sooner vacated office.

All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

Under our articles of association, a director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, we agree to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer agrees to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

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We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended September 30, 2022, we paid an aggregate of MYR268,800 ($62,452) as compensation to our executive officers and directors. None of our non-employee directors have any service contracts with us that provide for benefits upon termination of employment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our Malaysian subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her statutory benefits.

Insider Participation Concerning Executive Compensation

Our former sole director, Choo Keam Hui, was making all determinations regarding executive officer compensation from the inception of our Company to February 2022. Our compensation committee has been making all determinations regarding executive officer compensation since March 2022.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors serve on each of the committees. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of our three independent directors, Lai Kwong Choy, Sung Ming-Hsuan, and Law Peck Woon. Sung Ming-Hsuan is the chairperson of our audit committee. We have determined that each of our independent directors also satisfy the “independence” requirements of Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Sung Ming-Hsuan qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

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Compensation Committee. Our compensation committee consists of our three independent directors, Lai Kwong Choy, Sung Ming-Hsuan, and Law Peck Woon. Lai Kwong Choy is the chairperson of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of our three independent directors, Lai Kwong Choy, Sung Ming-Hsuan, and Law Peck Woon. Law Peck Woon is the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	identifying and recommending nominees for appointment or re-appointment to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board, periodically, with respect to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which is applicable to all of our directors, officers, and employees. Our code of business conduct and ethics is publicly available on our website.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 54,375,000 Ordinary Shares outstanding (reflecting a 1-for-11.25 reverse split of our Ordinary Shares approved by our shareholders on June 8, 2022) as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 59,425,505 Ordinary Shares outstanding immediately after the completion of this offering assuming no sales of Pre-Funded Warrants, which, if sold, would reduce the number of Ordinary Shares that we are offering on a one-for-one basis.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities, including Preferred Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number	Percent	Number	Percent

Directors and Executive Officers(1):
Lee Choon Wooi	800,000	1.5%	800,000	1.3%
Khoo Kien Hoe	800,000	1.5%	800,000	1.3%
Lai Kwong Choy	—	—	—	—
Sung Ming-Hsuan	—	—	—	—
Law Peck Woon	—	—	—	—
All directors and executive officers as a group (five individuals):	1,600,000	3.0%	1,600,000	2.6%

5% Shareholders:
ZYZ Group Holdings Limited(2)	9,400,000	17.3%	9,400,000	15.8%
ZY Sales & Distribution Sdn. Bhd.(3)	3,600,000	6.6%	3,600,000	6.1%
Liu Marketing (M) Sdn. Bhd.(4)	3,600,000	6.6%	3,600,000	6.1%
EVL Corporation Limited(5)	3,600,000	6.6%	3,600,000	6.1%
Wang Jianguo(6)	3,600,000	6.6%	3,600,000	6.1%
Nevis International B & T Sdn Bhd.(7)	3,600,000	6.6%	3,600,000	6.1%

(1)	Unless otherwise indicated, the business address of each of the individuals is VO2-03-07, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100, Kuala Lumpur, Malaysia.

(2)	Represents 9,400,000 Ordinary Shares held by ZYZ Group Holdings Limited, an Island of Nevis company 100% owned by Choo Teck Hong. The registered address of ZYZ Group Holdings Limited is Hamilton Reserve Plaza, Building #1, Suite 102, P.O. Box 590, Nevis.

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(3)	Represents 3,600,000 Ordinary Shares held by ZY Sales & Distribution Sdn. Bhd., a Malaysian company 100% owned by Zhang Yong. The registered address of ZY Sales & Distribution Sdn. Bhd. is A-07-3A Ekocheras, No. 693, Batu 5, Jalan Cheras, 56000 Kuala Lumpur, Malaysia.

(4)	Represents 3,600,000 Ordinary Shares held by Liu Marketing (M) Sdn. Bhd., a Malaysian company 100% owned by Liu Jun. The registered address of Liu Marketing (M) Sdn. Bhd. is A-07-3A Ekocheras, No. 693, Batu 5, Jalan Cheras, 56000 Kuala Lumpur, Malaysia.

(5)	Represents 3,600,000 Ordinary Shares held by EVL Corporation Limited, a Hong Kong company 100% owned by Chen Han-Chen. The registered address of EVL Corporation Limited is Unit 2912, 29/F, Metroplaza Tower 2, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong.

(6)	Wang Jianguo’s address is Flat B 29/F, the Westminster Terrace, TWTL 367, Yau Kom Yau, Tsuen Wan New Territories, Hong Kong.

(7)	Represents 3,600,000 Ordinary Shares held by Nevis International B & T Sdn Bhd., a Malaysian company 100% owned by Chen Xiaoping. The registered address of Nevis International B & T Sdn Bhd. is A-07-3A Ekocheras, No. 693, Batu 5, Jalan Cheras, 56000 Kuala Lumpur, Malaysia.

As of the date of this prospectus, approximately 12.1% of our issued and outstanding Ordinary Shares are held in the United States by one record holder (Cede and Company, as nominee for beneficial shareholders).

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management—Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to Us
Choo Keam Hui	Our former director and one of the directors of Starbox Berhad
Zenapp	An entity controlled by Choo Keam Hui prior to September 20, 2021
Bizguide Corporate Service Sdn Bhd	An entity controlled by Khoo Kien Hoe, our CFO
KH Advisory Sdn Bhd	An entity controlled by Khoo Kien Hoe, our CFO
VE Services	An entity controlled by Choo Teck Hong, one of our beneficial shareholders, a director of Starbox Berhad, and a sibling of Choo Keam Hui

a.	Due from a related party

As of September 30, 2022, due from a related party balance of $1,473 represents receivable from VE Services when the Company referred merchants to VE Services for processing the payment. We fully collected the receivable from VE Services in October 2022.

b.	Due to related parties

Due to related parties consisted of the following:

Name	September 30, 2022	September 30, 2021	September 30, 2020
Choo Keam Hui	$-	$756,478	$886,680
Bizguide Corporate Service Sdn Bhd	1,763	-	-
KH Advisory Sdn Bhd	5,598	-	-

As of September 30, 2022, the balance due to related parties included due to Bizguide Corporate Service Sdn. Bhd. of $1,763 and due to KH Advisory Sdn. Bhd. of $5,598, which represented the fee to be paid for secretarial and tax consulting and filing services received from the companies. Such advances were non-interest bearing and due on demand. The balances due as of September 30, 2022 were fully repaid on January 16, 2023.

As of September 30, 2021 and 2020, the balance due to a related party in the amount of $756,475 and $886,680, respectively, was from loan advances from Choo Keam Hui, and was used as working capital during our normal course of business. Such advances were non-interest bearing and due on demand. As of September 30, 2022, the balance due as of September 30, 2021 had been fully repaid.

c.	Office rental expenses paid by a related party

Prior to August 2021, we had not directly entered into any office lease agreements. Zenapp leased an office from the landlord and provided a small part of the office space to our Company to use for free. Based on the square footage allocation of the small office space used by our Company, the estimated office lease expense paid by Zenapp on behalf of our Company amounted to approximately $4,200 for the fiscal year ended September 30, 2020, approximately $2,100 for the six months ended March 31, 2021, and approximately $3,850 for the period from October 2020 to August 2021. The free office use was terminated by August 31, 2021.

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d.	Sub-tenancy agreements with a related party

On August 20, 2021, StarboxGB, StarboxSB, and StarboxPB each entered into a sub-tenancy agreement with Zenapp to lease an office in Kuala Lumpur, Malaysia. The sub-tenancy agreements each had a lease term from September 1, 2021 to August 31, 2023 and monthly rent of MYR10,000 (approximately $2,424). The sub-tenancy agreements may be renewed for successive two-year terms. On March 31, 2022, StarboxGB, StarboxSB, and StarboxPB terminated the sub-tenancy agreements with Zenapp, effective on April 30, 2022 and elected to enter into lease agreements directly with the same landlords for a term of one year from May 1, 2022 to April 30, 2023. There was no penalty derived from the early termination of the sub-tenancy agreements.

e.	Revenue from a related party

In May 2021, we started to provide payment solution services to merchants by referring them to VE Services. During the fiscal years ended September 30, 2022 and 2021, we referred 19 and 11 merchants, respectively, to VE Services for payment processing and earned commission fees of $9,575 and $1,494, respectively, which was reported as revenue from payment solution services in our consolidated financial statements.

f.	Advance to a related party

On September 23, 2020, StarboxGB signed a framework agreement with Zenapp, pursuant to which StarboxGB agreed to provide interest free cash advances to Zenapp up to a maximum of MYR10 million (approximately $2.4 million) to support Zenapp’s working capital needs within the next five years, if needed. The specific amount of cash advances was to be determined upon Zenapp’s request. Under this framework agreement, on October 8, 2020, February 23, 2021, and March 29, 2021, StarboxGB made cash advances in an aggregate amount of MYR1.6 million (approximately $0.4 million) to Zenapp. The cash advances were fully collected back or settled in September 2021. On September 30, 2021, StarboxGB and Zenapp entered into a supplemental agreement to terminate the framework agreement.

We do not have the intention to make additional cash advances to related parties going forward.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as our “articles of association”).

We were incorporated as an exempted company limited by shares under the Cayman Companies Act on September 13, 2021. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

As of the date of this prospectus, we are authorized to issue 883,000,000 Ordinary Shares, par value $0.001125 per share. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 59,425,505 Ordinary Shares, assuming no sales of Pre-Funded Warrants which, if sold, would reduce the number of Ordinary Shares that we are offering on a one-for-one basis.

Preferred Shares

We are authorized to issue 5,000,000 Preferred Shares, par value $0.001125 per share, and no Preferred Shares are currently issued and outstanding. The Preferred Shares have the following characteristics:

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Conversion. Each Preferred Share is convertible into one Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Preferred Share delivering a written notice to us that such holder elects to convert a specified number of Preferred Share into Ordinary Shares. In no event shall Ordinary Shares be convertible into Preferred Shares. In addition, upon any sale, transfer, assignment, or disposition of any Preferred Share by a holder thereto (“Preferred Shareholder”) to any person who is not an affiliate of such Preferred Shareholder, or upon a change of control of any Preferred Share to any person who is not an affiliate of the registered shareholder of such Preferred Share, such Preferred Share shall be automatically and immediately converted into one Ordinary Share.

Voting. Each Preferred Share entitles its holder two votes on all matters subject to vote at general meetings of our Company.

Ranking. Except for the voting rights and conversion rights, the Ordinary Shares and the Preferred Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

Dividends. Holders of Preferred Shares are entitled to their pro rata share, based on the number of Preferred Shares in issue, of any dividend paid on the Preferred Shares.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “STBX.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights and restrictions attaching to any of our shares:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

The directors, when paying, dividends to shareholders may make such payment wholly or partly in cash and/or in specie. No dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, (i) on a show of hands every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote; and (ii) on a poll every shareholder present in pension or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Ordinary Share and two votes for each Preferred Share of which he or the person represented by proxy is the holder.

Conversion Rights

Ordinary Shares are not convertible. Preferred Shares are convertible, at the option of the holder thereof, into Ordinary Shares on a one-to-one basis.

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Modification of Rights of Shares

Whenever our capital is divided into different classes of shares, subject to any rights or restrictions for the time being attached to any class of shares, the rights attaching to any class of shares may only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class, or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Subject to any rights or restrictions for the time being attached to any class of shares, the rights conferred on the holders of the shares of any class shall not be deemed to be materially adversely varied by, inter alia, the creation, allotment, or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by us. The rights of the holders of our shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares and each shareholder shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate of eight percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share. We also have a first and paramount lien on every share registered in the name of a person indebted or under liability to us (whether he is the sole registered holder of a share or one of two or more joint holders). The lien is for all amounts owing to us by the shareholder or the shareholder’s estate (whether or not presently payable). At any time the directors may declare a share to be wholly or in part exempt from the lien on shares provisions of our articles of association. Our lien on a share extends to any amount payable in respect of it, including but not limited to dividends.

We may sell, in such manner as the directors may determine, any share on which we have a lien. However, no sale will be made unless an amount in respect of which the lien exists is presently payable or until the expiration of 14 calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder of the share, or the persons entitled thereto by reason of his death or bankruptcy.

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Unclaimed Dividend

A dividend that remains unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the board of directors and, if so forfeited, shall revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or installment of a call in respect of partly paid shares on the day appointed for payment, the directors may serve a notice on the shareholder requiring payment of the unpaid call or installment, together with any interest which may have accrued. The notice must name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and must state that in the event of non-payment at or before the time appointed, the shares in respect of which the call is made will be liable to be forfeited.

If the requirements of any such notice are not complied with, the directors may, before the payment required by the notice has been made, resolve that any share in respect of which that notice has been given be forfeited.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares forfeited, but his liability shall cease if and when we receive payment in full of the unpaid amount on the shares forfeited.

A certificate in writing made by a director that a share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the particular share(s).

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and our articles of association, we may:

(a)	issue shares that are to be redeemed or are liable to be redeemed, at our option or at the option of the shareholder holding those redeemable shares, in the manner and upon the terms as may be determined, before the issue of those shares, by either the directors or by the shareholders by special resolution;

(b)	purchase our own shares (including any redeemable shares) on the terms and in the manner which have been approved by the directors or by the shareholders by ordinary resolution or are otherwise authorized by our articles of association; and

(c)	make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Companies Act, including out of capital.

Transfer of Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

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The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in our register of members in respect of the relevant Ordinary Shares.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	any fee related to the transfer has been paid to us; and

(e)	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four.

If our directors refuse to register a transfer, they are required, within three calendar months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 10 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and our register of members may not be closed, for more than 30 calendar days in any calendar year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company limited by shares, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to (unless required by applicable law or the rules of the Nasdaq Capital Market), in each calendar year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Our chairman or a majority of our directors may call general meetings and they must on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third of all votes attaching to our issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at our registered office and may consist of several documents in like form, each signed by one or more requisitionist. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 45 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 45 calendar days.

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At least seven calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day, and the hour of the meeting and the general nature of the business and shall be given in the manner mentioned in our articles of association or in such other manner if any as may be prescribed by our Company. Notwithstanding the foregoing, a general meeting will, whether or not the notice specified in our articles of association has been given and whether or not the provisions of our articles of association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by two-thirds of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

No business, except for the appointment of a chairman for the meeting, may be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall be a quorum for all purposes.

If, within half an hour from the time appointed for the general meeting, a quorum is not present, the meeting will be dissolved.

The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 calendar days or more, notice of the adjourned meeting shall be given in accordance with our articles of association.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder holding not less than 10 percent of the votes attaching to the shares present in person or by proxy, and unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of our Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

All questions submitted to a general meeting shall be decided by an ordinary resolution, except where a greater majority is required by our articles of association or by the Cayman Companies Act. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

Unless otherwise determined by our Company in general meeting, we are required to have a minimum of three directors and the exact number of directors will be determined from time to time by our board of directors.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors may be determined by the directors or by ordinary resolution.

A director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

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An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. Each director whose term of office expires will be eligible for re-election at a meeting of the shareholders or re-appointment by the board of directors.

A director may be removed by ordinary resolution notwithstanding anything in our articles of association or in any agreement between our Company and such director (but without prejudice to any claim for damages under such agreement). A vacancy on the board of directors created by the removal of a director under the previous sentence may be filled by ordinary resolution or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the board of directors. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than 10 calendar days before the meeting. Such director is entitled to attend the meeting and be heard.

The office of a director will be vacated if the director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to us;

(d)	without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of directors resolves that his office be vacated; or

(e)	is removed from office pursuant to any other provision of our articles of association.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No resolution passed by the shareholders in general meeting shall invalidate any prior act of the directors that would have been valid if that resolution had not been passed.

The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, a compensation committee, and a nomination and corporate governance committee.

The board of directors may establish any committees, local boards, or agencies for managing any of our affairs and delegate to it any of the powers, authorities, and discretions for the time being vested in the directors (with power to sub-delegate) and may appoint any natural persons to be members of a committee, local board, or agency or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, or person or body of persons, to be our attorney or attorneys or authorized signatory for such purposes and with such powers, authorities, and discretion (not exceeding those vested in or exercisable by the directors under our articles of association) and for such period and subject to such conditions as they may think fit. Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney or authorized signatory as the directors may think fit, and may also authorize any such attorney or authorized signatory to delegate all or any of the powers, authorities, and discretion vested in him.

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The directors may from time to time at their discretion exercise all our powers to raise or borrow money and to mortgage or charge our undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any of our or any third party’s debts, liabilities, or obligations.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement, or proposal in which he has an interest which is not a material interest or as described above provided that such director, if his interest (whether direct or indirect) in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board of directors at which it is practicable for him to do so, either specifically or by way of a general notice, and if such contract of arrangement is a transaction with a related party, such transaction has been approved by our audit committee.

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Capitalization of Profits

Subject to the Cayman Companies Act, the directors may:

(a)	resolve to capitalize an amount standing to the credit of reserves (including a share premium account capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalized to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, and profits which are not available for distribution may for these purposes only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where shares or debentures become distributable in fractions the directors may deal with the fractions as they think fit;

(d)	authorize a person to enter (on behalf of all the shareholders concerned) into an agreement with us providing for either: (i) the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalization, or (ii) the payment by us on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those shareholders; and

(e)	generally do all acts and things required to give effect to the resolutions.

Liquidation Rights

If we are wound up, the shareholders may, subject to any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	divide amongst the shareholders in specie or in kind the whole or any part of our assets and, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, thinks fit, but so that no shareholder will be compelled to accept any asset upon which there is a liability.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

○	distinguishes each share by its number (so long as the share has a number);

○	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

○	confirms the number and category of shares held by each member; and

○	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

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Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Grand Court of the Cayman Islands may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. Under Cayman Islands law, the fiduciary duties owed by a director include (a) a duty to act in good faith in what the director considers are in the best interests of the company, (b) a duty to exercise their powers in the company’s interests and only for the purposes for which they were given, (c) a duty to avoid improperly fettering the exercise of the director’s future discretion, (d) a duty to avoid any conflict of interest (whether actual or potential) between the director’s duty to the company and the director’s personal interests or a duty owed to a third party, and (e) a duty not to misuse the company’s property (including any confidential information and trade secrets). The common law duties owed by a director are those to exercise appropriate skill and care. The relevant threshold is that of a reasonable diligent person having both the general knowledge, skill, and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and the general knowledge, skill, and experience that that director has. In fulfilling their duty to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time, and our shareholder resolutions. We have the right to seek damages where certain duties owed by any of our directors are breached.

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Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

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Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles of association.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our articles of association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

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Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the register of mortgages or charges) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our chairman or a majority of our directors are obliged to call such meeting. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 45 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 45 calendar days. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

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Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association. Please see above.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, or (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Our articles of association contain no fixed period for the duration of our Company and no provisions for the winding up of our Company on the occurrence of any particular event. Under the Cayman Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

Anti-money Laundering, Countering the Financing of Terrorism and Counter Proliferation Financing—Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (as amended) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

We will not hold your personal data for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

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Economic Substance in the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

History of Share Issuances

The following is a summary of our share issuances since incorporation.

On September 13, 2021, we issued an aggregate of 450,000,000 Ordinary Shares to our founding shareholders for an aggregate consideration of $45,000.

On February 17, 2022, our then sole director approved the transfers of an aggregate of 45,000,000 Ordinary Shares from our founding shareholders to certain employees and pre-IPO investors, including 4,500,000 Ordinary Shares to Mr. Lee Choon Wooi and 4,500,000 Ordinary Shares to Mr. Khoo Kien Hoe.

On June 8, 2022, our shareholders approved (i) a reverse split of our outstanding Ordinary Shares at a ratio of 1-for-11.25 shares, (ii) a reverse split of our authorized and unissued Preferred Shares at a ratio of 1-for-11.25 shares, (iii) an increase in our authorized share capital from $50,000 to $999,000, and (iv) an amendment and restatement of our memorandum and articles of association, in order to reflect the foregoing alterations to our share capital. The net effect of these corporate actions is that, with effect on and from June 8, 2022, our authorized share capital was changed to $999,000, divided into 883,000,000 Ordinary Shares of par value $0.001125 each and 5,000,000 Preferred Shares of par value $0.001125 each.

On July 6, 2022, our board of directors approved the transfers of an aggregate of 6,800,000 Ordinary Shares from our founding shareholders to certain employees and pre-IPO investors, including 400,000 Ordinary Shares to Mr. Lee Choon Wooi and 400,000 Ordinary Shares to Mr. Khoo Kien Hoe.

On August 25, 2022, we closed our IPO of 5,375,000 Ordinary Shares at a public offering price of $4.00 per share, which included 375,000 Ordinary Shares issued pursuant to the partial exercise of the underwriters’ over-allotment option.

On November 3, 2022, we closed a private placement pursuant to certain subscription agreements dated October 26, 2022 with the Subscribers. We issued and sold an aggregate of 9,000,000 Ordinary Shares to the Subscribers at a price of $1.40 per share.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have outstanding Ordinary Shares held by public shareholders representing approximately 19.6% of our Ordinary Shares in issue, assuming no sales of Pre-Funded Warrants, which, if sold, would reduce the number of Ordinary Shares that we are offering on a one-for-one basis.

Lock-Up Agreements

See “Plan of Distribution—Lock-Up Agreements.”

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 59,425,505 shares immediately after this offering, assuming no sales of Pre-Funded Warrants; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 5,050,505 Ordinary Shares and/or Pre-Funded Warrants to purchase Ordinary Shares. The Ordinary Shares and Pre-Funded Warrants will be issued separately. Our Ordinary Shares and/or Pre-Funded Warrants are being offered together with Common Warrants to purchase 5,050,505 Ordinary Shares. We are also registering the Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants offered hereby.

Ordinary Shares

The material terms and provisions of our Ordinary Shares and each other class of our securities which qualifies or limits our Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Common Warrants

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price equal to $2.97 per share. The Common Warrants will be immediately exercisable and will expire on the fifth anniversary of the initial exercise date. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations, or similar events affecting our Ordinary Shares and the exercise price.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the Ordinary Shares as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Common Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of Ordinary Shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the Ordinary Shares underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Common Warrants, which generally provides for a number of Ordinary Shares equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of Ordinary Shares the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

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Fractional Shares

No fractional Ordinary Shares will be issued upon the exercise of the Common Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The Ordinary Shares issuable upon exercise of the Common Warrants are currently listed on The Nasdaq Capital Market under the symbol “STBX.”

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying Ordinary Shares, the holders of the Common Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Common Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of Ordinary Shares in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of Ordinary Shares will be deemed to have received Ordinary Shares of the successor entity in such fundamental transaction for purposes of this provision of the Common Warrants.

Pre-funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

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Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.0001 per Ordinary Share. The Pre-Funded Warrants will be exercisable immediately, and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the Ordinary Shares as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of Ordinary Shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with Beneficial Ownership Limitation of 4.99%, upon notice to use and effective 61 days after the date such notice is delivered to us may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after exercise.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants, which generally provides for a number of Ordinary Shares equal to (A)(1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on d ay that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of Ordinary Shares the Pre-Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in the this sentence.

Fractional Shares

No fractional Ordinary Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole Ordinary Shares.

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Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. The Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are currently listed on The Nasdaq Capital Market under the symbol “STBX.”

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of the underlying Ordinary Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally, including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

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MATERIAL INCOME TAX CONSIDERATION

Malaysian Enterprise Taxation

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the Income Tax Act 1967 (the “ITA”). The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital and its annual sale in relation to the particular YA. With reference to Appendix 10 (Imposition of Cukai Makmur) of the Budget 2022, a resident company with a paid-up capital not exceeding MYR2.5 million and an annual sale of not more than MYR50 million during YA 2022 is categorized as a Micro, Small, and Medium Enterprise (“MSME”) and is subject to an income tax rate of 17% on chargeable income up to MYR600,000. The remaining chargeable income above MYR600,000 is taxed at 24%. A resident company that is not categorized as an MSME will be taxed at 24% for all its chargeable income. Further, for YA 2022 only, a special one-off tax (Cukai Makmur) will be imposed on companies (other than MSMEs) generating high income during the COVID-19 pandemic period. The one-off tax consists of the following two parts: (i) the chargeable income up to the first MYR100 million is subject to a 24% tax rate; and (ii) the remaining chargeable income above MYR100 million is taxed at 33%.

With reference to Appendix 7 (Review of Income Tax Rate for Micro, Small, and Medium Enterprises) of the Budget Speech 2023, a company that has a paid-up capital of MYR2.5 million and below with an annual sale turnover not exceeding MYR50 million is categorized as an MSME. To increase the competitiveness of MSME and promote economic growth, it is proposed that the tax rate on chargeable income for the first MYR100,000 be reduced by 2% from 17% to 15% and the tax rate for the taxable income of MYR100,001 to MYR600,000 be maintained at 17% and remaining chargeable income above MYR600,000 to be maintained at 24% from YA 2023. However, the Prime Minister and Finance Minister, Datuk Seri Anwar Ibrahim, tabled the revised Budget 2023 in the Dewan Rakyat (i.e., House of Representatives) on February 24, 2023. Accordingly, the final income tax rate chargeable on the income of MSME for YA 2023 is subject to the revised Budget 2023.

Pursuant to the ITA, a non-resident company—namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the purview of Section 8 of the ITA—is subject to the following tax rates:

Types of Income	Rate (%)
Business income	24
Royalties derived from Malaysia	10
Rental of moveable properties	10
Advice, assistance, or services rendered in Malaysia	10
Interest	15*
Dividends	Exempt
Other income	10

Note: Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income may be reduced.

* Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

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Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

On November 16, 2021, the IRB announced the Special Income Remittance Program (“SIRP”) for Malaysian tax residents whose income is derived from foreign sources and received in Malaysia. The implementation of taxation on FSI is staggered into the following two timelines, depending on the timing of remittance of FSI into Malaysia: (i) during the period from January 1 to June 30, 2022 (six months) (the “SIRP Period”), FSI remitted shall be taxed at a fixed rate of 3% on the gross amount of income remitted; and (ii) on or after July 1, 2022, FSI remitted shall be taxed at the prevailing tax rate applicable to tax residents on the statutory income, namely, gross FSI less expenses attributable to the FSI. FSI remitted under the SIRP will be accepted in good faith by the IRB as the IRB will not conduct an audit or investigation on the taxpayer. In addition, the IRB will not impose any penalty on FSI remitted during the SIRP Period.

Notwithstanding the implementation of taxation on FSI, the Malaysian Ministry of Finance announced on December 30, 2021 that exemption from income tax would be available for a period of five years commencing from January 1, 2022 to December 31, 2026 on certain categories of FSI received by Malaysian tax residents, when certain qualifying conditions are met. Specifically, (i) for individuals excluding those carrying on business in Malaysia through a partnership, all categories of FSI are exempted; and (ii) for companies and limited liability partnerships, foreign-sourced dividend income is exempted.

The Malaysian Ministry of Finance will enact the above income tax exemption by issuing a Ministerial exemption order in due course. Notably, this income tax exemption will also be subject to a set of eligibility requirements that will be detailed in the guidelines to be issued by the IRB.

Profit Distribution and Withholding Tax

We are a holding company incorporated as an exempted company in the Cayman Islands and we gain substantial income by way of dividends to be paid to us from Starbox Berhad, our direct subsidiary company in Malaysia.

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries, including the United States. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

In view of the above, we believe that dividends which will be paid to us from our direct subsidiary in Malaysia will not be subject to any withholding tax.

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Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations, such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

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The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

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Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

PFIC

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

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If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

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If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

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PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the Placement Agent, has agreed to act as our exclusive Placement Agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated [  ], 2023. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with purchasers in connection with this offering and may not sell the entire amount of securities offered pursuant to this prospectus.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the Ordinary Shares, Pre-Funded Warrants and Common Warrants being offered pursuant to this prospectus not later than two business days following the commencement of this offering, or on or about [  ], 2023.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

Upon closing of this offering, we have agreed to pay the placement agent the fees set forth in the table below.

	Per Ordinary Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees	$	$	$
Proceeds to our company before expenses(1)	$	$	$

(1)	Does not include proceeds from the exercise of the warrants in cash, if any.

We have agreed to pay to the Placement Agent a cash fee equal to 6% of the aggregate purchase price paid by investors in this offering. Notwithstanding the foregoing, we and the Placement Agent, at our discretion, may agree to a Placement Agent fee of less than 6% for any individual investor. We have also agreed to reimburse the Placement Agent for its accountable offering-related legal expenses in an amount up to $100,000 and pay the Placement Agent a non-accountable expense allowance of $25,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total expenses payable by us for this offering to be approximately $1,089,794, which amount includes: (i) a placement agent’s fee of $900,000, assuming the purchase of all of the securities we are offering; (ii) a non-accountable expense allowance payable to the placement agent of $25,000; (iii) reimbursement of the accountable expenses of the placement agent of up to $100,000 related to the legal fees of the Placement Agent being paid by us (none of which has been paid in advance); and (iv) other estimated expenses of approximately $64,794, which include our legal, accounting, and printing costs and various fees associated with the registration and listing of our securities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act. and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 4 l 5(a)(4) under the Securities Act and Rule I 06-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Lock-Up Agreements

Our directors, officers, and beneficial owners of 5% or more of our outstanding Ordinary Shares have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Ordinary Shares during a period ending three months after the date of this prospectus, without first obtaining the written consent of the Placement Agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell or otherwise dispose of our securities or any securities convertible into or exercisable or exchangeable for Ordinary Shares;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our securities, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our securities.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

We have agreed with the Placement Agent to be subject to a lock-up period of four months following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, subject to certain limited exceptions, we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any capital shares of our Company; (b) file or cause to be filed any registration statement with the SEC relating to the offering of any capital shares of our Company or any securities convertible into or exercisable or exchangeable for capital shares of our Company; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital shares of our Company, whether any such transactions described in clause (a), (b), or (c) above is to be settled by delivery of capital shares of our Company or such other securities, in cash, or otherwise.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our Ordinary Shares are listed on The Nasdaq Capital Market under the trading symbol “STBX.” We do not plan to list the Pre-Funded Warrants or Common Warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

133

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the· accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Ordinary Shares offered hereby. Any such short positions could adversely affect future trading prices of the Ordinary Shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus in electronic format may be made available on a website maintained by the Placement Agent, and the Placement Agent may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information”.

134

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Placement Agent’s fees. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

U.S. Securities and Exchange Commission Registration Fee	$3,336
FINRA Filing Fee	$3,875
Legal Fees and Other Expenses	$100,000
Accounting Fees and Expenses	$25,000
Printing and Engraving Expenses	$2,500
Transfer Agent Expenses	$581
Miscellaneous Expenses	$29,502
Total Expenses	$164,794

We will bear these expenses and the Placement Agent’s fees and expenses incurred in connection with the offer and sale of the securities by us.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to Malaysian law will be passed upon for us by GLT Law. Pryor Cashman LLP, New York, New York, is acting as counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements for the fiscal years ended September 30, 2022 included in this prospectus have been so included in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of YCM CPA INC. is located at 2400 Barranca Pkwy, Suite 300, Irvine, CA 92606.

The consolidated financial statements for the fiscal years ended September 30, 2021 and 2020, included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006. Effective on September 1, 2022, Friedman LLP combined with Marcum LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

135

STARBOX GROUP HOLDINGS LTD.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the shareholders of

Starbox Group Holdings Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Starbox Group Holdings Ltd. and subsidiaries (collectively, the “Company”) as of September 30, 2022, and the related consolidated statement of operations and comprehensive income, changes in shareholder’s equity, and cash flows for the year ended September 30, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2022, and the results of its operations and its cash flows for the year ended September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ YCM CPA, Inc.

We have served as the Company’s auditor since 2022.

PCAOB ID 6781

Irvine, California

January 18, 2023

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Starbox Group Holdings Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Starbox Group Holdings Ltd. and its subsidiaries (collectively, the “Company”) as of September 30, 2021, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2021 through 2022.

New York, New York

March 22, 2022, except for Note 2, as to which the date is May 18, 2022, and Notes 7 and 12, as to which the date is June 15, 2022

F-3

STARBOX GROUP HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of September 30,
	2022	2021
ASSETS
CURRENT ASSETS
Cash	$17,778,895	$2,295,277
Accounts receivable, net	2,032,717	1,362,417
Due from related party	1,473	-
Prepaid expenses and other current assets	4,269,611	40,001
TOTAL CURRENT ASSETS	24,082,696	3,697,695

Property and equipment, net	13,380	12,176
Intangible assets, net	903,768	-
Right-of-use assets, net	42,574	305,264
TOTAL NONCURRENT ASSETS	959,722	317,440

TOTAL ASSETS	$25,042,418	$4,015,135

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Deferred revenue	$-	$800,492
Taxes payable	1,404,128	874,834
Due to related parties	7,361	756,478
Operating lease liabilities, current	15,833	72,362
Accrued expenses and other current liabilities	541,050	16,834
TOTAL CURRENT LIABILITIES	1,968,372	2,521,000

Operating lease liabilities, non-current	26,741	232,902
Total Liabilities	1,995,113	2,753,902

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred shares, $0.001125 par value, 5,000,000 shares authorized, none issued and outstanding*	-	-
Ordinary common shares, $0.001125 par value, 883,000,000 shares authorized, 45,375,000 shares and 40,000,000 shares issued and outstanding as of September 30, 2022 and 2021, respectively*	51,047	45,000
Additional paid-in capital	18,918,303	155,024
Retained earnings	4,685,007	1,082,642
Accumulated other comprehensive loss	(607,052)	(21,433)
TOTAL SHAREHOLDERS’ EQUITY	23,047,305	1,261,233

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,042,418	$4,015,135

*	Retrospectively restated for the effect of a 1-for-11.25 reverse split of the preferred and ordinary shares (see Note 7).

The accompanying notes are an integral part of these consolidated financial statements.

F-4

STARBOX GROUP HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the fiscal years ended September 30,
	2022	2021	2020

OPERATING REVENUE
Revenue from digital advertising services	$7,174,050	$3,158,520	$153,145
Revenue from cash rebate services	10,562	6,214	718
Revenue from payment solution services-related party	9,575	1,494	-
Total operating revenue	7,194,187	3,166,228	153,863

OPERATING COSTS
Cost, selling, general and administrative expenses	2,243,750	1,026,339	344,026
Total operating costs	2,243,750	1,026,339	344,026

INCOME (LOSS) FROM OPERATIONS	4,950,437	2,139,889	(190,163)

OTHER INCOME	59,377	166	-

INCOME (LOSS) BEFORE INCOME TAX PROVISION	5,009,814	2,140,055	(190,163)

PROVISION FOR INCOME TAXES	1,407,449	692,405	14,991

NET INCOME (LOSS)	3,602,365	1,447,650	(205,154)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(585,619)	(19,063)	(1,829)
COMPREHENSIVE INCOME (LOSS)	$3,016,746	$1,428,587	$(206,983)

Earnings(loss) per ordinary common share- basic and diluted	$0.09	$0.04	$(0.01)

Weighted average number of ordinary common shares- basic and diluted	40,544,863	40,000,000	40,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

STARBOX GROUP HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2022, 2021, AND 2020

	Ordinary shares		Subscription	Additional paid-in	Retained earnings (accumulated	Accumulated other comprehensive
	Shares	Amount	receivable	capital	deficit)	loss	Total
Balances as of October 1, 2019	40,000,000	$45,000	$(45,000)	$24	$(159,854)	$(2,216)	$(162,046)
Net loss for the year	-	-	-	-	(205,154)	-	(205,154)
Conversion of shareholder loan of capital	-	-	-	-	-	-	1,148,106
Foreign currency translation loss	-	-	-	-	-	(1,829)	(1,829)
Balances as of September 30, 2020	40,000,000	$45,000	$(45,000)	$24	$(365,008)	$(2,370)	$(367,354)
Capital contribution by shareholders	-	-	45,000	155,000	-	-	200,000
Net income for the year	-	-	-	-	1,447,650	-	1,447,650
Foreign currency translation loss	-	-	-	-	-	(19,063)	(19,063)
Balances as of September 30, 2021	40,000,000	$45,000	$-	$155,024	$1,082,642	$(21,433)	$1,261,233
Net income for the year	-	-	-	-	3,602,365	-	3,602,365
Issuance of common stock in the IPO (net of offering costs of $2,730,674)	5,375,000	6,047	-	18,763,279	-	-	18,769,326
Foreign currency translation adjustment	-	-	-	-	-	(585,619)	(585,619)

Balances as of September 30, 2022	45,375,000	$51,047	$-	$18,918,303	$4,685,007	$(607,052)	$23,047,305

The accompanying notes are an integral part of these consolidated financial statements.

F-6

STARBOX GROUP HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended September 30,
	2022	2021	2020

Cash flows from operating activities
Net income (loss)	$3,602,365	$1,447,650	$(205,154)
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	161,267	2,568	1,948
Amortization of right-of-use operating lease assets	56,690	7,274	-
Changes in operating assets and liabilities:
Accounts receivable	(864,099)	(1,100,053)	(277,543)
Prepaid expenses and other current assets	(4,754,970)	(39,190)	(1,387)
Deferred revenue	(778,701)	688,979	120,961
Taxes payable	661,359	870,528	17,195
Operating lease liabilities	(56,690)	(7,274)	-
Accrued expenses and other current liabilities	740,415	13,413	1,632
Net cash (used in) provided by used in operating activities	(1,232,364)	1,883,895	(342,348)

Cash flows from investing activities
Purchase of fixed assets	(6,669)	(5,203)	(8,198)
Purchase of intangible assets	(1,129,260)	-	-
Cash advances to a related party	-	(387,945)	-
Collection of cash advances from a related party	-	387,945	-
Net cash used in investing activities	(1,135,929)	(5,203)	(8,198)

Cash flows from financing activities
Capital contribution by shareholders	-	200,000	-
Proceeds from issuance of common stock in the IPO, net of offering cost	18,769,326	-	-
Proceeds from (repayment to) related party borrowings	(729,521)	(125,875)	707,064
Net cash provided by financing activities	18,039,805	74,125	707,064

Effect of exchange rate changes on cash	(187,894)	(28,792)	5,102
Net increase in cash	15,483,619	1,924,025	361,620
Cash, beginning of year	2,295,277	371,252	9,632
Cash, end of year	$17,778,895	$2,295,277	$371,252

Supplemental disclosure of cash flow information
Cash paid for income taxes	$934,910	$15,747	$-
Cash paid for interest	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$52,934	$317,170	$-

F-7

STARBOX GROUP HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Business

Starbox Group Holdings Ltd. (“Starbox Group” or the “Company”), through its wholly-owned subsidiaries, is engaged in connecting retail merchants with individual online and offline shoppers (“retail shoppers”) to facilitate transactions through cash rebate offered by retail merchants, providing digital advertising services to retail merchants, and providing payment solution services to merchants. The Company’s current principal operations and geographic markets are substantially located in Malaysia.

Organization

Starbox Group was incorporated as an exempted company limited by shares under the laws of the Cayman Islands on September 13, 2021.

Starbox Group owns 100% of the equity interests in Starbox Holdings Berhad (“Starbox Berhad”), a limited liability company formed under the laws of Malaysia on July 24, 2019.

Starbox Group and Starbox Berhad are currently not engaged in any active business operations and are merely acting as holding companies.

Starbox Berhad owns 100% of the equity interests in the following entities: (i) StarBoxTV Sdn. Bhd. (“StarboxSB”) was formed in Kuala Lumpur, Malaysia, on July 23, 2019 to provide digital advertising services to retail merchant customers; (ii) Starbox Rebates Sdn. Bhd. (“StarboxGB”) was formed in Kuala Lumpur, Malaysia, on July 24, 2019 to facilitate online and offline transactions between retail shoppers and retail merchants through cash rebate programs offered by retail merchants; and (iii) Paybats Sdn. Bhd. (“StarboxPB”) was formed in Kuala Lumpur, Malaysia, on May 21, 2019 to provide payment solution services to merchants.

Reorganization

A reorganization of the Company’s legal structure (the “Reorganization”) was completed on November 17, 2021. The Reorganization involved the incorporation of Starbox Group, and the transfer of 100% of the equity interests in Starbox Berhad and its subsidiaries from its original shareholders to Starbox Group. Consequently, Starbox Group became the ultimate holding company of all other entities mentioned above.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Completion of the Initial Public offerings (“IPO”)

On August 23, 2022, the Company’s ordinary shares commenced trading on the Nasdaq Capital Market under the symbol “STBX.” On August 25, 2022, the Company closed its IPO of 5,375,000 ordinary shares at a public offering price of $4.00 per ordinary share. The Company raised approximately $21.5 million in gross proceeds from its IPO and underwriters’ partial exercise of the over-allotment option, before deducting underwriting discounts and other related expenses. The Company received net proceeds of approximately $18.8 million after the deduction of approximately $2.7 million of offering costs.

F-8

The consolidated financial statements of the Company as of September 30, 2022 include the following entities:

Entity	Date of Formation	Place of Incorporation	% of Ownership	Major business activities
Starbox Group	September 13, 2021	Cayman Islands	Parent	Investment holding

Starbox Berhad	July 24, 2019	Malaysia	100%	Investment holding

StarboxGB	July 24, 2019	Malaysia	100%	Network marketing, facilitating online and offline transactions between retail merchants and retail shoppers through cash rebate programs offered by retail merchants

StarboxSB	July 23, 2019	Malaysia	100%	Providing digital advertising services to retail merchant customers

StarboxPB	May 21, 2019	Malaysia	100%	Providing secured payment solution services to retail merchant customers

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All inter-company balances and transactions are eliminated upon consolidation.

Uses of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include the valuation of accounts receivable, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets, realization of deferred tax assets, provision necessary for contingent liabilities, and revenue recognition. Actual results could differ from those estimates.

Risks and uncertainties

The main operations of the Company are located in Malaysia. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in political, economic, social, regulatory, and legal environments in Malaysia, as well as by the general state of the economy in Malaysia. Although the Company has not experienced losses from these situations and believes that it complies with existing laws and regulations, including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The Company’s business, financial condition, and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics, and other catastrophic incidents, which could significantly disrupt the Company’s operations.

The COVID-19 pandemic has adversely affected the Company’s business operations. Specifically, prior to April 1, 2022, significant governmental measures implemented by the Malaysian government, including various stages of lockdowns, closures, quarantines, and travel bans, led to the store closure of some of the Company’s offline merchants. As a result, although business in Malaysia had gradually resumed since April 1, 2022, the Company’s cash rebate service business was negatively affected to a certain extent, because the number of offline sales transactions between retail shoppers and retail merchants facilitated by the Company did not grow as much as the Company expected, leading to a lower amount of cash rebate service revenue than the Company expected during the fiscal years ended September 30, 2022, 2021, and 2020. However, the Company’s digital advertising service revenue was not significantly affected by the COVID-19 pandemic, because more people have opted to use various online services since the beginning of the COVID-19 pandemic. As more advertisers used the Company’s digital advertising services through its websites and mobile apps and third-party social media channels to target their audiences, the Company’s revenue from digital advertising services increased significantly from fiscal year 2021 to fiscal year 2022. However, any resurgence of the COVID-19 pandemic could negatively affect the execution of customer contracts and the collection of customer payments. The extent of any future impact of the COVID-19 pandemic on the Company’s business is still highly uncertain and cannot be predicted as of the financial statement reporting date. Any potential impact to the Company’s operating results will depend, to a large extent, on future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities to contain the spread of the COVID-19 pandemic, almost all of which are beyond the Company’s control.

F-9

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains all of its bank accounts in Malaysia. Cash deposit with financial institutions in Malaysia is subject to certain protection under the requirement of the deposit insurance system. The maximum insurance coverage limit is MYR250,000 ($60,000) per bank account. As of September 30, 2022 and 2021, the Company had a cash balance of $17,778,895 and $2,295,277, respectively, of which, $17,428,788 and $1,856,418 was not covered by such insurance, respectively.

Accounts receivable, net

Accounts receivable primarily include service fees generated from providing digital advertising services and payment solution services to retail merchant customers (see Note 3).

Accounts receivable are presented net of allowance for doubtful accounts. The Company determines the adequacy of allowance for doubtful accounts based on individual account analysis, historical collection trend, and the best estimate of specific losses on individual exposures. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of September 30, 2022 and 2021, there was no allowance for doubtful accounts recorded as the Company considers all of the outstanding accounts receivable fully collectible.

Deferred IPO costs

The Company complies with the requirement of the Accounting Standards Codification (“ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—”Expenses of Offering.” Deferred offering costs consist of underwriting, legal, consulting, and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. Payment for deferred IPO costs amounted to $736,010, nil, and nil for the fiscal years ended September 30, 2022, 2021, and 2020, respectively.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are provided using the straight-line method over their expected useful lives, as follows:

Useful life
Office equipment and furniture	3 to 5 years

Expenditures for maintenance and repair, which do not materially extend the useful lives of the assets, are charged to expenses as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income (expenses).

Intangible assets

The Company’s intangible assets primarily consist of purchased computer software and applications used in conducting the Company’s cash rebate and digital advertising business. Intangible assets also include content assets, which are licensed movies and television series acquired from third-party content providers in order to offer members unlimited viewing of such content to drive traffic on the Company’s SEEBATS website and mobile app. Intangible assets are carried at cost less accumulated amortization and any recorded impairment (see Note 5).

Intangible assets are amortized using the straight-line method with the following estimated useful lives:

Useful life
Computer software and applications	5-10 years

Content assets-licensed movies and television series	Over the license period or estimated period of use

F-10

Impairment of long-lived assets

Long-lived assets with finite lives, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated future undiscounted cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of September 30, 2022 and 2021.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, prepaid expenses and other current assets, deferred revenue, taxes payable, due to a related party, and accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of September 30, 2022 and 2021 based upon the short-term nature of the assets and liabilities.

Foreign currency translation

The functional currency for Starbox Group is the U.S Dollar (“US$”). Starbox Berhad, StarboxGB, StarboxSB, and StarboxPB use Malaysian Ringgit (“MYR”) as their functional currency. The Company’s consolidated financial statements have been translated into and reported in US$. Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	September 30, 2022	September 30, 2021	September 30, 2020
Year-end spot rate	US$1=MYR4.6359	US$1=MYR4.1869	US$1=MYR4.1576
Average rate	US$1=MYR4.3041	US$1=MYR4.1243	US$1=MYR4.2163

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in MYR to US$ is reported in other comprehensive income (loss) in the consolidated statements of operations and comprehensive income (loss).

Revenue recognition

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

F-11

The Company currently generates its revenue from the following main sources:

Revenue from digital advertising services

The Company’s advertising service revenue is derived principally from advertising contracts with retail merchant customers (the “advertisers”), which allow advertisers to place advertisements on the Company’s websites and mobile apps and third-party social media channels over a particular period of time. The advertising contracts specify the related fees and payment terms and provide evidence of the arrangements. The Company’s digital adverting services are to (i) provide advertisement design and consultation services to help advertisers precisely shape their digital advertising strategies and optimize the design, content, and layout of their advertisements and (ii) the displaying of advertisers’ advertisements of products and services on the Company’s websites and mobile apps and third-party social media channels over a particular period of time and in a variety of forms, such as logos, banners, push notification, and posts by accounts of influencers and bloggers, to help promote advertisers’ products and services and enhance their brand awareness. Advertisers may elect to engage with the Company for only advertisement display services or both advertisement design and consultation services and advertisement display services.

In connection with these digital advertising services, the Company charges retail merchant customers nonrefundable digital advertising service fees. For advertisement design and consultation services, the Company’s stand-alone selling price ranges from approximately $2,400 to approximately $38,000 for each of the service commitments, including advice on advertising strategies, customization and optimization of the desired content, length, color tone, layout, format, and presentation of the ads. Advertisers may elect to use any agreed-upon combination of services in one package, depending on their specific needs. For advertisement display through logos, banners, push notifications, and posts by accounts of influencers and bloggers, the Company charges advertisers service fees with a range from approximately $5,000 to approximately $240,000, depending on the distribution channels used and the duration of the advertisement display. The Company is acting as a principal in providing digital advertising services to customers, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified services. The Company recognizes revenue for the amount of fees it receives from its customers, after deducting discounts and net of service taxes under ASC 606.

The Company identifies advertisement design and consultation services and advertisement display services as two separate performance obligations, as each are services that are capable of being distinct and distinct in the context of advertising contracts. Each of the service commitments in advertisement design and consultation services, including advice on advertising strategies, customization and optimization of the desired content, length, color tone, layout, format, and presentation of the ads, are not distinct in the context of advertising contracts, because they are inputs to deliver the combined output of advertisements to be displayed as specified by the customer. Therefore, advertisement design and consultation services are identified as a single performance obligation. The Company allocates revenue to each performance obligation based on its stand-alone selling price, which is specified in the contracts.

The Company’s advertisement design and consultation services are normally rendered within a short period of time, ranging from a few days to a month. As all the benefits enjoyed by the customers can be substantially realized at the time when the design and consultation services are completed, the Company recognizes revenue at the point when designated services are rendered and accepted by the customers. The Company does not provide rights of return, credits or discounts, price protection, or other similar privileges to customers for such services and accordingly no variable consideration included in such services.

The majority of the Company’s advertising contracts are for the provision of advertisement display on the Company’s websites and mobile apps and social media channels for a fixed period of time (ranging from a few weeks to a few months) without a guaranteed minimum impression level. In instances where certain discounts are provided to customers for advertisement displays, such discounts are reported as deduction of revenue. Revenue from advertisement services is recognized over the period the advertisement is displayed. Advances from customers are deferred first and then recognized as revenue until the completion of the contract. There are no future obligations after the completion of the contract and no rights of refund related to the impression levels.

Revenue from cash rebate services

The Company also utilizes its websites and mobile apps to connect retail merchants and retail shoppers and facilitate retail shoppers to purchase consumer products or services from retail merchants online or offline under the cash rebate programs offered by retail merchants. The cash rebate offered by retail merchants range from 0.25% to 25% based on the sales price of the products or services, among which approximately 66% to 86% are awarded to retail shoppers, and the Company is entitled to receive and retain the remaining approximately 34% to 14% as cash rebate revenue for facilitating online and offline sales transactions. There is a single performance obligation in the contract, as the performance obligation is to facilitate the sales transactions between the retail shoppers and the retail merchants.

F-12

The Company merely acts as an agent in this type of transactions. The Company does not have control of the goods or services under the sales transactions between the retail merchants and retail shoppers, has no discretion in establishing prices, and does not have the ability to direct the use of the goods or services to obtain substantially all the benefits. The Company recognizes cash rebate revenue at the point when retail merchants and retail shoppers are connected and the sales transactions are facilitated and completed. Revenue is reported net of service taxes. For the fiscal years ended September 30, 2022, 2021, and 2020, the Company only reported cash rebate revenue of $10,562, $6,214, and $718, respectively.

Revenue from payment solution services

In May 2021, the Company started to provide payment solution services to retail merchant customers by referring them to VE Services Sdn Bhd, a Malaysian Internet payment gateway company and a related-party entity controlled by one of the shareholders of the Company (“VE Services”). The Company entered into an appointment letter with VE Services and started to refer retail merchant customers to VE Services to process payments through multiple payment methods, such as FPX, Alipay, Maybank QR Pay, Boost, Touch ‘n Go, and GrabPay. VE Services first charges retail merchants a service fee ranging from 1.50% to 2.50%, based on the processed payment amount and payment processing methods used, and the Company is entitled to receive a portion of the service fees as commissions for the referrals. The commission rate ranges from 0.15% to 0.525% based on the total service fees collected by VE Services from the retail merchants when the payment processing is completed. The Company merely acts as an agent in this type of transaction. The Company has no discretion in establishing prices and does not have the ability to direct the use of the services to obtain substantially all the benefits. Such revenue is recognized at the point when the payment is processed and the Company’s performance obligations are satisfied. There was no revenue from payment solution services for the fiscal year ended September 30, 2020. For the fiscal year ended September 30, 2022 and 2021, the Company referred a total of 19 and 11 retail merchants to VE Services for payment processing and earned $9,575 and $1,494 revenue from providing payment solution services to customers, respectively.

Disaggregation of revenue

The Company disaggregates its revenue from contracts by service types, as the Company believes it best depicts how the nature, amount, timing, and uncertainty of the revenue and cash flows are affected by economic factors. The summary of the Company’s disaggregation of revenue by service types for the fiscal years ended September 30, 2022, 2021, and 2020 is as follows:

	For the fiscal years ended September 30,
	2022	2021	2020
Revenue from advertising services:
Advertisement design and consultation services	$1,575,800	$384,061	$-
Advertisement display services	5,845,310	2,921,937	153,145
Gross revenue from advertising services	7,421,110	3,305,998	153,145
Less: discount to customers for advertisement displays	(247,060)	(147,478)	-
Sub-total of net revenue from advertising services	7,174,050	3,158,520	153,145
Revenue from cash rebate services	10,562	6,214	718
Revenue from payment solution services-related party	9,575	1,494	-

Total operating revenue	$7,194,187	$3,166,228	$153,863

Contract Assets and Liabilities

The Company did not have contract assets as of September 30, 2022 and 2021.

A contract liability is the Company’s obligation to transfer goods or services to a customer for which it has received consideration from the customers. Receipts in advance and deferred revenue relate to unsatisfied performance obligations at the end of the period primarily consist of digital advertising service fees received from customers. Due to the generally short-term duration of the contracts, the majority of the performance obligations are satisfied in the following reporting period. Contract liabilities presented as deferred revenue in the consolidated balance sheets as of September 30, 2022 and 2021 amounted to nil and $800,492, respectively. Revenue recognized for the fiscal years ended September 30, 2022, 2021, and 2020 that was included in the contract liabilities balance at the beginning of the period was $800,492, $122,668, and nil, respectively.

F-13

The Company does not disclose information about remaining performance obligations pertaining to service contracts with an original expected term of one year or less.

Operating leases

On October 1, 2020, the Company adopted Accounting Standards Updates (“ASU”) 2016-02, Leases (Topic 842), as amended (“ASC 842”), which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing, and uncertainty of cash flows arising from leasing arrangements. The Company elected to apply practical expedients permitted under the transition method that allow the Company to use the beginning of the period of adoption as the date of initial application, to not recognize lease assets and lease liabilities for leases with a term of 12 months or less, to not separate non-lease components from lease components, and to not reassess lease classification, treatment of initial direct costs, or whether an existing or expired contract contains a lease.

The Company used a modified retrospective method and did not adjust the prior comparative periods. Under the new lease standard, the Company determines if an arrangement is or contains a lease at inception. Right-of-use assets and liabilities are recognized at the lease commencement date based on the present value of remaining lease payments over the lease terms. The Company considers only payments that are fixed and determinable at the time of lease commencement.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets as of September 30, 2022 and 2021.

Operating costs

The Company’s operating costs primarily consist of (i) marketing and promotional expenses to develop members, merchants, and advertisers, (ii) website and facility maintenance expenses to upgrade, optimize, and maintain its websites and mobile apps, (iii) employee salary and benefit expenses, (iv) professional and business consulting expenses, and (v) other general office expenses for administrating the Company’s business. Operating costs are expensed as incurred. Judgment is required to determine whether to separately present cost of revenue, selling expenses, and general and administrative expenses. The Company considers materiality, the manner that operating costs can be separately identified, and what is most useful to financial statement users, and elects to present all costs and operating expenses as a single line item “cost, selling, general, and administrative expenses” as reflected in the consolidated statements of operations. Management believes that such presentation is meaningful when considering the nature of the Company’s operations and the manner in which the Company manages its business. The Company’s operating costs for the fiscal years ended September 30, 2022, 2021, and 2020, consisted of the following:

	For the fiscal years ended September 30,
	2022	2021	2020

Salary and employee benefit expenses	$429,924	$191,981	$41,988
Professional and consulting service fees	767,229	365,774	5,172
Marketing and promotional expenses	188,338	167,803	159,852
License costs	55,000	50,000	60,000
Website and facility maintenance expenses	292,579	185,757	43,936
Depreciation and amortization	106,267	2,568	1,948
Utility and office expenses	144,735	19,185	3,213
Business travel and entertainment expenses	67,836	6,003	25
Others	191,842	37,268	27,892
Total operating costs	$2,243,750	$1,026,339	$344,026

F-14

Research and development

The Company’s research and development activities primarily relate to the optimization and implementation of its websites and mobile apps (such as leveraging browser caching, improving server response time, removing render-blocking JavaScript, reducing redirects, and optimizing images), to improve their performance and drive more traffic. Research and development costs are expensed as incurred. Research and development expenses included in cost, selling, general, and administrative expenses amounted to $292,579, $147,296, and $38,925 for the fiscal years ended September 30, 2022, 2021, and 2020, respectively.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes were incurred during the fiscal years ended September 30, 2022, 2021, and 2020. The Company does not believe there was any uncertain tax provision as of September 30, 2022 and 2021.

The Company’s operating subsidiaries in Malaysia are subject to the income tax laws of Malaysia. No significant income was generated outside Malaysia for the fiscal years ended September 30, 2022, 2021, and 2020. As of September 30, 2022, all of the Company’s tax returns of its Malaysian subsidiaries remain open for statutory examination by relevant tax authorities.

Service taxes

Service tax is a consumption tax levied by Malaysian tax authorities and is charged on any taxable service income (including digital services) provided in Malaysia by a registered company in carrying on their business. The rate of service tax is 6% ad valorem for all taxable services and digital services except for the provision of charge or credit card services. A taxable entity is a company that is registered or liable to be registered for service taxes. A company is liable to be registered if the total value of its taxable services for a 12-month period exceeds or is expected to exceed the prescribed registration threshold of MYR500,000 as an advertising service provider. Service taxes amounted to $262,816, $190,972, and $2,237 for the fiscal years ended September 30, 2022, 2021, and 2020, respectively and were recorded as a deduction against the Company’s gross revenue.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of September 30, 2022 and 2021, and for the fiscal years ended September 30, 2022, 2021, and 2020, there were no dilutive shares.

Statement of cash flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon the local currencies using the average exchange rate in the period. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

F-15

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence. Transactions between related parties commonly occurring in the normal course of business are considered to be related party transactions. Transactions between related parties are also considered to be related party transactions even though they may not be given accounting recognition. While ASC does not provide accounting or measurement guidance for such transactions, it nonetheless requires their disclosure.

Defined contribution plan

The full-time employees of the Company’s subsidiaries in Malaysia are entitled to the government mandated defined contribution plan, such as social security, employee provident fund, employment insurance, and human resource development fund, as required by labor laws in Malaysia. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan.

Employee defined contribution plan expenses amounted to $45,121, $20,871, and $4,246 for the fiscal years ended September 30, 2022, 2021, and 2020, respectively.

Recent accounting pronouncements

The Company considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

Recently adopted accounting pronouncements

In December 2020, the FASB issued ASU 2020-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2020-12”). ASU 2020-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2020-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years, with early adoption permitted. The adoption of the new guidance did not have a significant impact on its consolidated financial statements.

Recent accounting pronouncements not yet adopted

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326) (“ASU 2016-13”), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and ASU 2019-05, Targeted Transition Relief. In November 2019, the FASB issued ASU 2019-10, which extends the effective date for adoption of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11 to clarify its new credit impairment guidance in ASU 326. Accordingly, for public entities that are not smaller reporting entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. As an emerging growth company, the Company plans to adopt this guidance effective October 1, 2023. The Company is currently evaluating the impact of its pending adoption of ASU 2016-13 on its consolidated financial statements.

F-16

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consisted of the following:

	September 30, 2022	September 30, 2021
Accounts receivable associated with digital advertising services	$2,032,717	$1,361,581
Accounts receivable associated with payment solution services – related party	-	836
Less: allowance for doubtful account	-	-
Accounts receivable, net	$2,032,717	$1,362,417

Accounts receivable balance as of September 30, 2021 has been fully collected. Approximately 65% of the September 30, 2022 accounts receivable balance has been collected as of the date of this report. The following table summarizes the Company’s outstanding accounts receivable and subsequent collection by aging bucket:

Accounts receivable by aging bucket	Balance as of September 30, 2022	Subsequent collection	% of subsequent collection
Less than 6 months	$2,032,717	$1,311,268	65%
From 7 to 9 months	-	-	-%
From 10 to 12 months	-	-	-%
Over 1 year	-	-	-%
Total gross accounts receivable	-	-	-%
Allowance for doubtful accounts	-	-	-
Accounts receivable, net	$2,032,717	$1,311,268	65%

Accounts receivable by aging bucket	Balance as of September 30, 2021	Subsequent collection	% of subsequent collection
Less than 6 months	$1,362,342	$1,362,342	100%
From 7 to 9 months	12	12	100%
From 10 to 12 months	-	-	-%
Over 1 year	63	63	100%
Total gross accounts receivable	1,362,417	1,362,417	100%
Allowance for doubtful accounts	-	-	-
Accounts receivable, net	$1,362,417	$1,362,417	100%

NOTE 4—PREPAYMENTS

Prepayments consisted of the following:

	September 30, 2022	September 30, 2021
Prepayments:
Speedprop Global Sdn. Bhd. (1)	$1,206,757	$-
ARX Media Sdn. Bhd. (2)	2,469,425	-
Other third-party vendors (3)	593,429
Less: allowance for doubtful account	-	-
Total prepayments	$4,269,611	$-

The Company currently operates its business through its GETBATS, SEEBATS, and PAYBATS websites and mobile applications. The satisfactory performance, reliability, and availability of the Company’s information technology systems are critical to its ability to drive more Internet traffic to its advertising websites and mobile apps and provide effective digital advertising services for brands and retailers, especially when the Company starts to expand its business from Malaysia to neighboring countries such as Indonesia, Philippine and Thailand.

(1)	On June 19, 2022, the Company entered into an agreement with third-party vendor Speedprop Global Sdn. Bhd. (“Speedprop”), pursuant to which, Speedprop will help the Company develop Augmented Reality (“AR”) travel guide app with key commercial objective to provide personalized instant rebates, voucher distribution, and ad placements for merchants. Total contract price amounted to MYR10.8 million (approximately $2.3 million). As of September 30, 2022, the Company had made prepayment of $1,206,757 (MYR5,594,400) to Speedprop based on contracted payment terms and the progress of the app development. The remaining payment will be made when Speedprop completes the debugging and technical testing and delivers the app to the Company, which is expected to be around March 2023.

F-17

(2)	In order to upgrade the Company’s existing software and operating systems to increase the data processing capability, to diversify the Company’s business operation model, and to support its future business expansion, on August 1, 2022, the Company signed a contract with a third-party technology solution company, ARX Media Sdn. Bhd. (“ARX”), to conduct software application design and development for the Company’s Virtual Reality Rebate Mall project (the “Starbox VR Rebate Mall project”). Pursuant to the contract, ARX will help the Company conduct market research, feasibility study, VR Mall Data Management system software conceptualization, visualization, system coding, testing, and debugging, to initialize and rollout the application as a progressive web portal, which can be further developed into a mobile app to allow integration to various platforms. Total contract price for this project amounted to MYR13.5 million (approximately $2.9 million). As of September 30, 2022, the Company had made prepayment of $2,469,425 (MYR11.4 million) to ARX based on contracted payment terms and the progress of the project. The remaining payment will be made when ARX completes the debugging and technical testing and delivers the application to the Company, which is expected to be around April 2023.

(3)	Prepayments to other vendors primarily include prepayment to third-party vendors and service providers for domain renewal services, promotion and advertisement system integration services, and rental deposits.

As of September 30, 2022 and as of the date of this report, there was no allowance for doubtful accounts recorded as the Company considers all of the prepayments fully realizable.

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following:

	September 30, 2022	September 30, 2021
Office equipment and furniture	$21,407	$16,847
Less: accumulated depreciation	(8,027)	(4,671)
Property and equipment, net	$13,380	$12,176

Depreciation expenses were $4,103, $2,568, and $1,948 for the fiscal years ended September 30, 2022, 2021, and 2020, respectively.

NOTE 6 — INTANGIBLE ASSETS, NET

Intangible assets, net, consisted of the following:

	September 30, 2022	September 30, 2021

Computer software and applications (1)	$939,753	$-
Content assets- licensed movies and television series (2)	108,678	-
Less: accumulated amortization	(144,663)	-
Intangible asset, net	$903,768	$-

(1)	In order to support the Company’s expansion of its digital advertising service and cash rebate service businesses, in December 2021, the Company purchased packaged computer software and applications from a third-party vendor at the aggregate cost of MYR2.12 million (equivalent to $504,222) to improve certain functions of its cash rebate and digital advertising operating systems, such as the optimization of the cash rebate calculation and settlement, a more user-friendly shopping cart and eWallet module, a better integration of the SEEBATS website and mobile app with license content provider, and a multilingual interface. In addition, from June 2022 to September 2022, the Company further purchased from the same third-party vendor the packaged computer software and applications in the aggregate amount of $501,412 (MYR2.32 million) to add embedded treasure hunt system into the Company’s digital advertising operating systems, to improve the coding, rating and comment function and optimize its SEEBATS mobile app. The Company amortizes the intangible assets over its estimated useful life of ten years.

Amortization of intangible assets – computer and applications amounted to $102,164, nil, and nil for the fiscal years ended September 30, 2022, 2021, and 2020, respectively.

(2)	The Company’s Malaysian subsidiary, StarboxSB, operates the SEEBATS website and mobile app, on which viewers may watch movies and television series through over-the-top streaming. These movies and television series are licensed from third-party content providers. The Company acquires and licenses these movie and television series content in order to offer members unlimited viewing of such content to drive traffic on the SEEBATS website and mobile app. The content licenses are for a fixed fee and specific windows of availability.

F-18

Based on factors including historical and estimated viewing patterns, the Company amortizes the content assets in “operating costs-license costs” on the unaudited condensed consolidated statements of operations on a straight-line basis over its license period or estimated period of use, beginning with the month of first availability.

On July 29, 2019 and August 5, 2019, the Company entered into a Distribution and Ad Sales Deal Agreement with third-party content providers Dooya Media Group (“DMG”) and Super Runway Inc. (“SRI”), respectively, in order to license movies and television series from them and put such licensed movies and television series on the Company’s SEEBATS website and mobile app to drive traffic. Pursuant to these agreements, each with effective terms from August 2019 to July 31, 2021, the Company was required to pay a flat fee of $10,000 and a monthly fee of $2,500 to DMG and a monthly fee of $2,500 to SRI. License costs amounted to approximately $30,000 for the six months ended March 31, 2021. The license agreements with DMG and SRI expired on July 31, 2021.

On November 1, 2021, the Company entered into a Service and Licensing Agreement with a third-party content provider, Shenzhen Yunshidian Information Technology Ltd. (“Shenzhen Yunshidian”), to license movies and television series in various genres, such as action, comedy, fantasy, historical, and romance. The agreement has a term from November 1, 2021 to October 31, 2023 and may be terminated by either party in the event of a material breach by the other party of the agreement. The Company agreed to pay a content and service fee of $120,000 and a content delivery fee based on the amount of content delivered by the content provider, ranging from $1,700 to $660,000 per year under the Service and Licensing Agreement. Pursuant to a letter dated July 15, 2021, Shenzhen Yunshidian also provided SEEBATS website and mobile app with movies and television series for a free trial run from August 1, 2021 to October 31, 2021 before the Company entered into the Service and Licensing Agreement.

The Company records cost of content that the Company acquired under a license agreement as content assets. Content assets are amortized using the straight-line method over the licensing period from November 1, 2021 to October 31, 2023. Amortization of content assets amounted to approximately $55,000 and nil for the fiscal years ended September 30, 2022 and 2021, respectively.

Total amortization of above-mentioned intangible assets amounted to $157,164, nil, and nil for the fiscal years ended September 30, 2022, 2021, and 2020, respectively.

NOTE 7 — TAXES

a.	Corporate Income Taxes (“CIT”)

Cayman Islands

Under the current tax laws of the Cayman Islands, the Company is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

Malaysia

Starbox Berhad, StarboxGB, StarboxSB, and StarboxPB are governed by the income tax laws of Malaysia. The income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations, and practices. Under the Income Tax Act of Malaysia, enterprises incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while preferential tax rates, tax holidays, and tax exemptions may be granted on a case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of MYR2,500,000 or less, and gross income of not more than MYR50 million) is 17% for the first MYR600,000 (or approximately $150,000) taxable income for the fiscal years ended September 30, 2021 and 2020, with the remaining balance being taxed at the 24% rate. For the fiscal years ended September 30, 2021 and 2020, the tax saving as the result of the favorable tax rates and tax exemption amounted to $10,183 and $(13,311), respectively, and per share effect of the favorable tax rate and tax exemption was $ $0.00 and $(0.00), respectively. For the fiscal year ended September 30, 2022, the tax rate for each of the Company’s Malaysia subsidiaries is 24% as a result the consolidated paid-in capital of the Company exceeded MYR2,500,000.

F-19

The components of the income tax provision were as follows:

	For the fiscal years ended September 30,
	2022	2021	2020
Current income tax provision
Cayman Island	$-	$-	$-
Malaysia	1,407,449	724,508	14,991
Subtotal		724,508	14,991

Deferred income tax provision
Cayman Island	-	-	-
Malaysia	-	(32,103)	-
Total income tax provision	$1,407,449	$692,405	$14,991

Reconciliation of the differences between the income tax provision computed based on Malaysia unified statutory income tax rate and the Company’s actual income tax provision for the fiscal years ended September 30, 2022, 2021, and 2020, respectively, were as follows:

	For the fiscal years ended September 30,
	2022	2021	2020
Income tax provision computed based on Malaysia unified income tax statutory rate	$1,410,066	$566,514	$(45,639)
Effect of tax exemption due to reduced income tax rate for small and medium sized companies	-	(10,183)	13,311
Permanent difference	401,286	37,329	9,353
Change in valuation allowance	(403,903)	98,745	37,966
Actual income tax provision	$1,407,449	$692,405	$14,991

Deferred tax assets

The Company’s deferred tax assets were comprised of the following:

	As of September 30,
	2022	2021

Deferred tax assets derived from net operating loss carry forwards	$35,174	$137,932
Less: valuation allowance	(35,174)	(137,932)
Deferred tax assets	$-	$-

Movement of valuation allowance:

	As of September 30,
	2022	2021

Balance at beginning of the year	$137,932	$40,949
Current period change	(102,758)	96,983
Balance at end of the year	$35,174	$137,932

The Company periodically evaluates the likelihood of the realization of deferred tax assets and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. Management considers new evidence, both positive and negative, that could affect the Company’s future realization of deferred tax assets including its recent cumulative earnings experience, expectation of future income, the carry forward periods available for tax reporting purposes and other relevant factors. The Company has four subsidiaries in Malaysia, namely Starbox Berhad, StarboxGB, StarboxSB, and StarboxPB. Other than StarboxSB, which has generated taxable income through providing advertising services to customers, Starbox Berhad, StarboxGB, and StarboxPB have reported recurring operating losses since their inception. Management concluded that the chances for these three entities that suffered recurring losses in prior periods to become profitable in the foreseeable near future and to utilize their net operating loss carry forwards were remote. Accordingly, the Company provided valuation allowance of $35,174, $137,932, and $40,949 for the deferred tax assets of these subsidiaries for the fiscal years ended September 30, 2022, 2021, and 2020, respectively. For the fiscal years ended September 30, 2022, 2021, and 2020, the change in valuation allowance amounted to $(102,758), $96,983, and $38,502, respectively.

F-20

b.	Taxes payable

Taxes payable consisted of the following

	September 30, 2022	September 30, 2021
Income tax payable	$1,188,274	$683,862
Service tax payable	215,854	190,972
Total	$1,404,128	$874,834

NOTE 8 — RELATED PARTY TRANSACTIONS

a.	Name of related parties

Name of Related Party	Relationship to the Company
Choo Keam Hui	The Company’s former director and one of the directors of Starbox Berhad
Zenapp Sdn Bhd (“Zenapp”)	An entity controlled by Choo Keam Hui prior to September 20, 2021
Bizguide Corporate Service Sdn Bhd	An entity controlled by Khoo Kien Hoe, the CFO of Starbox Group
KH Advisory Sdn Bhd	An entity controlled by Khoo Kien Hoe, the CFO of Starbox Group
VE Services	An entity controlled by Choo Teck Hong, one of the Company’s beneficial shareholders, a director of Starbox Berhad, and a sibling of Choo Keam Hui

b.	Due from a related party

Due from a related party consisted of the following:

Name	September 30, 2022	September 30, 2021
VE Services	$1,473	$-

As of September 30, 2022, the balance of due from VE Services was commission receivable for referring payment solution services to VE Services.

c.	Due to related parties

Due to related parties consisted of the following:

Name	September 30, 2022	September 30, 2021
Choo Keam Hui	$-	$756,478
Bizguide Corporate Service Sdn Bhd	1,763	-
KH Advisory Sdn Bhd	$5,598	$-

As of September 30, 2022, the balance of due to related parties was the fee to be paid for secretarial and tax consulting services received.

As of September 30, 2021, the balance due to a related party was from loan advances from Choo Keam Hui, and was used as working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand. As of September 30, 2022, all of the balance due as of September 30, 2021 had been repaid.

F-21

d.	Office rental expenses paid by a related party

Prior to August 2021, the Company had not directly entered into any office lease agreements. Zenapp leased an office from the landlord and provided a small part of the office space to the Company to use for free. Based on the square footage allocation of the small office space used by the Company, the estimated office lease expense paid by Zenapp on behalf of the Company amounted to approximately $4,200 for the fiscal year ended September 30, 2020 and approximately $3,850 for the period from October 2020 to August 2021 (see Note 12).

e.	Sub-tenancy agreements with a related party

On August 20, 2021, StarboxGB, StarboxSB, and StarboxPB each entered into a sub-tenancy agreement with Zenapp to lease an office in Kuala Lumpur, Malaysia. The sub-tenancy agreements each have a lease term from September 1, 2021 to August 31, 2023 and monthly rent of MYR10,000 (approximately $2,424). The sub-tenancy agreements may be renewed for successive two-year terms. The sub-tenancy agreements were terminated in April 2022 (see Note 12).

f.	Revenue from a related party

In May 2021, the Company started to provide payment solution services to merchants by referring them to VE Services. During the fiscal year 2022 and 2021, the Company referred 19 and 11 merchants to VE Services for payment processing and earned commission fees of $9,575 and $1,494, respectively, which were reported as revenue from payment solution services in the consolidated financial statements.

g.	Advance to a related party

On September 23, 2020, StarboxGB signed a framework agreement with Zenapp, pursuant to which StarboxGB agreed to provide interest free cash advance to Zenapp up to a maximum of MYR10 million (approximately $2.4 million) to support Zenapp’s working capital needs within the next five years, if needed. The specific amount of cash advances was to be determined upon Zenapp’s request. Under this framework agreement, on October 8, 2020, February 23, 2021, and March 29, 2021, StarboxGB made cash advances in an aggregate amount of MYR1.6 million (approximately $0.4 million) to Zenapp. The cash advances were fully collected back or settled in September 2021. On September 30, 2021, StarboxGB and Zenapp entered into a supplemental agreement to terminate the framework agreement.

The Company does not have the intention to make additional cash advance to related parties going forward.

NOTE 9 — SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was incorporated under the laws of the Cayman Islands on September 13, 2021. The original authorized share capital of the Company was $50,000 divided into 500,000,000 shares comprising of (i) 450,000,000 ordinary shares, par value $0.0001 per share, and (ii) 50,000,000 preferred shares, par value $0.0001 per share. The 50,000,000 preferred shares have not been issued. The Company issued 450,000,000 ordinary shares with par value of $0.0001 per share to its shareholders prior to the reverse split as described below.

On June 8, 2022, the Company’s shareholders approved (i) an increase in the Company’s authorized share capital from $50,000 to $999,000, divided into 888,000,000 shares comprising of 883,000,000 ordinary shares, par value $0.001125 per share, and 5,000,000 preferred shares, par value $0.001125 per share, (ii) a reverse split of the Company’s outstanding ordinary shares at a ratio of 1-for-11.25 shares, and (iii) a reverse split of the Company’s authorized and unissued preferred shares at a ratio of 1-for-11.25 shares.

As a result of such corporate actions, (i) the number of the Company’s authorized preferred shares has been reduced from the original 50,000,000 shares to 5,000,000 shares at par value of $0.001125 per share, none of which preferred shares have been issued and outstanding and (ii) the number of authorized ordinary shares has been increased from 450,000,000 shares to 883,000,000 shares, and the number of issued and outstanding ordinary shares has been reduced from the original 450,000,000 shares to 40,000,000 shares at par value of $0.001125 per share. Unless otherwise indicated, all references to preferred shares, ordinary shares, options to purchase ordinary shares, share data, per share data, and related information have been retroactively adjusted, where applicable, to reflect the above mentioned reverse split and share capital change as if it had occurred at the beginning of the earlier period presented (see Note 1).

F-22

Initial Public Offering

On August 23, 2022, the Company’s ordinary shares commenced trading on the Nasdaq Capital Market under the symbol “STBX.” On August 25, 2022, the Company closed its IPO of 5,375,000 ordinary shares at a public offering price of $4.00 per ordinary share. The Company raised approximately $21.5 million in gross proceeds from its IPO and underwriters’ partial exercise of the over-allotment option, before deducting underwriting discounts and other related expenses. The Company received net proceeds of approximately $18.8 million after the deduction of approximately $2.7 million of offering costs. In connection with the IPO, the Company’s ordinary shares commenced trading on the Nasdaq Capital Market under the symbol “STBX” on August 23, 2022.

As of September 30, 2022 and 2021, the Company had total of 45,375,000 and 40,000,000 shares ordinary shares issued and outstanding, respectively.

Underwriter Representative Warrants

In connection with the Company’s IPO, the Company also agreed to issue warrants to the underwriter, to purchase 350,000 ordinary shares of the Company (equal to 7% of the total number of Ordinary Shares sold in the IPO, including any shares issued upon exercise of the underwriters’ over-allotment option) (the “Representative Warrants”). These warrants have warrant term of five years, with an exercise price of $5.60 per share (equal to 140% of the Company’s IPO offering price of $4.00 per share). The Representative Warrants may be exercised on a cashless basis. The Representative’s Warrants are exercisable after the date of the Company completes its IPO share issuance, and will be exercisable until such warrants expire five years after the date of commencement of sales of the public offering. The Representative’s Warrants and the Ordinary Shares underlying the warrants are subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The underwriter representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the Ordinary Shares underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares during the 180-day lock-up period. Management determined that these warrants meet the requirements for equity classification under ASC 815-40 because they are indexed to its own stock. As of September 30, 2022 and as of the date of this report, these underwriter warrants were not issued and exercised.

NOTE 10 — CONCENTRATIONS AND CREDIT RISK

As of September 30, 2022 and 2021, the Company’s substantial assets were located in Malaysia and the Company’s substantial revenue was derived from its subsidiaries located in Malaysia.

For the fiscal year ended September 30, 2022, no customer accounted for more than 10% of the Company’s total revenue. For the fiscal year ended September 30, 2021, three customers accounted for 21.7%, 10.8%, and 10.8% of the Company’s total revenue, respectively. For the fiscal year ended September 30, 2020, one customer accounted for 91.6% of the Company’s total revenue.

As of September 30, 2021, two customers accounted for 52.6% and 26.3% of the Company’s total accounts receivable, respectively.

These significant customers were advertisers who used the Company’s digital adverting services during the fiscal years ended September 30, 2022, 2021, and 2020, respectively.

For the fiscal year ended September 30, 2022, 2021, and 2020, no single vendor accounted for more than 10% of the Company’s total purchases.

NOTE 11 — CONTINGENCIES

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. For the fiscal years ended September 30, 2022, 2021, and 2020, the Company did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on the Company’s consolidated financial position, results of operations, and cash flows.

NOTE 12 — LEASES

Prior to August 2021, the Company had not directly entered into any office lease agreements. The lease expenses were paid by Zenapp on behalf of the Company, with an estimated amount of $4,200 for the fiscal year ended September 30, 2020, and approximately $3,850 for the period from October 2020 to August 2021. On August 20, 2021, the Company’s main operating subsidiaries in Malaysia started to lease office spaces from Zenapp, with an aggregate area of approximately 4,800 square feet, pursuant to three sub-tenancy agreements, each with a lease term from September 1, 2021 to August 31, 2023 and monthly rent of MYR10,000 (approximately $2,424). In the end of April 2022, the Company terminated the sub-tenancy agreements with Zenapp, and entered into lease agreements directly with Berjaya Steel Works Sdn Bhd and Woon Chun Yin for a term of one year from May 1, 2022 to April 30, 2023 with the monthly rent of MYR6,288, MYR6,288, and MYR6,800, respectively (approximately $1,460, $1,460, and $1,580, respectively). There was no penalty for the early termination of the sub-tenancy agreements. The sub-tenancy agreements with Woon Chun Yin may be renewed for successive two-year terms.

F-23

Effective October 1, 2020, the Company adopted the new lease accounting standard ASC 842 using the optional transition method, which allowed the Company to continue applying the guidance under the lease standard in effect at the time in the comparative periods presented. In addition, the Company elected the package of practical expedients, which allowed it to not reassess whether any existing contracts contain a lease, to not reassess historical lease classification as operating or finance leases, and to not reassess initial direct costs. The Company has not elected the practical expedient to use hindsight to determine the lease term for its leases at transition. The Company has also elected the practical expedient allowing it to not separate the lease and non-lease components for all classes of underlying assets. Adoption of this standard resulted in the recording of operating lease right-of-use assets and corresponding operating lease liabilities of approximately $0.3 million, respectively, as of October 1, 2020 with no impact on the accumulated deficit.

Supplemental balance sheet information related to the Company’s operating leases was as follows:

	September 30, 2022	September 30, 2021
Operating lease right-of-use assets	$49,145	$312,429
Right-of-use assets - accumulated amortization	(6,571)	(7,165)
Right-of-use assets, net	$42,574	$305,264

Operating lease liabilities – current	$15,833	$72,362
Operating lease liabilities – non-current	26,741	232,902
Total operating lease liabilities	$42,574	$305,264

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of September 30, 2022 and 2021:

	September 30, 2022	September 30, 2021
Remaining lease term and discount rate:
Weighted average remaining lease term (years)	2.50 years	3.92 years
Weighted average discount rate *	5%	5.0%

*	The Company’s lease agreements do not provide a readily determinable implicit rate nor is it available to the Company from its lessors. Instead, the Company estimates its incremental borrowing rate based on the benchmark lending rate for three-year loans as published by Malaysia’s central bank in order to discount lease payments to present value.

During the fiscal years ended September 30, 2022, 2021, and 2020, the Company incurred total ASC 842 operating lease expenses of $56,690, $7,274, and $nil, respectively.

As of September 30, 2022, the maturities of operating lease liabilities were as follows:

12 months ending September 30,	Lease payment
2023	$17,601
2024	17,601
2025	10,268
Total future minimum lease payments	45,470
Less: imputed interest	2,896
Total	$42,574

F-24

NOTE 13 — SEGMENT REPORTING

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker (the “CODM”) in order to allocate resources and assess the performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the CODM, reviews operating results by the revenue of different services. Based on management’s assessment, the Company has determined that it has three operating segments as defined by ASC 280, including digital advertising services, cash rebate services, and payment solution services.

Revenue by service categories

The following tables present summary information by segment for the fiscal years ended September 30, 2022, 2021, and 2020, respectively:

	For the Fiscal Year Ended September 30, 2022
	Cash rebate services	Digital advertising services	Payment solution services	Total
Revenue	$10,562	$7,174,050	$9,575	$7,194,187
Operating costs	654,687	1,714,759	130,480	2,243,750
Income (loss) from operations	(671,052)	5,742,132	(120,642)	4,950,437
Income tax expense	609,983	797,462	4	1,407,449
Net income (loss)	(1,280,751)	5,003,684	(120,568)	3,602,365
Capital expenditure	$1,527	$398,421	$735,981	$1,135,929
Total assets	$11,862,705	$12,873,793	$305,919	$25,042,418

	For the Fiscal Year Ended September 30, 2021
	Cash rebate services	Digital advertising services	Payment solution services	Total
Revenue	$6,214	$3,158,520	$1,494	$3,166,228
Operating costs	387,537	581,813	56,989	1,026,339
Income (loss) from operations	(381,323)	2,576,707	(55,495)	2,139,889
Income tax expense	-	692,405	-	692,405
Net income (loss)	(381,157)	1,884,302	(55,495)	1,447,650
Capital expenditure	$-	$5,203	$-	$5,203
Total assets	$162,355	$3,716,568	$136,212	$4,015,135

	For the Fiscal Year Ended September 30, 2020
	Cash rebate services	Digital advertising services	Payment solution services	Total
Revenue	$718	$153,145	$-	$153,863
Operating costs	237,579	106,447	-	344,026
Income (loss) from operations	(236,861)	46,698	-	(190,163)
Income tax expense	-	14,991	-	14,991
Net income (loss)	(236,861)	31,707	-	(205,154)
Capital expenditure	$-	$8,198	$-	$8,198
Total assets	$367,883	$296,018	$-	$663,901

F-25

NOTE 14 — SUBSEQUENT EVENTS

Private Placement

On October 26, 2022, the Company entered into certain subscription agreements (the “Subscription Agreements”) with four investors (the “Subscribers”). Pursuant to the Subscription Agreements and in reliance on Rule 902 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended, the Company agreed to sell and the Subscribers agreed to purchase an aggregate of 9,000,000 ordinary shares of the Company at a price of $1.40 per share (the “Private Placement”). The Subscribers represented that they were not residents of the United States and were not “U.S. persons” as defined in Rule 902(k) of Regulation S and were not acquiring the Shares for the account or benefit of any U.S. person. On November 3, 2022, the Company closed the private placement and issued and sold an aggregate of 9,000,000 ordinary shares to the Subscribers at a price of $1.40 per share for the gross proceeds of $12.60 million; the Company received net proceeds of $11.92 million after deducting the placement agent’s fees and other related offering expenses. The management of the Company will have sole and absolute discretion concerning the use of the proceeds from the Private Placement.

Deposit for software development project

In order to upgrade the Company’s existing software and operating systems to increase the data processing capability, to diversify the Company’s business operation model and to support its future business expansion, in October 2022, the Company signed a contract with a third-party, ARX, to conduct software application design and development project. ARX is a full-stacked technology solution company specializing in design and development of application of AR, Mixed Reality, Virtual Reality (“VR”), Integrated Business Solution, and Internet of Things to help business entities stand out among the crowd. Total contract price with ARX for Rebates Mall software design and customization, AR software development, and database processing capacity improvement amounted to MYR218.75 million (approximately $47.2 million) for the next three years, including market research, feasibility study, VR Mall Data Management system software conceptualization, visualization, system coding, testing, debugging, and application and server backup supporting services. Total contract price of $47.2 million will be paid to ARX in five installments within the next two years, depending on the progress of the software application development project. Pursuant to the contract terms, from November 2022 to December 2022, the Company made a prepayment of $23.8 million (MYR105 million) as the first installment payment to ARX. The Company may, at its discretion, terminate the ARX agreement and request for a full refund of the deposit anytime if the software design and development proposal provided by ARX does not meet the expectation and the deposit of $23.8 million shall be refunded to the Company upon receipt of the Company’s written notice of termination.

The Company evaluated the subsequent event through January 18, 2023, the date of this report, and concluded that there are no additional material reportable subsequent events that need to be disclosed.

F-26

Until [●], 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STARBOX GROUP HOLDINGS LTD

Up to 5,050,505 Ordinary Shares

Up to 5,050,505 Pre-Funded Warrants

Up to 5,050,505 Ordinary Shares underlying Pre-Funded Warrants

5,050,505 Common Warrants

Up to 5,050,505 Ordinary Shares underlying Common Warrants

Prospectus

Sole Placement Agent

A.G.P.

[●], 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Placement Agent Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On September 13, 2021, we issued an aggregate of 40,000,000 Ordinary Shares (reflecting a 1-for-11.25 reverse split of our Ordinary Shares approved by our shareholders on June 8, 2022) to our founding shareholders for an aggregate consideration of $45,000.

On October 26, 2022, we issued an aggregate of 9,000,000 Ordinary Shares to four investors for an aggregate consideration of $12,600,000.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

II-1

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kuala Lumpur, Malaysia, on March 1, 2023.

Starbox Group Holdings Ltd.

By:	/s/ Lee Choon Wooi
Lee Choon Wooi
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee Choon Wooi	Chief Executive Officer, Director, and Chairman of the Board of Directors	March 1, 2023
Name: Lee Choon Wooi	(Principal Executive Officer)

/s/ Khoo Kien Hoe	Chief Financial Officer and Director	March 1, 2023
Name: Khoo Kien Hoe	(Principal Accounting and Financial Officer)

*	Director	March 1, 2023
Name: Lai Kwong Choy

*	Director	March 1, 2023
Name: Sung Ming-Hsuan

*	Director	March 1, 2023
Name: Law Peck Woon

*By:	/s/ Lee Choon Wooi
Name:	Lee Choon Wooi
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Starbox Group Holdings Ltd., has signed this registration statement or amendment thereto in New York, NY on March 1, 2023.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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EXHIBIT INDEX

Description
1.1*	Form of Placement Agent Agreement

3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

4.1	Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

4.2*	Form of Pre-Funded Warrant

4.3*	Form of Common Warrant

5.1*	Opinion of Mourant Ozannes (Cayman) LLP regarding the validity of the Ordinary Shares being registered

5.2*	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of Pre-Funded Warrants and Common Warrants

10.1	Form of Employment Agreement by and between executive officers and the Registrant (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

10.2	Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

10.3	Form of Director Offer Letter between the Registrant and its directors (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

10.4	Form of Quotation for Digital Advertising Services (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

10.5	Service and Licensing Agreement dated November 1, 2021 by and between Shenzhen Yunshidian and StarboxSB (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

10.6	Appointment Letter dated October 1, 2020 by and between VE Services Sdn Bhd and StarboxPB (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

10.7	Tenancy Agreement dated April 20, 2022 by and between BERJAYA STEEL WORKS SDN BHD and StarboxGB (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

10.8	Tenancy Agreement dated April 13, 2022 by and between Woon Chun Yin and Starbox SB (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

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10.9	Tenancy Agreement dated April 20, 2022 by and between BERJAYA STEEL WORKS SDN BHD and StarboxPB (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

10.10	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Form 6-K (File No. 001-41480) filed with the Securities and Exchange Commission on October 27, 2022)

10.11	Escrow Agreement dated October 26, 2022, by and among the Company, the Network 1 Financial Securities, Inc., and the Escrow Agent (incorporated herein by reference to Exhibit 10.2 to the Form 6-K (File No. 001-41480) filed with the Securities and Exchange Commission on October 27, 2022)

10.12	Placement Agreement dated October 26, 2022, by and between the Company and the Network 1 Financial Securities, Inc. (incorporated herein by reference to Exhibit 1.1 to the Form 6-K (File No. 001-41480) filed with the Securities and Exchange Commission on October 27, 2022)

10.13*	Form of Securities Purchase Agreement

21.1	List of subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21.1 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

23.1*	Consent of Friedman LLP

23.2*	Consent of YCM CPA INC.

23.3*	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)

23.4**	Consent of GLT Law

23.5*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)

24.1**	Powers of Attorney (included on signature page)

99.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

99.2	Consent of Frost & Sullivan (incorporated herein by reference to Exhibit 99.2 to the registration statement on Form F-1 (File No. 333-265635), as amended, initially filed with the Securities and Exchange Commission on June 15, 2022)

107*	Filing Fee Table

*	Filed herewith
**	Previously filed

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